UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.         )

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Assured Guaranty Ltd.

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ASSURED GUARANTY®

A STRONGER BOND

2021

Annual Meeting of Shareholders and Proxy Statement

March 24, 2021

DEAR SHAREHOLDERS:

It is with great pleasure that we invite you to our 2021 Annual General Meeting of shareholders on Wednesday, May 5, 2021, at 6 Bevis Marks in London. Whether or not you plan to attend the meeting, please vote your shares; your vote is important to us.

We could not be prouder of the way our people and our company responded this year to the rapid change brought about by the COVID-19 pandemic. Both our employees and our business model proved resilient, as our shareholders’ equity attributable to Assured Guaranty Ltd. per share, adjusted operating shareholder’s equity per share1 and adjusted book value per share1 all reached record levels, at $85.66, $78.49 and $114.87, respectively, despite the pandemic. In addition, in 2020 we debuted our asset management platform, Assured Investment Management, which we refer to as AssuredIM.

Some of the highlights from our year include:

•

Growth of Insured Portfolio. For 2020, we achieved gross written premiums of $454 million, while we achieved new business production in the insurance segment, a non-GAAP financial measure we refer to as PVP[1], of $390 million. While each of these was down from 2019, each was the highest reported since 2009 (when excluding our 2018 reinsurance transaction with Syncora Guaranty Inc. and a 2019 group of non-repeatable, privately executed, bilateral guarantees on a large number of sub-sovereign credits). In addition, the PVP of $390 million we achieved in 2020 was in excess of our $373 million target. In U.S. public finance, our primary insurance market, our gross written premiums were 48% higher than last year, and our PVP was 45% higher than last year.

•

Insurance—Loss Mitigation. Our primary focus on mitigating losses in the insurance portfolio continues to be on Puerto Rico. Despite the obstacles created by the COVID-19 pandemic and elections in the Commonwealth, our work during 2020 helped lead to the February 2021 revised plan support agreement with respect to general obligation and Puerto Rico Public Buildings Authority debt, to which we were able to give our conditional support. In addition, our exposure to Puerto Rico credits was reduced by $372 million when the Puerto Rico Aqueduct and Sewer Authority refinanced debt we insured.

[1]

Adjusted operating shareholder’s equity per share, adjusted book value per share, adjusted operating income and PVP are non-GAAP financial measures. An explanation of these measures, which are considered when setting executive compensation, and a reconciliation to the most comparable GAAP measures, may be found on pages 102 to 107 of our Annual Report on Form 10-K for the year ended December  31, 2020, which is available on our website at www.assuredguaranty.com. In addition, please refer to the section entitled “Forward Looking Statements” following the cover of that Annual Report on Form 10-K.

•

Asset Management. During 2020, we established our AssuredIM brand as we worked to remake the business we acquired when we purchased BlueMountain Capital Management, LLC and associated entities on October 1, 2019. We are maintaining a strong presence in the collateralized loan obligation, or CLO, market, and late in the year we successfully launched our new healthcare strategy. In addition, we are using the knowledge base and experience in AssuredIM to expand the categories and types of investments included in our own investment portfolio. For example, during 2020 we generated an 8.1% return on the full $500 million invested by our U.S. insurers in the vehicle they use to invest in funds we manage in AssuredIM, compared to a return of approximately 5.6—6.0% generated by our external managers on our externally managed U.S. dollar investment portfolio.

•	Capital Management. During 2020, we returned $515 million to our shareholders; $446 million by repurchasing 15.8 million of our shares and $69 million through dividends.

While our share price in 2020 was not unaffected by concerns related to the COVID-19 pandemic, our business model is designed with unusually severe credit events in mind, and our share price has been recovering in 2021. We have the financial strength to fulfill our commitments, and events such as the COVID-19 pandemic tend to remind investors of the value of our primary product: our financial guaranty insurance policy.

On a personal note, we offer our support and well wishes for those impacted by the pandemic, and our thanks to the many people on the front lines, whether in healthcare or in the many other fields where people are putting themselves at risk to support their communities during these difficult times.

Sincerely,

Francisco L. Borges	Dominic J. Frederico
Chairman of the Board	President and Chief Executive Officer

March 24, 2021

Assured Guaranty Ltd.

30 Woodbourne Avenue

Hamilton HM 08

Bermuda

NOTICE OF ANNUAL

GENERAL MEETING

TO THE SHAREHOLDERS OF ASSURED GUARANTY LTD.:

The Annual General Meeting of Assured Guaranty Ltd., which we refer to as AGL, will be held on Wednesday, May 5, 2021, at 1:00 p.m. London Time, at 6 Bevis Marks, London, EC3A 7BA, United Kingdom. The Annual General Meeting is being held for the following purposes:

1.	To elect our board of directors;

2.	To approve, on an advisory basis, the compensation paid to AGL’s named executive officers;

3.

To appoint PricewaterhouseCoopers LLP as AGL’s independent auditor for the fiscal year ending December 31, 2021, and to authorize the Board of Directors, acting through its Audit Committee, to set the fees for the independent auditor;

4.	To direct AGL to vote for directors of, and the appointment of the independent auditor for, its subsidiary Assured Guaranty Re Ltd.; and

5.	To transact such other business, if any, as lawfully may be brought before the meeting.

Shareholders of record are being mailed a Notice Regarding the Availability of Proxy Materials on or around March 24, 2021, which provides them with instructions on how to access the proxy materials and our 2020 annual report on the internet, and if they prefer, how to request paper copies of these materials.

At this writing, governments continue to adjust various travel and gathering restrictions in response to the COVID-19 pandemic. In the event we postpone or change the date, time or location of our Annual General Meeting as a result of COVID-19, we will post the revised meeting information on our website at www.assuredguaranty.com/annualmeeting as soon as possible after changing the date, time and place for the postponed meeting. We will also promptly issue a press release that we will make available on our website at www.assuredguaranty.com/annualmeeting and file with the Securities and Exchange Commission (which we refer to as the SEC) as definitive additional proxy material. Therefore, prior to and on the date of the Annual General Meeting, please visit our website or the SEC’s website (www.sec.gov) to determine if there has been any change to the date, time or location of our Annual General Meeting. If you wish to receive a physical copy of any such press release, please contact our Secretary at generalcounsel@agltd.com or (441) 279-5725.

Only shareholders of record, as shown by the transfer books of AGL, at the close of business on March 12, 2021, are entitled to notice of, and to vote at, the Annual General Meeting.

SHAREHOLDERS OF RECORD MAY VOTE UP UNTIL 11:59 P.M. EASTERN DAYLIGHT TIME ON MAY 4, 2021. BENEFICIAL OWNERS MUST SUBMIT THEIR VOTING INSTRUCTIONS SO THAT THEIR BROKERS WILL BE ABLE TO VOTE BY 11:59 P.M. EASTERN DAYLIGHT TIME ON MAY 2, 2021.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL GENERAL MEETING IN PERSON OR BY PROXY, AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE VOTE AS PROMPTLY AS POSSIBLE VIA THE INTERNET OR BY TELEPHONE. ALTERNATIVELY, IF YOU HAVE REQUESTED WRITTEN PROXY MATERIALS, PLEASE SIGN, DATE AND RETURN THE PROXY CARD IN THE RETURN ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. FOR FURTHER INFORMATION CONCERNING THE INDIVIDUALS NOMINATED AS DIRECTORS, THE PROPOSALS BEING VOTED UPON, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT.

By Order of the Board of Directors,

Ling Chow

Secretary

PROXY STATEMENT

Assured Guaranty Ltd.	March 24, 2021

SUMMARY

This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information that you should consider before voting. For more complete information about the following topics, please review the complete proxy statement and the Annual Report on Form 10-K of Assured Guaranty Ltd. (which we refer to as AGL, we, us or our; we use Assured Guaranty, our Company or the Company to refer to AGL together with its subsidiaries).

We intend to begin distribution of the Notice Regarding the Availability of Proxy Materials to shareholders on or about March 24, 2021.

ANNUAL GENERAL MEETING OF SHAREHOLDERS

Time and Date	1:00 p.m. London time, May 5, 2021

Place	6 Bevis Marks London, EC3A 7BA United Kingdom

Record Date	March 12, 2021

Voting	Shareholders as of the record date are entitled to vote. Each Common Share is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on. Shareholders of record may vote up until 11:59 p.m. Eastern Daylight Time on May 4, 2021. Beneficial owners must submit their voting instructions so that their broker will be able to vote by 11:59 p.m. Eastern Daylight Time on May 2, 2021. In spite of those deadlines, holders who attend the Annual General Meeting will be able to vote in person.

Agenda Item	Board Vote Recommendation	Page Reference (for More Detail)
Election of directors	For each director nominee	Page 16
Approval, on an advisory basis, of the compensation paid to AGL’s named executive officers	For	Page 77
Appointment of PricewaterhouseCoopers as AGL’s independent auditor for 2021 and authorization of the Board of Directors, acting through its Audit Committee, to set the fees for the independent auditor	For	Page 78
Direction of AGL to vote for directors of, and the appointment of the independent auditor of, AGL’s subsidiary, Assured Guaranty Re Ltd.	For each director nominee and for the independent auditor	Page 80

We will also transact any other business that may properly come before the meeting.

If we postpone or change the date, time or location of our Annual General Meeting as a result of travel or gathering restrictions related to COVID-19, we will post the revised meeting information on our website at www.assuredguaranty.com/annualmeeting as soon as possible after changing the date, time and place for the postponed meeting. We will also promptly issue a press release that we will make available on our website at www.assuredguaranty.com/annualmeeting and file with the SEC as definitive additional proxy material. Therefore, prior to and on the date of the Annual General Meeting, please visit our website or the SEC’s website (www.sec.gov) to determine if there has been any change to the date, time or location of our Annual General Meeting. If you wish to receive a physical copy of any such press release, please contact our Secretary at generalcounsel@agltd.com or (441) 279-5725.

This statement makes a number of references to our web site. The information contained on, or that may be accessed through, our web site is not incorporated by reference into, and is not a part of, this statement.

SUMMARY DIRECTOR INFORMATION

The following table provides summary information about each director nominee. Each director nominee will be elected for a one-year term by a majority of votes cast.

		DIRECTOR		COMMITTEES

NOMINEE		SINCE	PRINCIPAL OCCUPATION	A	C	ES	F	NG	RO	E

Francisco L. Borges	69	2007	Chairman, Landmark Partners, LLC			✓		«		«

G. Lawrence Buhl	74	2004	Former Regional Director for Insurance Services, Ernst & Young LLP	✓	✓

Dominic J. Frederico	68	2004	President and Chief Executive Officer, Assured Guaranty Ltd.							✓

Bonnie L. Howard	67	2012	Former Chief Auditor and Global Head of Control and Emerging Risk, Citigroup	«					✓

Thomas W. Jones	71	2015	Founder and Senior Partner of TWJ Capital, LLC	✓	«

Patrick W. Kenny	78	2004	Former President and Chief Executive Officer, International Insurance Society		✓	✓		✓		✓

Alan J. Kreczko	69	2015	Former Executive Vice President and General Counsel of The Hartford Financial Services Group, Inc.			«	✓	✓

Simon W. Leathes	73	2013	Former independent non-executive director of HSBC Bank plc				✓		«	✓

Michelle McCloskey	59	New	Former President of the Americas of Man Group and President of Man FRM

Michael T. O’Kane	75	2005	Former Senior Managing Director, Securities Division, TIAA CREF	✓			«

Yukiko Omura	65	2014	Former Executive Vice President and Chief Executive Officer of the Multilateral Investment Guarantee Agency of the World Bank Group				✓		✓

Lorin P.T. Radtke	52	New	Co-founder and Partner, M Seven 8

Courtney C. Shea	60	New	Managing Member, Columbia Capital Management
			2020 Meetings	5	5	4	4	4	4	0

A: Audit; C: Compensation; ES: Environmental and Social Responsibility; F: Finance; NG: Nominating and Governance; RO: Risk Oversight; E: Executive.

  «:  Chair; ✓: Member

CORPORATE GOVERNANCE

OVERVIEW

THE BOARD OF DIRECTORS

Our Board of Directors maintains strong corporate governance policies.

•

The Board and management have reviewed the rules of the SEC and the New York Stock Exchange (which we refer to as the NYSE) listing standards regarding corporate governance policies and processes, and we are in compliance with the rules and listing standards.

•

We have adopted Corporate Governance Guidelines covering issues such as director qualification standards (including independence), director responsibilities, Board self-evaluations, and executive sessions of the Board.

•	Our Corporate Governance Guidelines contain our Categorical Standards for Director Independence.

•	We have adopted a Global Code of Ethics for our employees and directors and charters for each Board committee.

The full text of our Corporate Governance Guidelines, our Global Code of Ethics and each Board committee charter, are available on our website at www.assuredguaranty.com/governance. In addition, you may request copies of the Corporate Governance Guidelines, the Global Code of Ethics and the committee charters by contacting our Secretary via:

Telephone	(441) 279-5725

Facsimile	(441) 279-5701

e-mail	generalcounsel@agltd.com

MEETINGS OF THE BOARD

Our Board of Directors oversees our business and monitors the performance of management. The directors keep themselves up-to-date on our Company by discussing matters with Mr. Frederico, who is our Chief Executive Officer (and whom we refer to as our CEO), other key executives and our principal external advisors, such as outside auditors, outside legal counsel, investment bankers and other consultants, by reading the reports and other materials that we send them regularly and by participating in Board and committee meetings.

The Board usually meets four times per year in regularly scheduled meetings, but will meet more often if necessary. During 2020, the Board met four times. All of our directors attended at least 75% of the aggregate number of meetings of the Board and committees of the Board of which they were a member held while they were in office during the year ended December 31, 2020.

DIRECTOR INDEPENDENCE

In February 2021, our Board determined that, other than our CEO Mr. Frederico, all of our directors are independent under the listing standards of the NYSE. These independent directors constitute substantially more than a majority of our Board. In making its determination of independence, the Board applied its Categorical Standards for Director Independence and determined that no other material relationships existed between our Company and these directors. A copy of our Categorical Standards for Director Independence is available as part of our Corporate Governance Guidelines, which are available on our website at www.assuredguaranty.com/governance. In addition, as part of the independence determination, our Board monitors the independence of Audit and Compensation Committee members under rules of the SEC and NYSE listing standards that are applicable to members of the audit committee and compensation committee.

As part of its independence determinations, the Board considered the other directorships held by the independent directors and determined that none of these directorships constituted a material relationship with our Company.

DIRECTOR EXECUTIVE SESSIONS

The independent directors meet at regularly scheduled executive sessions without the participation of management. The Chairman of the Board is the presiding director for executive sessions of independent directors.

OTHER CORPORATE GOVERNANCE HIGHLIGHTS

•	Our Board has a substantial majority of independent directors.

•	All members of the Audit, Compensation, Nominating and Governance, Finance, Environmental and Social Responsibility, and Risk Oversight Committees are independent directors.

•

Our Audit Committee recommends to the Board, which recommends to the shareholders, the annual appointment of our independent auditor. Each year our shareholders are asked to authorize the Board, acting through its Audit Committee, to determine the compensation of, and the scope of services performed by, our independent auditor. The Audit Committee also has the authority to retain outside advisors.

•	No member of our Audit Committee simultaneously serves on the audit committee of more than one other public company.

•

Our Compensation Committee has engaged a compensation consultant, Frederic W. Cook & Co., Inc., which we refer to as FW Cook, to assist it in evaluating the compensation of our CEO, based on corporate goals and objectives and, with the other independent directors, setting his compensation based on this evaluation. FW Cook has also assisted us in designing our executive compensation program. The Compensation Committee has conducted an assessment of FW Cook’s independence and has determined that FW Cook does not have any conflict of interest. Our Nominating and Governance Committee also engages FW Cook to assist it in evaluating the compensation of our independent directors.

•

We established an Executive Committee to exercise certain authority of the Board in the management of company affairs between regularly scheduled meetings of the Board when it is determined that a specified matter should not be postponed to the next scheduled meeting of the Board. Our Executive Committee did not meet in 2020.

•

We have adopted a Global Code of Ethics that sets forth basic principles to guide our day-to-day activities. The Global Code of Ethics addresses, among other things, conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of company assets, compliance with laws and regulations, including insider trading laws, and reporting illegal or unethical behavior. The full text of our Global Code of Ethics is available on our website at www.assuredguaranty.com/governance.

•

In addition to AGL’s quarterly Board meetings, our Board has an annual business review meeting to assess specific areas of our Company’s operations and to learn about general trends affecting the financial guaranty and asset management industries. We also provide our directors with the opportunity to attend continuing education programs.

•

We established an Environmental and Social Responsibility Committee in May 2019, and it began meeting in August 2019. Prior to the establishment of the Environmental and Social Responsibility Committee, our Nominating and Governance Committee was responsible for many such matters.

•

We adopted an Environmental Policy and a Statement on Climate Change in February 2019 and, in February 2020, we adopted a Human Rights Statement. In February 2021 we adopted a Diversity and Inclusion Policy. The current versions of these statements are available on our website at www.assuredguaranty.com/governance.

HOW ARE DIRECTORS NOMINATED?

In accordance with its charter, the Nominating and Governance Committee identifies potential nominees for directors from various sources. The Nominating and Governance Committee:

•	Reviews the qualifications of potential nominees to determine whether they might be good candidates for Board of Directors membership

•

Reviews the potential nominees’ judgment, experience, independence, understanding of our business or other related industries and such other factors as it determines are relevant in light of the needs of the Board of Directors and our Company

•

Selects qualified candidates and reviews its recommendations with the Board of Directors, which will decide whether to nominate the person for election to the Board of Directors at an Annual General Meeting of Shareholders (which we refer to as an Annual General Meeting). Between Annual General Meetings, the Board, upon the recommendation of the Nominating and Governance Committee, can fill vacancies on the Board by appointing a director to serve until the next Annual General Meeting.

The Nominating and Governance Committee has the authority to retain search firms to be used to identify director candidates and to approve the search firm’s fees and other retention terms. During 2020, the Nominating and Governance Committee hired a third-party search firm to help identify and review director candidates, and all three of our new nominees were recommended by our search firm. The Nominating and Governance Committee may also retain other advisors.

We believe that diversity among members of the Board is an important consideration and is critical to the Board’s ability to perform its duties and various roles. Accordingly, in recommending nominees, the Board considers a wide range of individual perspectives in addition to diversity in professional experience and training. In 2021, the Board amended our Corporate Governance Guidelines to specify that the Nominating and Governance Committee will include, and will direct any director search firm that may be retained to identify nominees for director to include, highly qualified candidates who reflect a variety of backgrounds (including in respect of gender, race or ethnicity) in the pool of potential candidates being considered.

Our Corporate Governance Guidelines address diversity of experience, requiring the Nominating and Governance Committee to review annually the skills and attributes of Board members within the context of the current make-up of the full Board. The guidelines also provide that Board members should have individual backgrounds that, when combined, provide a portfolio of experience and knowledge that will serve our governance and strategic needs. The Nominating and Governance Committee will consider Board candidates on the basis of a range of criteria, including broad-based business knowledge and contacts, prominence and sound reputation in their fields as well as having a global business perspective and commitment to good corporate citizenship. Our Corporate Governance Guidelines specify that directors should represent all shareholders and not any special interest group or constituency. The guidelines additionally specify that directors should be able and prepared to provide wise and thoughtful counsel to top management on the full range of potential issues facing us. Directors must possess the highest personal and professional integrity. Directors must have the time necessary to fully meet their duty of due care to the shareholders and be willing to commit to service over the long term.

The Nominating and Governance Committee annually reviews its own performance. In connection with such evaluation, the Nominating and Governance Committee assesses whether it effectively nominates candidates for director in accordance with the above described standards specified by the Corporate Governance Guidelines.

Our Board is currently composed of individuals from different disciplines, including lawyers, accountants and individuals who have industry, finance, executive and international experience, and is composed of both men and women of different races and ethnicities, and citizens of the United States, the United Kingdom and Japan, and our new nominees will further contribute to our Board’s diversity. See each nominee’s biography appearing later in this proxy statement for a description of the specific experience that each such individual brings to our Board.

The Nominating and Governance Committee will consider a shareholder’s recommendation for director but has no obligation to recommend such candidate for nomination by the Board of Directors. Assuming that appropriate biographical and background material is provided for candidates recommended by shareholders, the Nominating and Governance Committee will evaluate those candidates by following substantially the same process and applying substantially the same criteria as for candidates recommended by other sources. If a shareholder has a suggestion for a candidate for election, the shareholder should send it to: Secretary, Assured Guaranty Ltd., 30 Woodbourne Avenue, Hamilton HM 08, Bermuda. No person recommended by a shareholder will become a nominee for director and be included in a proxy statement unless the Nominating and Governance Committee recommends, and the Board approves, such person.

If a shareholder desires to nominate a person for election as director at an Annual General Meeting, that shareholder must comply with Article 14 of AGL’s Bye-Laws, which requires notice no later than 90 days prior to the anniversary date of the immediately preceding Annual General Meeting. This time period has passed with respect to the 2021 Annual General Meeting. With respect to the 2022 Annual General Meeting, AGL must receive such written notice on or prior to February 4, 2022. Such notice must describe the nomination in sufficient detail to be summarized on the agenda for the meeting and must set forth:

•	the shareholder’s name as it appears in AGL’s books

•	a representation that the shareholder is a record holder of AGL’s shares and intends to appear in person or by proxy at the meeting to present such proposal

•	the class and number of shares beneficially owned by the shareholder

•	the name and address of any person to be nominated

•

a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons, naming such other person or persons, pursuant to which the nomination or nominations are to be made by the shareholder

•	such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the SEC’s proxy regulations

•	the consent of each nominee to serve as a director of AGL, if so elected

COMMITTEES OF THE BOARD

The Board of Directors has established an Audit Committee, a Compensation Committee, an Environmental and Social Responsibility Committee, a Finance Committee, a Nominating and Governance Committee, a Risk Oversight Committee and an Executive Committee. All of the Board committees other than the Executive Committee are composed entirely of directors who are independent of our Company and management, as defined by the NYSE listing standards and as applied by the Board.

The Audit Committee	Chair: Bonnie L. Howard / 5 meetings during 2020

Other Audit Committee members: G. Lawrence Buhl, Thomas W. Jones, Michael T. O’Kane

The Audit Committee provides oversight of the integrity of our Company’s financial statements and financial reporting process, our compliance with legal and regulatory requirements (including cybersecurity and data privacy requirements), the system of internal controls, the audit process, the performance of our internal audit program and the performance, qualification and independence of the independent auditor. The Audit Committee is also responsible for the oversight of Company risks related to (i) financial reporting, accounting policies and reserving, (ii) legal, regulatory and compliance matters, (iii) information technology (including cybersecurity and data privacy), (iv) workouts, emerging events, and counterparties, (v) outsourcing and people, and (vi) business continuity planning.

The Audit Committee is composed entirely of directors who are independent of our Company and management, as defined by the NYSE listing standards and as applied by the Board.

The Board has determined that each member of the Audit Committee satisfies the financial literacy requirements of the NYSE and is an audit committee financial expert, as that term is defined under Item 407(d) of the SEC’s Regulation S-K. For additional information about the qualifications of the Audit Committee members, see their respective biographies set forth in “Proposal No. 1: Election of Directors.”

The Compensation Committee	Chair: Thomas W. Jones / 5 meetings during 2020

Other Compensation Committee members: G. Lawrence Buhl, Patrick W. Kenny

The Compensation Committee has responsibility for evaluating the performance of our CEO and senior management and determining executive compensation in conjunction with the independent directors. The Compensation Committee also works with the Nominating and Governance Committee and our CEO on succession planning. The Compensation Committee is also responsible for the oversight of Company risks related to people, succession planning and compensation.

The Compensation Committee is composed entirely of directors who are independent of our Company and management, as defined by the NYSE listing standards and as applied by the Board.

The Compensation Committee’s meetings included discussions with FW Cook to review executive compensation trends and comparison group compensation data and to evaluate the risk of our executive compensation program.

The Environmental and Social Responsibility Committee	Chair: Alan J. Kreczko / 4 meetings during 2020

Other Environmental and Social Responsibility Committee members: Francisco L. Borges, Patrick W. Kenny

The Environmental and Social Responsibility Committee provides oversight and review of the Company’s significant strategies, policies and practices regarding environmental and social responsibilities. The Environmental and Social Responsibility Committee focuses on four principal subject areas: (i) environmental stewardship, including risks and opportunities posed by environmental issues; (ii) corporate social responsibility, including community engagement and corporate philanthropy; (iii) aspects of human capital management, including diversity and inclusion; and (iv) related stakeholder engagement.

The Finance Committee	Chair: Michael T. O’Kane / 4 meetings during 2020

Other Finance Committee members: Alan J. Kreczko, Simon W. Leathes, Yukiko Omura

The Finance Committee of the Board of Directors oversees management’s investment of our Company’s investment portfolio, including in alternative investments, and is responsible for oversight of Company risks related to capital, liquidity, investments, financial market conditions, foreign currency, and rating agencies. The Finance Committee also oversees, and makes recommendations to the Board with respect to, our capital structure, dividends, financing arrangements, investment guidelines, potential alternative investments and any corporate development activities.

The Nominating and Governance Committee	Chair: Francisco L. Borges / 4 meetings during 2020

Other Nominating and Governance Committee members: Alan J. Kreczko, Patrick W. Kenny

The responsibilities of the Nominating and Governance Committee include identifying individuals qualified to become Board members, recommending director nominees to the Board and developing and recommending corporate governance guidelines, as well as the oversight of Company risks related to board qualification, corporate structure, governance, regulatory compliance and people. The Nominating and Governance Committee also has responsibility to review and make recommendations to the full Board regarding director compensation. In addition to general corporate governance matters, the Nominating and Governance Committee assists the Board and the Board committees in their self-evaluations. The Nominating and Governance Committee is composed entirely of directors who are independent of our Company and management, as defined by the NYSE listing standards and as applied by the Board.

The Risk Oversight Committee	Chair: Simon Leathes / 4 meetings during 2020

Other Risk Oversight Committee members: Bonnie L.Howard, Yukiko Omura

The Risk Oversight Committee oversees management’s establishment and implementation of standards, controls, limits, guidelines and policies relating to risk appetite, risk assessment and enterprise risk management. The Risk Oversight Committee focuses on the underwriting, surveillance and workout of credit risks as well as the assessment, management and oversight of other Company enterprise risks across our insurance and asset management segments and corporate division, including, but not limited to, financial, legal, operational (including information technology, cybersecurity, data privacy and vendor management) and other risks concerning our Company’s governance, reputation and ethical standards.

The Executive Committee	Chair: Francisco L. Borges / No meetings during 2020

Other Executive Committee members: Dominic J. Frederico, Patrick W. Kenny, Simon W. Leathes

The Executive Committee was established to have, and to exercise, certain of the powers and authority of the Board in the management of the business and affairs of our Company between regularly scheduled meetings of the Board when, in the opinion of a quorum of the Executive Committee, a matter should not be postponed to the next scheduled meeting of the Board. The Executive Committee’s authority to act is limited by our Company’s Bye-Laws, rules of the NYSE and applicable law and regulation and the Committee’s charter.

HOW ARE DIRECTORS COMPENSATED?

Our independent directors receive an annual retainer of $265,000 per year. We pay $145,000 of the retainer in restricted stock and $120,000 of the retainer in cash. A director also may elect to receive any or all of the cash portion of his or her annual retainer (plus the additional cash amounts described below) in restricted stock.

The restricted stock vests on the day immediately prior to the next Annual General Meeting following the grant of the stock. However, if, prior to such vesting date, either (i) a change in control (as defined in the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan, as amended) of Assured Guaranty Ltd. occurs before the director terminates service on the Board or (ii) the director terminates service on the Board as a result of such director’s death or disability, then the restricted stock will vest on the date of such change in control or the date of the director’s termination of service, whichever is applicable. Grants of restricted stock receive cash dividends and have voting rights; the cash dividends accrue during the vesting period and are paid upon vesting.

Our share ownership guidelines require that, before being permitted to dispose of any shares acquired as compensation from our Company, each independent director own Common Shares with a market value of at least $600,000, which amount is five times the maximum cash portion of the annual director retainer (exclusive of committee fees). Prior to May 2019 the minimum was the greater of that amount or 25,000 shares. Once a director has reached the share ownership guideline, for so long as he or she serves on the Board, such director may not dispose of any Common Shares if such disposition would cause the director to be below the share ownership guideline. Common Shares that had been restricted but subsequently vested in addition to purchased Common Shares count toward the share ownership guideline. All of our independent directors meet our share ownership guidelines.

In addition to the annual retainer described above:

•

The non-executive Chairman of the Board receives an annual retainer of $225,000 in recognition of the strategic role he plays and the time commitment involved. The Chairman of the Board has elected not to receive any fees for serving as a member or chair of a board committee.

•	The Chairman of each committee of the Board other than the Executive Committee receives an additional $30,000 annual retainer.

•	Members, other than the chairman of the committee, of each committee of the Board other than the Executive Committee receive an additional $15,000 annual retainer.

The Company generally will not pay a fee for attendance at Board or committee meetings, although the Chairman of the Board has the discretion to pay attendance fees of $2,000 for extraordinary or special meetings. There no extraordinary meetings of the Board in 2020. We do not pay a fee for being a member, or attending meetings, of the Executive Committee.

In 2019, our Nominating and Governance Committee engaged FW Cook to conduct a comprehensive review and assessment of our independent director compensation program. FW Cook reviews this program periodically. FW Cook evaluated our director compensation by comparing it against the compensation awarded to directors of companies in our executive compensation comparison group as constituted at the time, and which we refer to as the prior executive compensation comparison group. FW Cook also looked at a broader market segment using data from FW Cook’s report for compensation packages for public company independent directors for

2018, the most recent year for which such information was available. FW Cook found that the structure of our director compensation program was generally consistent with peer executive compensation comparison group policy and best practice design as recognized by the proxy advisory firms and investors, noting:

•	the absence of meeting fees to simplify program administration and avoid the implication that there is additional pay for meeting attendance, which is an expected part of Board service

•	the use of committee member retainers to differentiate compensation among directors based on workload

•	the vesting of annual restricted stock awards over a one-year period, which protects against the possibility of director entrenchment

•	the payment of additional retainers to the board and committee leadership to recognize the additional responsibilities and time commitment associated with these roles

•	our limited benefits (we provide a Company match of up to $15,000 per director for contributions to charitable organizations of the director’s choice)

•	a meaningful and robust stock ownership guideline

No changes were made to our independent director compensation program in 2020 or 2019, although in 2019 the director share ownership guideline was simplified pursuant to a recommendation from FW Cook, to remove the 25,000 common share floor.

FW Cook found in 2019 that the aggregate cost of our independent director compensation program approximates the 75th percentile of our prior executive compensation comparison group. FW Cook also found that, before considering the instances where our directors have chosen to receive a portion of their cash compensation in our common shares, our total per director compensation has a somewhat heavier weighting on cash compensation than that of our prior executive compensation comparison group.

DIRECTOR COMPENSATION

The following table sets forth our 2020 independent director compensation, including the compensation for the directors’ committee assignments as of such date.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation(2)	Total

Francisco L. Borges(3)	$345,000	$145,000	$17,733	$507,733

G. Lawrence Buhl	$150,000	$145,000	$16,276	$311,276

Bonnie L. Howard	$165,000	$145,000	$26,776	$336,776

Thomas W. Jones	$165,000	$145,000	$26,776	$336,776

Patrick W. Kenny(4)	$165,000	$145,000	$15,983	$325,983

Alan J. Kreczko(5)	$180,000	$145,000	$16,276	$341,276

Simon W. Leathes(6)	$301,631	$145,000	$ 8,548	$455,179

Michael T. O’Kane	$165,000	$145,000	$ 2,733	$312,733

Yukiko Omura	$150,000	$145,000	—	$295,000

(1)	Represents grant date fair value, rounded to the nearest $1,000.

(2)

Other compensation consists of matching gift donations to eligible charities paid in 2020 or paid in early 2021 for donations made in 2020 and U.K. personal tax return preparation fees paid in 2020 or paid in early 2021 for services performed in 2020.

(3)

Mr. Borges agreed to forgo an additional fee as the Chairman of the Nominating and Governance Committee due to the substantial overlap between that position and his position as the Chairman of the Board. Mr. Borges also agreed to forgo additional fees for being on the Environmental and Social Responsibility Committee and for his work on executive compensation in conjunction with the Compensation Committee. Mr. Borges elected to receive the entire cash component of his compensation as restricted stock.

(4)	Mr. Kenny elected to receive $30,000 of the cash component of his compensation as restricted stock and the remaining $135,000 in cash.

(5)	Mr. Kreczko elected to receive the entire cash component of his compensation as restricted stock.

(6)

Mr. Leathes elected to receive $55,000 of the cash component of his compensation as restricted stock and the remaining $110,000 in cash. The fees for Mr. Leathes include £100,000 (which was approximately $136,631 as of December 31, 2020) for serving as an independent director of Assured Guaranty UK Limited, our U.K. insurance subsidiary.

The following table shows information related to independent director equity awards outstanding on December 31, 2020:

Name	Unvested Restricted Stock(1)

Francisco L. Borges	17,425

G. Lawrence Buhl	5,156

Bonnie L. Howard	5,156

Thomas W. Jones	5,156

Patrick W. Kenny	6,223

Alan J. Kreczko	11,558

Simon W. Leathes	7,112

Michael T. O’Kane	5,156

Yukiko Omura	5,156

(1)	Vests one day prior to the 2021 Annual General Meeting.

WHAT IS OUR BOARD LEADERSHIP STRUCTURE?

Our current Chairman of the Board is Francisco L. Borges. The position of CEO is held by Dominic Frederico.

While our Board has no fixed policy with respect to combining or separating the offices of Chairman of the Board and CEO, those two positions have been held by separate individuals since our 2004 initial public offering. We believe this is the appropriate leadership structure for us at this time. Mr. Borges and Mr. Frederico have had an excellent working relationship, which has continued to permit Mr. Frederico to focus on running our business and Mr. Borges to focus on Board matters, including oversight of our management. Mr. Borges and Mr. Frederico collaborate on setting agendas for Board meetings to be sure that the Board discusses the topics necessary for its oversight of the management and affairs of our Company. As Chairman of the Board, Mr. Borges sets the final Board agenda and chairs Board meetings, including executive sessions at which neither our CEO nor any other member of management is present. The Chairman of the Board also chairs our Annual General Meetings.

HOW DOES THE BOARD OVERSEE RISK?

Our Board’s role in risk oversight is consistent with our leadership structure, with our CEO and other members of senior management having responsibility for assessing and managing risk exposure and the Board and its committees providing oversight in connection with these activities. Our Company’s policies and procedures relating to risk assessment and risk management are overseen by our Board. Our Board employs an enterprise-wide approach to risk management that supports our Company’s business plans at a reasonable level of risk. Risk assessment and risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for that company. Our Board annually approves our business plan, factoring risk management into account, and also approves our Company’s risk appetite statement, which articulates our Company’s tolerance for risk and describes the general types of risk that our Company accepts or attempts to avoid. The involvement of our Board in setting our business strategy is a key part of its assessment of management’s risk tolerance and also a determination of what constitutes an appropriate level of risk for us.

While our Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of our Board also have responsibility for risk assessment and risk management. As discussed under “Committees of the Board,” our Board has created a Risk Oversight Committee that oversees the standards, controls, limits, underwriting guidelines and policies that our Company establishes and implements in respect of credit underwriting and risk management. It focuses on management’s assessment and management of both (i) credit risks and (ii) other enterprise risks, including, but not limited to, market, financial, legal and operational risks (including cybersecurity and data privacy risks), and risks relating to our reputation and ethical standards. Our Risk Oversight Committee and Board pay particular attention to credit risks we assume when we issue financial guaranties or engage in strategic transactions and to risks related to our asset management segment. In addition, the Audit Committee of our Board of Directors is responsible for, among other matters, reviewing policies and processes related to the evaluation of risk assessment and risk management, including our major financial risk exposures and the steps management has taken to monitor and control such exposures. It also oversees cybersecurity and data privacy risks and reviews compliance with legal and regulatory requirements. The Finance Committee of our Board of Directors oversees the investment of our Company’s investment portfolio (including alternative investments) and our Company’s capital structure, financing arrangements, rating agency matters, and any corporate development activities in support of our Company’s financial plan. The Nominating and Governance Committee of our Board of Directors oversees risk at our

Company by developing appropriate corporate governance guidelines and identifying qualified individuals to become board members. The Environmental and Social Responsibility Committee oversees risks related to the environment, sustainability and social responsibility, while each of our other Board committees have responsibility for risk assessment of such risks to the extent within their purview.

As part of its oversight of executive compensation, our Compensation Committee reviews compensation risk. Our Compensation Committee oversaw the performance of a risk assessment of our employee compensation program to determine whether any of the risks arising from our compensation program are reasonably likely to have a material adverse effect on us. Since January 2011, our Compensation Committee has retained FW Cook to perform an annual review of each of our compensation plans and identify areas of risk and the extent of such risk. Our Compensation Committee directs that our Chief Risk Officer work with FW Cook to perform such risk assessment and to be sure that compensation risk is included in our enterprise risk management system. In conducting this assessment, from time-to-time, most recently in February 2018, FW Cook performs a comprehensive systemic, qualitative review of all of our incentive compensation programs and reviews its findings with our Chief Risk Officer for completeness and accuracy. FW Cook seeks to identify any general areas of risk or potential for unintended consequences that exist in the design of our compensation programs and to evaluate our incentive plans relative to our enterprise risks to identify potential areas of concern, if any.

FW Cook updated its compensation risk assessment most recently in February 2021 and concluded that our incentive plans, including the small changes we made for 2020 compensation, are well-aligned with sound compensation design principles and do not encourage behaviors that would create material risk for our Company. Our Chief Risk Officer reviewed their findings and agreed with their conclusion. Based on this update, our Compensation Committee continued to find that there is an appropriate balance between the risks inherent in our business and our compensation program.

COMPENSATION COMMITTEE INTERLOCKING AND INSIDER PARTICIPATION

The Compensation Committee of our Board of Directors has responsibility for determining the compensation of our executive officers. None of the members of our Compensation Committee is a current or former officer or employee of our Company. No executive officer of our Company serves on the compensation committee of any company that employs any member of our Compensation Committee.

WHAT IS OUR RELATED PERSON TRANSACTIONS APPROVAL POLICY AND WHAT PROCEDURES DO WE USE TO IMPLEMENT IT?

Through our committee charters, we have established review and approval policies for transactions involving our Company and related persons, with our Nominating and Governance Committee taking the primary approval responsibility for transactions with our executive officers and directors and our Audit Committee taking the primary approval responsibility for transactions with 5% shareholders. No member of these committees who has an interest in a transaction being reviewed is allowed to participate in any decision regarding any such transaction.

Our Nominating and Governance Committee charter requires the Nominating and Governance Committee to review and approve or disapprove all proposed transactions with executive officers and directors that, if entered into, would be required to be disclosed pursuant to Item 404 of Regulation S-K, the SEC provision which requires disclosure of any related person transaction with our Company that exceeds $120,000 per fiscal year. Our Nominating and Governance Committee must also review reports, which our General Counsel provides periodically, and not less often than annually, regarding transactions with executive officers and directors (other than compensation) that have resulted, or could result, in expenditures even if they are not required to be disclosed pursuant to Item 404 of Regulation S-K.

Our Audit Committee charter requires our Audit Committee to review and approve or disapprove all proposed transactions with any person owning more than 5% of any class of our voting securities that, if entered into, would be required to be disclosed pursuant to Item 404 of Regulation S-K. In addition, our Audit Committee charter requires our Audit Committee to review reports regarding such transactions, which our General Counsel provides to our Audit Committee periodically, and not less often than annually, regarding transactions with any persons owning more than 5% of any class of the voting securities of AGL that have resulted, or could result, in expenditures even if they are not required to be disclosed pursuant to Item 404 of Regulation S-K. Our Audit Committee charter also requires the Audit Committee to review other reports and disclosures of insider and affiliated party transactions which our General Counsel provides periodically, and not less often than annually.

Our General Counsel identifies related person transactions requiring committee review pursuant to our committee charters from transactions that are:

•	disclosed in director and officer questionnaires (which must also be completed by nominees for director) or in certifications of Global Code of Ethics compliance

•	reported directly by the related person or by another employee of our Company

•

identified by our vendor management procedures and matching gift procedures based on comparison of vendors and matching gift recipients against a list of directors, executive officers and known 5% shareholders and certain of their related persons

If we have a related person transaction that requires committee approval in accordance with the policies set forth in our committee charters, we either seek that approval before we enter into the transaction or, if that timing is not practical, we ask the appropriate committee to ratify the transaction.

WHAT RELATED PERSON TRANSACTIONS DO WE HAVE?

From time to time, institutional investors, such as large investment management firms, mutual fund management organizations and other financial organizations become beneficial owners (through aggregation of holdings of their affiliates) of 5% or more of a class of our voting securities and, as a result, are considered “related persons” under the SEC’s rules. These organizations may provide services to us. In 2020, the following transactions occurred with investors who reported beneficial ownership of 5% or more of our voting securities.

As indicated in “Which Shareholders Own More Than 5% of Our Common Shares,” Wellington Management Group LLP, which we refer to as Wellington Management, and BlackRock, Inc., which we refer to as BlackRock, own approximately 10.13% and 8.93% of our Common Shares outstanding, respectively, as of March 12, 2021 (the record date for our Annual General Meeting), based on the amount of Common Shares they reported in their Schedule 13G filings as of the date set forth in such filing, and on the amount of our Common Shares outstanding as of the record date. We appointed both Wellington Management and BlackRock as investment managers to manage certain of our investment accounts prior to their reaching such ownership thresholds. As of December 31, 2020, Wellington Management managed approximately $3 billion of our investment assets, which is approximately 32% of our total fixed maturity and short-term investment portfolio. In connection with the consolidation of our unaffiliated investment managers in the third quarter of 2020, we terminated the investment management agreement with BlackRock, but continued our investment reporting agreement with them. In 2020, we incurred expenses of approximately $1.7 million related to our investment management agreement with Wellington Management and $1.7 million with respect to our investment management and investment reporting agreements with BlackRock.

From time to time, certain officers, directors, employees, their family members and related charitable foundations, some of whom may be “related persons” under the SEC’s rules, may make investments in various private funds, vehicles or accounts managed by our Company. These investments are available to those of our Company’s employees whom we have determined to have a status that reasonably permits us to offer them these types of investments in compliance with applicable laws. Generally, these investments are not subject to the management fees and performance allocations or incentive fees charged to other investors.

DELINQUENT SECTION 16(A) REPORTS

Our executive officers and directors are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. We believe that all of our executive officers and directors complied with all filing requirements imposed by Section 16(a) of the Exchange Act on a timely basis during fiscal year 2020.

HUMAN CAPITAL MANAGEMENT

We recognize that our workforce, as a key driver of our long-term performance, is among our most valued assets. During this critical period in our Company’s history, as we seek to accomplish a multi-year transformation into a diversified financial services company with a dual focus on financial guaranty insurance and asset management, the contributions of our people are essential to our success.

As a result, our key human capital management objectives are to attract and retain a diverse group of the highest quality employees, including talented and experienced business leaders who drive our corporate strategies and build long-term shareholder value. To support these objectives, our human resources programs are designed to reward and support employees with competitive compensation and benefit packages in each of our locations around the globe, and with professional development opportunities to cultivate talented employees and prepare them for critical roles and future leadership positions.

COMPENSATION AND BENEFITS

Our compensation program is designed to attract, retain and motivate talented individuals and to recognize and reward outstanding achievement. The components of our program consist of base salary and may include incentive compensation in the form of an annual cash incentive and deferred compensation in the form of cash and/or equity (including, in the case of certain of our asset management professionals, an entitlement to a portion of carried interest allocated to the general partners of certain of the funds we manage). We believe that a compensation program with both short-term and long-term awards provides fair and competitive compensation and aligns the interests of employees and investors. We also offer to all employees benefits such as life and health (medical, dental and vision) insurance, retirement savings plans, an employee stock purchase plan, paid time off, paid family leave, reimbursement of adoption expenses and of health club fees, and corporate matches of an employee’s charitable contributions.

EMPLOYEE DEVELOPMENT OPPORTUNITIES

We invest in the professional development of our workforce. To support the advancement of our employees at our Company, we endeavor to strengthen their qualifications by providing equitable access to training, including in leadership, management and effective communication skills, and mentoring opportunities. Tuition reimbursement assistance is available to staff in all jurisdictions. We also provide opportunities for qualified employees to work abroad in another of our offices.

DIVERSITY AND INCLUSION

Diversity has long been an important consideration for us, and the composition of our Board reflects our long-standing commitment. Our Board has been racially and ethnically diverse for well over a decade, and we have had at least one woman serving on our Board for over eight years, in each case long before the most recent focus by investors.

Our Company is committed to building and sustaining at all levels of the organization a diverse workforce that is representative of our communities, in a manner consistent with our business needs, scale and resources, and creating an inclusive culture and workplace that embraces the differences within our staff and effectively utilizes the many and varied talents of our employees. Our Board of Directors recognizes the importance of diversity and inclusion issues to our stakeholders and, in May 2019, established a dedicated Environmental and Social Responsibility Committee to assist the Board in providing oversight of our policies and practices regarding diversity and inclusion issues that affect our Company’s business, stakeholders and long-term strategy.

During 2020, we worked to promote diversity and foster inclusion within our Company through several new initiatives:

•

DIVERSITY AND INCLUSION POLICY. We adopted and published a Diversity and Inclusion Policy which articulates our commitment to building and sustaining a diverse workforce at all levels of our Company and creating an inclusive culture. You may find our Diversity and Inclusion Policy on our website at www.assuredguaranty.com/governance.

•

DIVERSITY AND INCLUSION COMMITTEE. We formed an employee-led Diversity and Inclusion Committee, composed of dedicated employees with different backgrounds, points of view, levels of seniority and tenure with us, to provide input into our policies and strategies for achieving a diverse workforce and an inclusive culture.

•

BIAS AWARENESS TRAINING. As an equal opportunity employer, we have policies that prohibit unlawful discrimination, harassment and other forms of explicit bias. To address implicit bias, we engaged an outside consultant in 2020 to create and present workshops on identifying unconscious bias and the role each of us can play to promote diversity, equity, and inclusion. The workshops, which are targeted at all employees, are now underway.

ENVIRONMENTAL AND SOCIAL RESPONSIBILITY

Our commitment to environmental and social responsibility starts at the top of our organization. Our Board of Directors recognizes the importance of environmental and social issues to its stakeholders and, in May 2019, established a dedicated Environmental and Social Responsibility Committee to assist the Board in providing oversight of our Company’s policies and practices regarding environmental and social responsibility issues that affect our Company’s business, stakeholders and long-term strategy. These issues had been within the purview of the Nominating and Governance Committee prior to the formation of the Environmental and Social Responsibility Committee. Governance matters remain the responsibility of the Nominating and Governance Committee.

UNDERWRITING AND INVESTMENT

Under the governance of the Environmental and Social Responsibility Committee and the guidance of senior management, the Company formalized the consideration of climate-related risk and material environmental, social and governance factors, which we refer to as ESG factors, in our insured and investment portfolios. In our insured portfolio, credit underwriting submissions must include a section describing the physical and transition risks associated with climate change in the transaction. In our investment portfolio, our external managers use ESG information, along with a variety of other economic factors, including risk and valuation metrics, when making and monitoring investments on our behalf.

ENVIRONMENTAL AND SOCIAL POLICIES

We have adopted an Environmental Policy, a Statement on Climate Change, and a Human Rights Statement that evidence our good corporate citizenship and express our commitments to conduct business in a sustainable and responsible manner in respect of people and the planet. These policies may be found on our website at www.assuredguaranty.com/governance.

GREENHOUSE GAS EMISSIONS

In 2020, we instituted a program to measure, manage and report our greenhouse gas emissions, which we refer to as GHG emissions, on an enterprise-wide basis, and we set targets for emissions reductions. Pursuant to the Greenhouse Gas Protocol, we conducted internal data collection and analysis for our Scope 1, Scope 2 and certain key Scope 3 GHG emissions, and obtained independent third-party review of our methodology and results. While we believe the direct impact of our operations on the environment is relatively small, we believe it is important to join the global effort to address climate change.

CORPORATE PHILANTHROPY

Giving is an integral part of our corporate culture. We contribute generously to a broad spectrum of causes through matching gifts, disaster relief, direct donations, and corporate sponsorships. In 2020, we formed an employee-led Corporate Philanthropy Committee, composed of volunteer employees, to provide our workforce the opportunity to direct philanthropic efforts by selecting charity partners and sourcing employee volunteer activities.

In 2020, we expanded our matching gift program, which already matches employees’ and directors’ donations to qualified charities up to $15,000 per year, in two instances. Early in the COVID-19 pandemic, we offered to match, on a 2 to 1 basis, donations to two charities that work to address food insecurity in our New York City community, up to $10,000 (or a match of up to $20,000) per employee or director. When our communities were demonstrating for social and racial justice over the summer, we made a corporate gift of $100,000 to the NAACP Legal Defense and Educational Fund and offered to match employee and director gifts of up to $10,000 to qualified charitable organizations working to advance social justice. Both of these programs were additive to our regular matching gift program.

INFORMATION ABOUT OUR COMMON SHARE OWNERSHIP

HOW MUCH STOCK IS OWNED BY DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS?

The following table sets forth information, as of March 12, 2021, the record date for our Annual General Meeting, regarding the beneficial ownership of our Common Shares by our directors, nominees and executive officers whose compensation is reported in the compensation tables that appear later in this proxy statement, which persons we refer to as our named executive officers, and by the group comprising our directors, nominees and those persons who, as of December 31, 2020, constituted our named executive officers and other executive officers. Unless otherwise indicated, the named individual has sole voting and investment power over the Common Shares under the column “Common Shares Beneficially Owned.” The Common Shares listed for each director, nominee and executive officer constitute less than 1% of our outstanding Common Shares, except that Mr. Frederico beneficially owns approximately 1.89% of our Common Shares. The Common Shares beneficially owned by all directors, nominees, named executive officers and other executive officers as a group, including the unvested restricted Common Shares, constitute approximately 3.82% of our outstanding Common Shares.

Name of Beneficial Owner	Common Shares Beneficially Owned	Unvested Restricted Common Shares(1)	Restricted Share Units(2)
Robert A. Bailenson	232,780	—	149,567
Francisco L. Borges	251,321	17,425	—
Russell B. Brewer II	203,243	—	85,507
G. Lawrence Buhl	60,424	5,156	—
David A. Buzen	71,076	—	61,574
Ling Chow	64,813	—	84,957
Dominic J. Frederico(3)	1,444,395	—	481,392
Bonnie L. Howard	31,751	5,156	—
Thomas W. Jones	31,398	5,156	—
Patrick W. Kenny	67,468	6,223	—
Alan J. Kreczko	34,310	11,558	—
Simon W. Leathes	17,222	7,112	—
Michelle McCloskey	—	—	—
Michael T. O’Kane	60,335	5,156	—
Yukiko Omura	13,798	5,156	—
Lorin P.T. Radtke	—	—	—
Courtney C. Shea	—	—	—
All directors, nominees and executive officers as a group (20 individuals)	2,849,177	68,098	990,179

(1)	The reporting person has the right to vote (but not dispose of) the Common Shares listed under “Unvested Restricted Common Shares.”

(2)

The Common Shares associated with restricted share units are not deliverable as of March 12, 2021, or within 60 days of March 12, 2021, and therefore cannot be voted or disposed of within such time period. As a result, these shares are not considered beneficially owned under SEC rules. We include them in the table above, however, because we view them as an integral part of share ownership by our executive officers. The restricted share units held by our executive officers vest on specified anniversaries of the date of the award, with Common Shares delivered upon vesting.

This column includes 37,907 share units allocated to Mr. Bailenson and 28,872 share units allocated to another executive officer, due to their elections to invest a portion of their AG US Group Services Inc. Supplemental Executive Retirement Plan accounts in an employer stock fund.

(3)

Common shares beneficially owned by Mr. Frederico include shares owned by Mr. Frederico’s spouse and daughter, and shares owned by a family trust, over which Mr. Frederico has the power to direct the voting and disposition. Common Shares beneficially owned by Mr. Frederico also include 300,000 shares he pledged in accordance with our stock trading policy.

WHICH SHAREHOLDERS OWN MORE THAN 5% OF OUR COMMON SHARES?

The following table shows all persons we know to be direct or indirect owners of more than 5% of our Common Shares as of the close of business on March 12, 2021, the record date for the Annual General Meeting. On March 12, 2021, 76,339,967 Common Shares were outstanding, including 68,098 unvested restricted Common Shares. Our information is based on reports filed with the SEC by each of the firms listed in the table below. You may obtain these reports from the SEC.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Putnam Investments, LLC. 100 Federal Street Boston, MA 02110	8,940,178(1)	11.71%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	8,607,654(2)	11.28%
Wellington Management Group LLP c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210	7,732,862(3)	10.13%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	6,820,383(4)	8.93%
Thrivent Financial for Lutherans 901 Marquette Avenue, Suite 2500 Minneapolis, Minnesota 55402	4,001,872(5)	5.24%

(1)

Based on a Schedule 13G/A filed by Putnam Investments, LLC on February 16, 2021, reporting the amount of securities beneficially owned as of December 31, 2020. Putnam Investments, LLC has sole voting power over 1,888,130 shares and sole dispositive power over 8,940,178 shares.

(2)

Based on a Schedule 13G/A filed by The Vanguard Group on February 8, 2021, reporting the amount of securities beneficially owned as of December 31, 2020. The Vanguard Group has sole voting power over 60,349 shares, shared voting power over 16,110 shares, sole dispositive power over 8,478,679 shares and shared dispositive power over 128,975 shares.

(3)

Based on a Schedule 13G/A filed by Wellington Management Group LLP on February 26, 2021, reporting the amount of securities beneficially owned as of February 26, 2021. Wellington Management Group LLP has shared voting power over 7,167,072 shares and shared dispositive power over 7,732,862 shares.

(4)

Based on a Schedule 13G filed by BlackRock, Inc. on February 2, 2021, reporting the amount of securities beneficially owned as of December 31, 2020. BlackRock, Inc. has sole voting power over 6,560,595 shares and sole dispositive power over 6,820,383 shares.

(5)

Based on a Schedule 13G filed by Thrivent Financial for Lutherans on February 16, 2021, reporting the amount of securities beneficially owned as of December 31, 2020. Thrivent Financial for Lutherans has sole voting power over 168,784 shares and sole dispositive power over 168,784 shares.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Our Bye-Laws provide for a maximum of 21 directors and empower our Board of Directors to fix the exact number of directors and appoint persons to fill any vacancies on the Board until the next Annual General Meeting. The Board may appoint any person as a director to fill a vacancy on the Board occurring as the result of any existing director being removed from office pursuant to the Bye-Laws or prohibited from being director by law; being or becoming bankrupt or making any arrangement or composition with his or her creditors generally; being or becoming disqualified, of unsound mind, or dying; or resigning. The Board may also appoint a person as a director to fill a vacancy resulting from an increase in the size of the Board or a vacancy left unfilled at an Annual General Meeting.

Our Board of Directors has voted to enlarge the Board from 10 to 13 members as of the date of our Annual General Meeting this year. Following the recommendation of the Nominating and Governance Committee, our Board of Directors has nominated Francisco L. Borges, G. Lawrence Buhl, Dominic J. Frederico, Bonnie L. Howard, Thomas W. Jones, Patrick W. Kenny, Alan J. Kreczko, Simon W. Leathes, Michelle McCloskey, Michael T. O’Kane, Yukiko Omura, Lorin P.T. Radtke, and Courtney C. Shea as directors of AGL. All three of our new nominees were recommended by a third-party search firm. Proposal No. 1 is Item 1 on the proxy card.

Our directors are elected annually to serve until their respective successors shall have been elected.

The board of directors recommends that you vote “FOR” the election of the nominees as directors of AGL.

It is the intention of the persons named as proxies, subject to any direction to the contrary, to vote in favor of the candidates nominated by the Board of Directors. We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected.

There are no arrangements or understandings between any director and any other person pursuant to which any director was or is selected as a director or nominee.

OUR DIVERSE BOARD

Election of the current nominees will result in our Board of Directors being composed of individuals with diverse backgrounds and experience, and will result in a Board of Directors that is, as a group, diverse by gender, race or ethnicity, age, and tenure.

OUR DIRECTORS’ SKILLS

Summary information about our director nominees and their skills relevant to serving on our Board is provided in the matrix below. Further information about each director nominee may be found on the seven pages following this one.

*

In the case of persons who are not currently serving on the Audit Committee, the individual is likely to be qualified to be an audit committee financial expert based on their experience, but was not designated as such by the Board of Directors this year.

NOMINEES FOR DIRECTOR

The following pages provide biographical information about the thirteen individuals who have been nominated to serve as directors of our Company until their successors are duly elected. Our directors are elected annually.

The biographical information on the following pages should be read in conjunction with the skills matrix on the previous page.

Francisco L. Borges Chairman of the Board Director Since: 2007 Committee Memberships: Nominating and Governance (Chair) Executive (Chair) Environmental and Social Responsibility

Qualifications:

Mr. Borges has expertise in finance arising from his experience structuring and marketing financial guaranty insurance, and in investment management. In addition, his public service background has given him insight on public finance. His current position gives Mr. Borges insights into the financial markets in which our Company operates and will be particularly useful as our Company expands its asset management business. Each of these areas is important to our business.

Biography:

Mr. Borges, age 69, became a director of AGL in August 2007, and has been Chairman of our Board of Directors since May 2015. He is Chairman of Landmark Partners, LLC, an alternative investment management firm where he has been employed since 1999. Prior to joining Landmark, Mr. Borges was managing director of GE Capital’s Financial Guaranty Insurance Company and capital markets subsidiaries. Mr. Borges is a former Treasurer for the State of Connecticut and a former Deputy Mayor of the City of Hartford, Connecticut.

Mr. Borges also chairs the board of trustees of the Knight Foundation and is a member of the board of trustees for the Millbrook School. He is also a member of the board of directors of Davis Selected Funds, where he serves on the Pricing Committee, and Jefferies Financial Group Inc., where he serves on the Audit Committee and the Nominating and Corporate Governance Committee.

G. Lawrence Buhl Independent Director Director Since: 2004 Committee Memberships: Audit Compensation

Qualifications:

Mr. Buhl’s insurance and Board experience and his knowledge of specific financial reporting requirements applicable to financial guaranty companies and familiarity with compliance, finance, governance, control environment and risk management requirements and processes for public companies and the financial guaranty industry benefit the Board in its deliberations and oversight.

Biography:

Mr. Buhl, age 74, became a director of AGL upon completion of our 2004 initial public offering. Through 2003, Mr. Buhl served as the Regional Director for Insurance Services in Ernst & Young LLP’s Philadelphia, New York and Baltimore offices and as audit engagement partner for insurance companies, including those in the financial guaranty industry.

Mr. Buhl served as a director for Harleysville Group, Inc. and its majority shareholder, Harleysville Mutual Insurance Company, from 2004 through their 2012 merger/combination with Nationwide Mutual Insurance Company and served on an Advisory Board to Nationwide through April 2014. Mr. Buhl is a member of the Board of Directors of Penn National Insurance Group in Harrisburg, Pa. since April 2015 and is also an emeritus member of the Board of Sponsors of the Sellinger School of Business and Management of Loyola University Maryland.

Dominic J. Frederico Chief Executive Officer Director Since: 2004 Committee Memberships: Executive

Qualifications:

Mr. Frederico has the most comprehensive knowledge of all aspects of our operations as well as executive experience. He also has extensive industry experience, which makes him valuable both as an officer and as a director of AGL.

Biography:

Mr. Frederico, age 68, has been a director of AGL since our 2004 initial public offering, and the President and Chief Executive Officer of AGL since 2003. During his tenure as President and Chief Executive Officer, our Company became the leading provider of municipal bond insurance and financial guaranties. Under his leadership, our Company completed its 2004 initial public offering and, in 2009, acquired the financial guaranty insurance company now named Assured Guaranty Municipal Corp., thereby bringing together the only two monoline bond insurers to continue writing financial guaranty policies before, during and after the 2008 financial crisis. In the following years, he led our acquisition of a number of the remaining legacy financial guaranty insurance companies or their portfolios, expanding our reach, consolidating industry capital and solidifying our position as the leader in the financial guaranty industry. More recently, he is leading our expansion into asset management, which we believe will provide us with a new revenue source, reduce the volatility of our earnings and create another avenue for growth.

Mr. Frederico served as Vice Chairman of ACE Limited (now known as Chubb Limited) from 2003 until 2004 and served as President and Chief Operating Officer of ACE Limited and Chairman of ACE INA Holdings, Inc. from 1999 to 2003. Mr. Frederico was a director of ACE Limited from 2001 through May 2005. From 1995 to 1999, Mr. Frederico served in a number of executive positions with ACE Limited, during which period he oversaw the successful acquisition and integration of the domestic and international property casualty operations acquired by ACE Limited from CIGNA Corporation in July 1999 and the acquisition of Capital Re Corp., the predecessor company to our Company, in December 1999.

Prior to joining ACE Limited, Mr. Frederico spent 13 years working for various subsidiaries of the American International Group. His last position at the group was Senior Vice President and Chief Financial Officer of AIG Risk Management.

Mr. Frederico is a member of the Amynta Group advisory board.

Bonnie L. Howard Independent Director Director Since: 2012 Committee Memberships: Audit (Chair) Risk Oversight

Qualifications:

Ms. Howard’s background in audit, finance and enterprise risk management is valuable to the Board in its oversight of our financial reporting and credit and risk management policies.

Biography:

Ms. Howard, age 67, became a director of AGL in August 2012. Ms. Howard has more than 30 years of experience in credit, risk management and financial reporting policies. She worked at Citigroup, Inc. from 2003 to 2011, serving as Chief Auditor from 2004 to 2011 and Global Head of Control and Emerging Risk from 2010 to 2011, leading a team of over 1,500 professionals covering $1.9 trillion of assets in over 100 countries, until her retirement in 2011. She was previously Managing Director of Capital Markets Audit at Fleet Boston Financial and a Managing Director at JPMorgan in the roles of Deputy Auditor and head of Global Markets Operational Risk Management. Ms. Howard is a certified public accountant in the United States and has over a decade of experience with KPMG and Ernst & Young.

Ms. Howard serves on the board of directors of Artisan Partners Funds, where she chairs the Audit Committee. Ms. Howard previously served on the board of directors of BMO Financial Corp., where she was a member of the Audit Committee, and the board of directors of BMO Harris Bank N.A., where she chaired the Directors’ Trust Committee and the Audit Committee, until April 2018.

Thomas W. Jones Independent Director Director Since: 2015 Committee Memberships: Compensation (Chair) Audit

Qualifications:

Mr. Jones’ background has given him extensive experience in investment management and in the operations of large financial institutions, which is valuable to the Board as our Company expands its asset management business. His previous service on the boards of other financial services companies and the Federal Reserve Bank of New York adds value to the Board and Board committee deliberations.

Biography:

Mr. Jones, age 71, became a director of AGL in August 2015. Mr. Jones is the founder and senior partner of venture capital firm TWJ Capital LLC. Prior to founding TWJ Capital in 2005, he was the chief executive officer of Global Investment Management at Citigroup, which included Citigroup Asset Management, Citigroup Alternative Investments, Citigroup Private Bank and Travelers Life & Annuity. Earlier, he held a series of positions at TIAA-CREF, including vice chairman and director, president and chief operating officer, and executive vice president and chief financial officer, and at John Hancock Mutual Life Insurance Company, where he rose to senior vice president and treasurer. He began his career in public accounting and management consulting, primarily at Arthur Young & Company (predecessor to Ernst & Young).

A trustee emeritus of Cornell University, Mr. Jones has served on numerous boards in the past, including those of the Federal Reserve Bank of New York (where he was vice chairman), Altria Group, Freddie Mac, Travelers Group, Fox Entertainment Group, Pepsi Bottling Group and TIAA-CREF. Mr. Jones has been designated Board Leadership Fellow by the National Association of Corporate Directors, and is a licensed Certified Public Accountant.

Patrick W. Kenny Independent Director Director Since: 2004 Committee Memberships: Compensation Nominating and Governance Environmental and Social Responsibility Executive

Qualifications:

Mr. Kenny has extensive insurance industry experience, including executive experience within the industry. In addition, the Board benefits from Mr. Kenny’s experience serving as a Board member of several Voya funds as our Company expands its asset management business, as well his experience as an accountant.

Biography:

Mr. Kenny, age 78, became a director of AGL upon completion of our 2004 initial public offering. He served as the President and Chief Executive Officer of the International Insurance Society in New York, an organization dedicated to fostering the exchange of ideas through a program of international seminars and sponsored research, from 2001 to 2009. From 1998 to 2001, Mr. Kenny served as executive vice president of Frontier Insurance Group, Inc. From 1995 to 1998, Mr. Kenny served as senior vice president of SS&C Technologies. From 1988 to 1994, Mr. Kenny served as Group Executive, Finance & Administration and Chief Financial Officer of Aetna Life & Casualty.

Until 2018, Mr. Kenny served on the board of directors of several Voya funds, where he was a member of the Audit Committee and the Chairperson of the Nominating and Governance Committee. Until December 2009, Mr. Kenny was a director and member of the Audit and the Compensation committees of Odyssey Re Holdings Corp. Mr. Kenny was also a director of the Independent Order of Foresters from 1997 to 2009.

Alan J. Kreczko Independent Director Director Since: 2015 Committee Memberships: Environmental and Social Responsibility (Chair) Nominating and Governance Finance

Qualifications:

Mr. Kreczko’s lengthy service in senior legal and policy positions both in the federal government and in the insurance industry, as well as the global and governmental perspective he has gained, are valuable to the Board. Mr. Kreczko’s experience chairing The Hartford’s Environment Committee makes him particularly valuable as the chair of our Environmental and Social Responsibility Committee.

Biography:

Mr. Kreczko, age 69, became a director of AGL in August 2015. Mr. Kreczko retired from The Hartford Financial Services Group, Inc., which we refer to as The Hartford, on December 31, 2015, where he served as executive vice president and general counsel from June 2007 until June 2015. In that capacity, Mr. Kreczko oversaw the law department, government affairs, compliance and communications. Additionally, he chaired The Hartford’s Environment Committee. From June 2015 until December 2015, he served as Special Advisor to the Chief Executive Officer.

Mr. Kreczko joined The Hartford in 2003 after 27 years in public service at the United States Department of State, where he held various senior positions. As the Acting Assistant Secretary of State for Population, Refugees and Migration, he led the department’s response to humanitarian crises in conflict situations, including Afghanistan, Timor, and West Africa. Before that, Mr. Kreczko served as special assistant to President Clinton and legal advisor to the National Security Council. Earlier, he participated in sensitive bilateral and multilateral negotiations as deputy general counsel to the Department of State and as legal advisor to the personal representatives for Middle East negotiations of Presidents Carter and Reagan. Mr. Kreczko is on the board of the Boys and Girls Clubs of Hartford.

Simon W. Leathes Independent Director Director Since: 2013 Committee Memberships: Risk Oversight (Chair) Finance Executive

Qualifications:

Mr. Leathes’ considerable experience in investment and risk management, as well the institutional knowledge gained through his directorship of our Company’s U.K. affiliate, is valuable to the Board and its committees.

Biography:

Mr. Leathes, age 73, joined the Board of AGL in May 2013. From 2012 to 2017, Mr. Leathes was a non-executive director of HSBC Bank plc and was a member of its Risk Committee and its Audit Committee; he was also a non-executive director and member of the Audit and Risk Committees of HSBC Trinkaus & Burkhardt AG. In December 2011, he became an independent, non-executive director of our Company’s U.K. insurance subsidiary, Assured Guaranty UK Limited. Mr. Leathes also served as an independent, non-executive director of our Company’s two other U.K. insurance subsidiaries: Assured Guaranty (UK) plc and Assured Guaranty (London) plc, until November 7, 2018 when they were consolidated into Assured Guaranty UK Limited. From 1996 to 2018, Mr. Leathes served as a non-executive director of HSB-Engineering Insurance Ltd., a U.K. subsidiary of Munich Re, where he was the chairman of the Audit and Finance Committee.

Mr. Leathes served as Vice Chairman and Managing Director of Barclays Capital, the investment banking subsidiary of Barclays plc, from January 2001 until his retirement in December 2006. In addition, he served from 2001 to 2010 as a non-executive director of Kier Group plc, a company listed on the London Stock Exchange, where he also served as chairman of the Audit Committee and a member of the Remuneration and Nominations committees. Until June 2014, Mr. Leathes served as the chairman of the trustees of the Kier Group Pension Scheme.

Michelle McCloskey Independent Director Director Since: New Committee Memberships: New

Qualifications:

Ms. McCloskey’s extensive experience in investment and risk management adds considerable value to the Board and its committees.

Biography:

Ms. McCloskey, age 59, has more than 35 years of experience in executive roles in the energy, financial trading and asset management sectors. She worked at Man Group, an investment management firm with assets in excess of $113 billion, from 2006 to 2019, serving as a member of the Man Group Executive Committee since 2012, President of Man FRM since 2015 and President of the Americas since 2017. In this capacity, Ms. McCloskey was responsible for selection and oversight of all investment strategies, managing client relationships and overseeing key strategic relationships across the business. Ms. McCloskey also led Man Group’s diversity and inclusion network in the U.S. Prior to her tenure at the Man Group, Ms. McCloskey was a portfolio manager in the commodities sector for a variety of institutions, including energy companies, investment banks, and private asset managers.

Ms. McCloskey is an independent director for the Sanford Bernstein family of funds at Alliance Bernstein.

Ms. McCloskey served as a member of the Investment Advisory Committee for the Texas Tech University System Endowments. She also served on numerous governance committees, including investment and board positions for both publicly and privately offered investment vehicles and as a trustee for the US Charitable Trust.

Michael T. O’Kane Independent Director Director Since: 2005 Committee Memberships: Finance (Chair) Audit

Qualifications:

Mr. O’Kane’s background has given him considerable experience in investment and risk management, both of which are key aspects of our business and are important to the Board and Board committee deliberation.

Biography:

Mr. O’Kane, age 75, became a director of AGL in August 2005. From 1986 until his retirement in August 2004, Mr. O’Kane was employed at TIAA-CREF (financial products) in a number of different capacities, most recently as Senior Managing Director, Securities Division. In that capacity, he oversaw approximately $120 billion of fixed income assets and approximately $3.5 billion of private equity fund investments.

From 2006 to 2013, Mr. O’Kane served as a director of Jefferies Group, Inc., where he was a member of the Audit, Compensation and Governance committees. In March 2013, Jefferies merged into Leucadia National Corporation, where Mr. O’Kane now serves as the lead director and as a member of the Compensation and the Nominating and Governance committees.

Yukiko Omura Independent Director Director Since: 2014 Committee Memberships: Finance Risk Oversight

Qualifications:

Ms. Omura brings more than 30 years of international professional experience in the financial sector working in major financial centers of the world. Her global experience adds considerable value to the Board.

Biography:

Ms. Omura, age 65, joined the Board of AGL in May 2014. She is a non-executive director of Nishimoto HD Co. Ltd. and a non-executive member of the Board of Directors of HSBC Bank plc, the Private Infrastructure Development Group and chair of its subsidiary, GuarantCo. Ms. Omura was a Supervisory Board Member of Amatheon Agri Holding N.V. until March 2018. She served as Undersecretary General and Vice President of the International Fund for Agricultural Development until February 2012 and, prior to that, as Executive Vice President and CEO of the Multilateral Investment Guarantee Agency of the World Bank Group.

Ms. Omura began her career as a project economist with the Inter-American Development Bank, working in the infrastructure sector. She then worked in senior positions at several major investment banks in Tokyo, New York and London. At JPMorgan she worked in mergers and acquisitions and derivatives, launched the emerging markets operations in Tokyo and led EMSTAR (Emerging Markets Sales,Trade and Research) Marketing for Northern Europe out of London. Subsequently, Ms. Omura served as Senior Vice President and Head of Emerging Markets Asia, and then as Head of Credit Business, Asia at Lehman Brothers. She then became Managing Director and Head of the Global Fixed Income and Derivatives Department for Union Bank of Switzerland, Japan.    Following a merger with Swiss Bank Corp., Ms. Omura became the new head of the merged bank’s Global Fixed Income and Derivatives Department, after which she joined Dresdner Bank as Managing Director and Head of Global Markets and Debt Office, Japan.

In 2002, Ms. Omura created the HIV/AIDS Prevention Fund, a charitable company based in London.

Lorin P.T. Radtke Independent Director Director Since: New Committee Memberships: New

Qualifications:

Mr. Radtke’s background has given him considerable experience in investment, client franchise development, structured product marketing and risk management, all of which are valuable to the Board and its committees.

Biography:

Mr. Radtke, age 52, is the co-founder and partner of venture capital firm M Seven 8. Prior to founding M Seven 8 in 2017, he spent 24 years in various positions with Goldman Sachs, eight years of which was as a Partner. His career at Goldman Sachs included time in the Chicago, London and New York offices. Mr. Radtke was the Head of Mortgage and Structured Product Sales through the financial crisis of 2008-09 and its emergence from that crisis (2009-14). Mr. Radtke had additional leadership roles within the credit, mortgage and structured product disciplines within the Fixed Income Currencies and Commodities (FICC) Division. He was also responsible for additional sales/marketing groups, portfolio solution groups, and public advisory groups within FICC. These positions included Head of Credit Products Group—Hard Asset and Portfolio Solutions, Head of Structured Products—Distribution and Sourcing, Head of Structured Portfolio Solutions Group and Head of CLO Origination.

Mr. Radtke played an integral role in the development of diverse professionals within Goldman Sachs by leading summer intern, vice president and managing director diversity development programs. He has served as a director on various non-profit boards, including Children of Fallen Patriots Foundation, University of Wisconsin—Milwaukee School of Business and Mariposa Family Learning Center.

Courtney C. Shea Independent Director Director Since: New Committee Memberships: New

Qualifications:

Ms. Shea’s expertise in audit, risk and investment management is valuable to the Board and its committees. In addition, her experience with state and local governments has given her valuable insight into the U.S. public finance market.

Biography:

Ms. Shea, age 60, has had a 35 year career in U.S. public finance in which she has served as both a municipal advisor and investment banker working with state and local governments, not for profits and universities, in their issuance of municipal bonds. Ms. Shea has served as the Managing Member of Columbia Capital Management, a national municipal advisory firm, since September 2013 and plans to retire in April 2021. Prior to her tenure at Columbia Capital Management, Ms. Shea was an investment banker with several Wall Street firms, including serving as National Head of Public Finance at a division of ABN AMRO for five years.

Ms. Shea is an independent director and Audit Committee chair of the Professional Diversity Network. Additionally she serves on several not–for–profit boards, including the Joffrey Ballet of Chicago and the Milken Institute Center for Financial Markets Public Finance Advisory Council. Ms. Shea was a founding member of Women in Public Finance, a women’s professional organization founded in 1996.

AUDIT COMMITTEE REPORT

The Audit Committee consists of four members of the Board of Directors. After reviewing the qualifications of the current members of the Audit Committee and any relationships they may have with our Company that might affect their independence from our Company, the Board of Directors has determined that:

•

each Audit Committee member is independent, as that concept is defined in Section 10A of the Exchange Act, the SEC rules promulgated thereunder, and the NYSE listing standards, of our Company and our management;

•	each Audit Committee member is financially literate, as contemplated by the NYSE listing standards; and

•	each Audit Committee member is an audit committee financial expert, as that term is defined under Item 407(d) of Regulation S-K.

The Audit Committee operates under a written charter approved by the Board of Directors, a copy of which is available on our website at www.assuredguaranty.com/governance. Each year, the Audit Committee reviews the charter and reports to the Board of Directors on its adequacy. As more fully described in the charter, the primary purpose of the Audit Committee is to assist the Board of Directors in its oversight of the integrity of our financial statements and financial reporting process; our compliance with legal and regulatory requirements and ethics programs as established by management; the system of internal accounting and financial controls; the audit process; the role and performance of our internal audit process; and the performance, qualification and independence of our independent auditor.

The Audit Committee annually evaluates the performance of our Company’s independent auditor and provides assistance to the members of the Board of Directors in fulfilling their oversight of the financial reporting practices, including satisfying obligations imposed by Section 404 of the Sarbanes Oxley Act of 2002, and the financial statements of our Company. The Audit Committee selects the independent auditor for the Board of Directors to recommend to the shareholders to appoint. Our Company’s current independent auditor is PricewaterhouseCoopers LLP, which we refer to as PwC.

PwC has served as our independent auditor since 2003. The Audit Committee believes there are significant benefits to having an independent auditor with an extensive history with the Company, including higher quality audit work and accounting advice, due to PwC’s institutional knowledge of our business and operations, accounting policies and financial systems, and internal control framework and operational efficiencies.

Subject to our Company’s shareholders’ statutory right to set the terms of engagement for our independent auditor, including setting the remuneration of the independent auditor and authorizing the Board of Directors, through the Audit Committee, annually to set such terms of engagement, the Audit Committee contracts with and sets the fees paid to our independent auditor. The fees for services for PwC’s audit services the past two fiscal years are set forth under Proposal No. 3: Appointment of Independent Auditor. Audit fees relate to professional services rendered for the audit of our consolidated financial statements, audits of the U.S. GAAP and statutory financial statements of certain subsidiaries, review of quarterly consolidated financial statements and U.S. GAAP and statutory financial statements of certain subsidiaries and audit of internal control over financial reporting as required under Sarbanes Oxley Section 404.

The Audit Committee also determines that the non-audit services provided to our Company by the independent auditor are compatible with maintaining the independence of the independent auditor. The Audit Committee’s pre-approval policies and procedures are discussed under Proposal No. 3: Appointment of Independent Auditor.

The Audit Committee annually conducts an evaluation of the independent auditor to determine if it will recommend the retention of the independent auditor. The Audit Committee is also involved in evaluating the qualifications and performance of the engagement team and lead partner. As part of the evaluation of the independent auditor, the engagement team and lead partner, the Audit Committee surveys select Company management and all members of the Audit Committee to evaluate the historical and recent performance of the independent auditor and to determine if the independent auditor is meeting our Company’s expectations. Among other things, the Audit Committee considers PwC’s independence, professional skepticism and objectivity, the quality and candor of PwC’s communications with the Audit Committee and management, the quality and efficiency of the services provided by PwC, and the depth of PwC’s understanding of the Company’s business, operations and systems, including the potential effect on the financial statements of major risk and exposures facing the Company. In addition, the Audit Committee obtains and reviews, at least annually, a report by the independent auditor describing:

•	the firm’s internal quality-control procedures;

•

any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation of the firm by governmental or professional authorities, within the preceding five years, and any steps taken to deal with any such issues; and

•	an assessment of the independent auditors’ independence and relationships between the independent auditor and the Company.

The Audit Committee is also involved in evaluating the qualifications and performance of the engagement team and the lead partner. The Audit Committee considers the experience of the independent auditor in auditing companies in the financial guaranty insurance industry and considers the effect of changing independent auditors when assessing whether to retain the current independent auditor. Based upon the foregoing, and in light of the quality of audit services and sufficiency of resources provided, the Audit Committee believes choosing PwC as our Company’s independent auditor would be in the best interest of the Company and its shareholders and recommends the retention of PwC as our Company’s independent auditor for 2021.

Our Company’s management prepares our consolidated financial statements in accordance with U.S. GAAP and is responsible for the financial reporting process that generates these statements. Management is also responsible for establishing and maintaining adequate internal controls over financial reporting and for performing an assessment of the effectiveness of these controls. PwC audits our year-end financial statements and reviews interim financial statements. PwC also audits the effectiveness of our internal controls over financial reporting. The Audit Committee, on behalf of the Board of Directors, monitors and reviews these processes, acting in an oversight capacity relying on the information provided to it and on the representations made to it by our management, PwC and other advisors. We have also retained Ernst & Young LLP, which we refer to as E&Y, to provide services to support our Company’s internal audit program and compliance with Section 404 of the Sarbanes Oxley Act of 2002.

During the last year, and earlier this year in preparation for the filing with the SEC of the Company’s Form 10-K, the Audit Committee:

•	reviewed and discussed the audited financial statements contained in the Form 10-K with management and PwC;

•	reviewed and discussed our quarterly earnings press releases and related materials;

•	reviewed the overall scope and plans for the internal and independent audits and the results of such audits;

•	reviewed critical accounting estimates and policies and the status of our loss reserves;

•

reviewed and discussed our compliance with our conflict of interest, regulatory compliance and global code of ethics policies with the General Counsel, Chief Compliance Officer and/or Deputy Compliance Officer;

•

reviewed and discussed our enterprise risk management and insurance underwriting with the Chief Risk Officer, the Chief Surveillance Officer and the Chief Credit Officer, coordinating the oversight of enterprise risk management and insurance underwriting with the Risk Oversight Committee;

•	reviewed and discussed our establishment of an asset management segment and the related accounting, financial reporting, compliance, internal control and regulatory implications;

•	reviewed and discussed the impact of the COVID-19 pandemic on our insurance segment and our asset management segment;

•	reviewed and discussed the impact on information technology resources, cybersecurity, audit procedures and our internal controls of the remote work environment resulting from the COVID-19 pandemic;

•	reviewed our compliance with the requirements of Sarbanes Oxley Section 404 and our internal controls over financial reporting, including controls to prevent and detect fraud;

•	reviewed our whistleblower policy and its application;

•

discussed with PwC all the matters required to be discussed by U.S. GAAP, including the matters required to be discussed by the applicable requirements of the Public Accounting Oversight Board and the SEC, such as:

–	PwC’s judgments about the quality, not just the acceptability, of our Company’s accounting principles as applied in our financial reporting;

–	methods used to account for significant unusual transactions;

–	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

–	the process used by management in formulating particularly sensitive accounting estimates and the basis for PwC’s conclusions regarding the reasonableness of those estimates;

–

disagreements with management (of which there were none) over the application of accounting principles, the basis for management’s accounting estimates, and disclosures in the financial statements; and

–	any significant audit adjustments and any significant deficiencies in internal control;

•	reviewed and discussed with PwC the critical audit matter (CAM) as disclosed in its audit report on our consolidated financial statements;

•	reviewed all other material written communications between PwC and management; and

•

discussed with PwC its independence from our Company and management, including a review of audit and non-audit fees, and reviewed in that context the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence.

At each quarterly meeting, E&Y has the opportunity to address pending issues with the Audit Committee and semi-annually specifically reviews the results of internal audits and the overall internal audit program.

At each meeting, the Audit Committee meets in executive session (i.e., without management present) with representatives of PwC to discuss the results of their examinations and their evaluations of our internal controls and overall financial reporting. Similar executive sessions are held at least semi-annually with representatives of E&Y. In addition, the Audit Committee meets regularly with certain members of senior management in separate sessions.

Based on the review and discussions referred to above, and in reliance on the information, opinions, reports or statements presented to the Audit Committee by our Company’s management and PwC, the Audit Committee recommended to the Board of Directors that the December 31, 2020 audited consolidated financial statements be included in our Company’s Annual Report on Form 10-K.

The foregoing report has been approved by the Audit Committee.

Bonnie L. Howard, Chair

G. Lawrence Buhl

Thomas W. Jones

Michael T. O’Kane

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

    CD&A ROADMAP

Summary	30

2020 Achievement Highlights	30

Our Total Shareholder Return	32

2020 Results Against Financial Performance Targets	34

Snapshot of Our CEO’s 2020 Compensation	34

Executive Compensation Program Structure and Process	36

Overview of Philosophy and Design	36

Shareholder Outreach on Our Executive Compensation Program	37

The Decision-Making Process	38

Components of Our Executive Compensation Program	39

CEO Performance Review	46

Overview	46

Base Salary	47

Cash Incentive	47

Equity Compensation	55

CEO Compensation Conclusion	56

Other Named Executive Officer Compensation Decisions	56

Non-Financial Objectives and Achievements of the Other Named Executive Officers	56

Compensation Decisions for the Other Named Executive Officers	58

2020 Executive Compensation Conclusion	59

Payout Under Performance Retention Awards	59

Compensation Governance	60

Post-Employment Compensation	63

Retirement Benefits	63

Severance	63

Change in Control Benefits	63

Tax Treatment	63

Non-GAAP Financial Measures	64

SUMMARY

Our executive compensation program is designed to attract and retain talented and experienced business leaders who drive our corporate strategies and build long-term shareholder value.

The Compensation Committee assesses performance using pre-established measures of success that are tied to our key business strategies. This approach encourages balanced performance, measured relative to financial and non-financial goals as well as measures of shareholder value, and discourages excessive risk taking or undue leverage by avoiding too much emphasis on any one metric, or on short-term results.

In 2020, despite the challenges of the COVID-19 pandemic and historically low interest rates, we exceeded three of the six financial performance targets set by our Compensation Committee at the beginning of the year, prior to the onset of the COVID-19 pandemic.

2020 Achievement Highlights

For 2020, our gross written premiums were $454 million, while our new business production in the insurance segment, a non-GAAP financial measure which we refer to as PVP*, was $390 million. While each of these was down from 2019, each was the highest reported since 2009 (when excluding our 2018 reinsurance transaction with Syncora Guaranty, Inc, which we refer to as SGI, and a 2019 group of non-repeatable, privately executed, bilateral guarantees on a large number of sub-sovereign credits). In 2020, our shareholders’ equity attributable to Assured Guaranty Ltd. per share, adjusted operating shareholder’s equity per share* and adjusted book value per share* all reached record levels, at $85.66, $78.49 and $114.87, respectively. In addition, in 2020 we debuted our asset management platform, Assured Investment Management, which we refer to as AssuredIM.

These results were driven in part by our successful pursuit of all of our primary business strategies:

We achieved robust new business production in our insurance segment despite the COVID-19 pandemic and historically low interest rates, with contributions from our U.S. public finance, non-U.S. public finance (including infrastructure) and global structured finance business.

•  Gross written premiums were $454 million, while our PVP was $390 million, in excess of our $373 million target.

•  In U.S. public finance, our primary insurance market, gross written premiums were 48% higher than last year, and our PVP was 45% higher than last year.

•  Also in the U.S. public finance market, we continued to lead the market with nearly a 60% share of all insured new-issue par, and we insured 39 transactions with over $100 million of par, more than in any full year over the past decade (we focus on such transactions as a good barometer of institutional demand for our product).

•  In the non-U.S. public finance market, we generated $82 million of PVP, closing transactions in every calendar quarter.

•  In the structured finance market, we produced $16 million of PVP.

We established our Assured Investment Management (AssuredIM) brand.

•  We built on our purchase of BlueMountain Capital Management, LLC and associated entities on October 1, 2019, to establish our Assured Investment Management, or AssuredIM, brand.

•  Despite the COVID-19 pandemic, we raised $1.6 billion of gross third-party assets.

•  Toward the end of the year, we launched our new healthcare strategy.

•  As a result of both gross third-party assets raised and ending certain rebates, we increased our fee-earning assets under management by 62%.

•  In addition, we are using the knowledge base and experience of AssuredIM to expand the categories and types of investments included in our investment portfolio. For example, during 2020 we generated an 8.1% return on the full $500 million invested by our U.S. insurers in the vehicle they use to invest in funds we manage in AssuredIM, compared to the return of approximately 5.6 -6.0% generated by our external managers on our externally managed U.S. dollar investment portfolio.

*

Adjusted operating shareholder’s equity, adjusted book value, adjusted operating income and PVP are non-GAAP financial measures. An explanation of these measures, which are considered when setting executive compensation, and a reconciliation to the most comparable GAAP measures, may be found on pages 102 to 107 of our Annual Report on Form 10-K for the year ended December 31, 2020.

We further managed our capital, primarily by returning excess capital to our shareholders through repurchases of our Common Shares and quarterly dividends.

•  We returned approximately $515 million during 2020 through repurchasing Common Shares ($446 million) and distributing dividends ($69 million).

•  Over the last eight years, we have distributed approximately $4.2 billion to our shareholders through Common Share repurchases and dividends; and we have repurchased approximately 63% of our Common Shares outstanding at December 31, 2012, just before we began our Common Share repurchase program.

•  We have begun using the knowledge base and experience in AssuredIM to expand the categories and types of investments included in our investment portfolio.

We achieved these results despite a persistently challenging business environment.

•

While we smoothly transitioned to operating remotely in the COVID-19 environment, the uncertainty created by the pandemic, as well as travel and face-to-face meeting restrictions, made it more difficult to conduct business in some of our markets.

•

Over the last several years, municipal bond yields have been at historically low levels, making our insurance product less attractive to issuers. In 2020, municipal interest rates reached new lows. The 30-year AAA Municipal Market Data rate started the year off at 2.07% and ended the year at 1.39%. On August 7th, the 30-year AAA Municipal Market Data benchmark yields reached 1.27%, the lowest yield since the benchmark was first published in June 1981.The level of interest rates influences how high a premium our Company can charge for our financial guaranty insurance product, with lower interest rates generally lowering the premium rates we may charge.

•

The spread between “A” and “AAA” 30-year general obligation started the year at 37 basis points, which we abbreviate as bps, rose to a peak of 49 bps in June, then returned to finish the year at 39 bps, still relatively tight. On the other hand, BBB credit spreads measured on the same basis started the year at 65 bps, rose to a peak of 157 bps in late June and early July, and ended the year at 108 bps, which is elevated compared to the 5-year average of 89 bps. A larger credit spread is one factor that may allow our Company to charge higher premiums for our financial guaranty insurance product.

•

We have continued to accumulate excess capital at our insurance companies as our insured portfolios have amortized. While we believe we have reached an inflection point where, assuming a stable capital market environment, we should insure as much new insured par as the amount of our insured portfolio that amortizes, there are regulatory constraints to moving capital in excess of that needed to support our insurance segment to businesses that could provide more earnings, and these constraints reduce our capital efficiency.

•	We also continued to face pricing competition in certain segments of the market from another financial guaranty insurer that serves a smaller portion of the market than we serve.

The achievements described in this section even in the face of this environment were important considerations in determining the compensation of our named executive officers for the 2020 performance year.

Our Total Shareholder Return

The table and chart below depict the cumulative TSR in dollars on our Common Shares from December 31, 2015 through December 31, 2020, relative to the cumulative TSR of the Russell Midcap Financial Services Index, Standard & Poor’s 500 Stock Index and Standard & Poor’s 500 Financials Index over the same period. The table and chart depict the value on December 31 of each year from 2015 through 2020 of a $100 investment made on December 31, 2015, with all dividends reinvested:

Cumulative TSR from 12/31/15	Assured Guaranty	S&P 500 Index	S&P 500 Financial Sector GICs Level 1 Index	Russell MidCap Financial Services Index

12/31/2015	100.00	100.00	100.00	100.00

12/31/2016	145.60	111.95	122.75	115.15

12/31/2017	132.44	136.38	149.92	134.28

12/31/2018	152.24	130.39	130.37	120.80

12/31/2019	198.12	171.44	172.21	161.33

12/31/2020	130.88	202.96	169.19	169.30

Calculated from total returns published by Bloomberg.

The table below shows our cumulative TSR over one year, three years and five years compared to that of our executive compensation comparison group. Our executive compensation comparison group is described below under “Compensation Governance—Executive Compensation Comparison Group.”

Total Shareholder Return Comparison

Period Ending 12/31/20	Comparison Group Average TSR	Assured Guaranty TSR

1 Year	(0.7)%	(33.9)%

3 Years	11.0%	(1.2)%

5 Years	50.0%	30.9%

Calculated from total returns published by Bloomberg.

Our Compensation Committee has long recognized that, as the only public company still writing financial guaranty business, it is difficult for us to identify companies or indices with companies that experience business environments similar to ours, and to which we can compare our performance, including our TSR. For example, developments related to Puerto Rico appear to have had a much larger influence on our TSR than that of any of the indices or groups to which we compare ourselves. We have substantial insured exposure to general obligation bonds of the Commonwealth of Puerto Rico and various obligations of its related authorities and public corporations. Many of these entities have defaulted on their payment obligations, and we are paying claims related to such payment defaults. We believe that developments relating to our Puerto Rico exposure have had a strong influence on the price of our shares. This appears to have contributed to volatility of our share price. On February 23, 2021, an announcement was made regarding progress toward a potential resolution for certain Puerto Rican risks. We believe it is instructive to look at the same TSR measurements as above, but using as the end date February 26, 2021 (the last trading day in February), rather than December 31, 2020.

The table and chart below depict the cumulative TSR in dollars on our Common Shares from December 31, 2015 through February 26, 2021, relative to the cumulative TSR of the Russell Midcap Financial Services Index, Standard & Poor’s 500 Stock Index and Standard & Poor’s 500 Financials Index over the same period. The table and chart depict the value on December 31 of each year from 2015 through 2020, and on February 26, 2021, of a $100 investment made on December 31, 2015, with all dividends reinvested. As can be seen, when measured through February 26, 2021, our TSR kept pace over the 62-month period with both financial indices to which we compare ourselves.

Cumulative TSR from 12/31/15	Assured Guaranty	S&P 500 Index	S&P 500 Financial Sector GICs Level 1 Index	Russell MidCap Financial Services Index

12/31/2015	100.00	100.00	100.00	100.00

12/31/2016	145.60	111.95	122.75	115.15

12/31/2017	132.44	136.38	149.92	134.28

12/31/2018	152.24	130.39	130.37	120.80

12/31/2019	198.12	171.44	172.21	161.33

12/31/2020	130.88	202.96	169.19	169.30

02/26/2021	183.79	206.44	185.34	186.73

The table below shows our cumulative TSR over the last 14 months, 38 months and 62 months compared to that of our executive compensation comparison group. On this basis, our TSR materially exceeds that of our executive compensation comparison group over 38 months and over 62 months. Our executive compensation comparison group is described below under “Compensation Governance—Executive Compensation Comparison Group.”

Total Shareholder Return Comparison

Period Ending 02/26/2021	Comparison Group Average TSR	Assured Guaranty TSR

14 months	5.9%	(7.2)%

38 months	16.2%	38.8%

62 months	55.7%	83.8%

Calculated from total returns published by Bloomberg.

2020 Results Against Financial Performance Targets

We exceeded three of the six 2020 financial performance targets set by the Compensation Committee at the beginning of the year, prior to the onset of the COVID-19 pandemic. The table below summarizes our 2020 results against the 2020 targets for the financial performance measures. Five of the six performance measures are the same (with different targets) as the Compensation Committee has used for several years. For the 2020 performance year, and prior to the onset of the COVID-19 pandemic, the Compensation Committee added a new financial measure to incentivize the building of our asset management business—gross third-party assets raised—and weighted all six financial performance measurements equally. The financial performance measurements are explained in more detail below under “Executive Compensation Program Structure and Process—Components of Our Executive Compensation Program—Cash Incentive Compensation”.

*

Five of the six financial targets are based on non-GAAP financial measures and four of the six are labeled “core” to distinguish them from similar non-GAAP financial measures. The four “core” measures have been adjusted to exclude the impact of consolidating variable interest entities, which we refer to as VIEs, while the similar non-core measures have not been so adjusted. We include below under “Non-GAAP Financial Measures” a description of the adjustments we make to the most comparable GAAP financial measures to arrive at these measures.

Snapshot of Our CEO’s 2020 Compensation

For 2020, 88.9% of Mr. Frederico’s compensation constituted incentive compensation: 26.5% of his compensation was in the form of a performance-based cash incentive that was awarded based on measuring his performance against financial performance targets and non-financial objectives set at the beginning of the year prior to the onset of the COVID-19 pandemic, and 62.3% was in the form of a long-term equity-based incentive, with 60% of that equity award dependent on performance relative to our pre-established objectives. The allocation between his fixed and incentive compensation for the 2020 performance year was generally consistent with the 2019 performance year, while the portion of his incentive compensation comprising equity-based compensation increased to 62.3% from 57.6%.

Mr. Frederico received a compensation package for the 2020 performance year that was 4.2% lower than the one he received for the 2019 performance year.

•

Mr. Frederico’s cash incentive compensation decreased by 20.1% from the prior year, largely as a function of the financial performance goal scores awarded by the Compensation Committee. As a result of meeting only three of the six financial performance targets set by the Compensation Committee at the beginning of the year prior to the onset of the COVID-19 pandemic, the Compensation Committee awarded Mr. Frederico a weighted score on his financial performance targets of 61.4%, considerably below his score of 83.1% for 2019. The Compensation Committee also awarded him a somewhat lower weighted score on his non-financial objectives for 2020, 57.8% for 2020 compared to 66% for 2019. Mr. Frederico’s total achievement score for 2020 was 119.2% for 2020, substantially down from his total achievement score of 149.1% for 2019.

•

The Compensation Committee considered the appropriate amount of long-term incentive equity compensation to award Mr. Frederico in light of his establishment of our AssuredIM platform and in recognition of his leadership of our Company through the turbulence of 2020 and our smooth transition to a remote work environment. In recognition of these accomplishments and the Compensation Committee’s strong desire that Mr. Frederico continue his leadership as we transform our Company into a more diversified financial services company with a dual focus on financial guaranty insurance and asset management, the Compensation Committee granted Mr. Frederico long-term equity compensation with a target nominal value of $7,000,000, an increase of $250,000 from his grant for the 2019 performance year.

Mr. Frederico’s compensation package for 2020 and 2019 were composed of the following:

	2020 Performance Year Compensation		2019 Performance Year Compensation		Change from 2019 to 2020 Perf. Year
Fixed Compensation—Base Salary(1)	$1,250,000		$1,250,000		—%
Incentive Compensation
Cash Incentive Compensation	$2,979,625		$3,727,000		(20.1)%
Long-Term Performance-Based Equity	$4,200,000	(2)	$4,050,000	(2)	3.7%
Long-Term Time-Based Equity	$2,800,000	(2)	$2,700,000	(2)	3.7%
Total Direct Compensation	$11,229,625		$11,727,000		(4.2)%

(1)

Mr. Frederico’s base salary for each of the 2020 and 2019 performance years was established at the beginning of such performance year, in February. Accordingly, Mr. Frederico’s 2020 base salary was established in February 2020 based on Mr. Frederico’s accomplishments in the 2019 performance year.

(2)

Represents the Compensation Committee’s target nominal value for the relevant performance year. The number of units granted is calculated by dividing such value by the average closing price on the NYSE of a Common Share over the 40 consecutive trading days ending on the date of grant.

The compensation package presented in the table above is different from the SEC-required disclosure in the Summary Compensation Table below and is not a substitute for the information in that table. Rather, it is intended to show how the Compensation Committee linked Mr. Frederico’s compensation and its components to our performance results and his achievements for the prior year.

EXECUTIVE COMPENSATION PROGRAM STRUCTURE AND PROCESS

Overview of Philosophy and Design

Our executive compensation program is designed to recognize and reward outstanding achievement and to attract, retain and motivate the talented individuals needed to lead and grow our Company’s business. We maintain an ongoing dialog with our shareholders and incorporate their feedback into our program so that the program is aligned with their interests.

The guiding principles of our program are:

Pay for Performance by providing an incentive for exceptional performance and the possibility of reduced compensation if executives are unable to successfully execute our strategies	Accountability for short- and long- term performance	Alignment with shareholder interests	Retention of highly qualified executives with financial guaranty and asset management experience

We Align Pay With Performance

Our program rewards the performance of our most senior executives, who are directly responsible for our operational results, with a higher proportion of variable and performance-based compensation than it rewards lower level executives. We use a mix of variable at-risk compensation with different time horizons and payout forms to provide an incentive for both annual and long-term sustained performance, in order to maximize shareholder value in a manner consistent with our Company’s risk parameters. The Compensation Committee assesses the performance of our executive officers from both a financial and a non-financial perspective, using pre-established goals.

Our executive officers are eligible to receive an annual cash incentive, which is based on their performance against pre-established goals over the previous year. They may also receive a long-term equity incentive, the majority of which is performance-based and cliff vests at the end of a three-year performance period, and the remainder of which is time-based and cliff vests at the end of a three-year period. The long-term equity incentive is structured to encourage retention and a long-range mindset.

Executive Compensation Is Closely Tied To Long-Term Performance

The compensation program is structured with upside potential for superior executive achievements, but also the possibility of reduced compensation if executives do not successfully execute our Company’s strategies. By increasing management’s motivation to enhance shareholder value over the long term, our compensation program aligns executive officer incentives and shareholder interests.

For the 2020 performance year, we maintained the same structure for the compensation package for our executive officers as we did for the 2019 performance year, although we added one annual financial performance target relevant to the determination of cash incentive compensation at the beginning of the year, prior to the onset of the COVID-19 pandemic:

Principal Elements of Executive Compensation Package	Purpose
Base Salary	Based on responsibilities, skill set and experience, and market measures
Cash Incentive Compensation	Cash reward for performance against annual financial performance targets and progress against strategic non-financial objectives that we expect to drive our growth over the medium to long term
Long-Term Equity Incentives

60% in performance share units, which we refer to as PSUs, that may be earned over a 3-year performance period based on performance targets, and are paid at the end of the 3-year performance period if particular performance targets are achieved, with half of the PSUs (or 30% of the long-term equity incentive) being based on growth in our Core Adjusted Book Value per share, and half of the PSUs (or 30% of the long-term equity incentive) being based on our TSR, relative to the 55th percentile of the Russell Midcap Financial Services Index

40% in restricted share units, which we refer to as RSUs, that cliff vest at the end of a 3-year period

Shareholder Outreach on Our Executive Compensation Program

For the past several years, we have actively engaged with our shareholders in order to obtain their feedback on our executive compensation program. In May 2018, after negative recommendations from the two leading proxy advisory firms, only 60% of the Common Shares voting approved our say-on-pay proposal. Following that 2018 say-on-pay vote, we sought to engage with our shareholders with respect to the changes we proposed to make to the executive compensation program in response to the recommendations from the two leading proxy advisory firms and the say-on-pay result, and based on advice from FW Cook. As part of that process and our continued dialogue with shareholders, we contacted holders of an aggregate of over 77% of our Common Shares (which comprised every shareholder holding more than 0.16% of our outstanding shares). Based on the feedback from our shareholders and advice from FW Cook, we made a number of structural changes to our executive compensation program in 2019:

•

With respect to the short-term cash incentive compensation, we reduced the CEO’s target individual cash multiple to 2.0x from 2.5x and introduced negative discretion for scoring the achievement of financial performance targets that were set below prior year actual results.

•	With respect to the long-term equity compensation, we increased the amount dependent on performance measures from 50% to 60% and introduced the two new types of PSUs described above.

•	We also ended our reimbursement of executives for the cost of financial planning.

In May 2019, after we made these structural changes to our executive compensation program based on discussions with our shareholders and advice from FW Cook, investors holding over 93% of the Common Shares voting approved our say-on-pay proposal at our Annual General Meeting. Then, in May 2020, and with respect to an unchanged executive compensation program, investors holding over 93% of the Common Shares voting once again approved our say-on-pay proposal at our Annual General Meeting. In light of this positive feedback, we made only one small change to our compensation program for the 2020 performance year, adding a new financial performance measure related to our asset management business.

In late 2020 and into early 2021, we again sought to engage with our shareholders with respect to compensation matters. We contacted holders of an aggregate of nearly 88% of our outstanding Common Shares (which comprised every shareholder holding more than 0.1% of our outstanding Common Shares) and offered to discuss our executive compensation program. While holders of a small amount of our outstanding Common Shares provided us with specific feedback on aspects of our executive compensation program in a conversation with management, the holders of 16% of our outstanding Common Shares specifically responded that they did not need to speak with us because they had no concerns about our executive compensation program.

The Decision-Making Process

Our Compensation Committee, composed solely of independent directors, is responsible for all decisions made on our executive officer compensation. Our Compensation Committee works closely with FW Cook, the Chairman of our Board and management to examine pay and performance matters throughout the year, and consults with our Board prior to making final compensation decisions.

Our Compensation Committee conducts in-depth reviews of performance and then applies judgment to make compensation decisions. Our Compensation Committee believes its process, described below, is an effective way to assess the performance, risk management and leadership demonstrated by Mr. Frederico and our senior management team.

•

In August and November, our Compensation Committee reviews our year-to-date corporate performance, as well as progress of each executive officer against individual performance goals. Our chairman of our Compensation Committee seeks feedback from our shareholders on our executive compensation program.

•

In November, our Compensation Committee reviews and approves the metrics and goals in our performance framework and reviews certain of our executive officer performance goals for the upcoming year, and begins to formulate its compensation decisions with respect to current year performance. The metrics and goals our Compensation Committee sets in November for the upcoming year are based in part on estimates of the full year performance. In February 2020, after receiving the final results for full year 2019, our Compensation Committee chose to increase certain of the metrics and goals it had set for the 2020 performance year in November 2019.

•

In February, our Compensation Committee meets twice. It first meets in early February to receive and review our final results and to evaluate executive performance for the previous calendar year, which we refer to as the performance year, against that performance year’s goals. Our Compensation Committee formulates its preliminary compensation decisions with respect to that year’s executive performance, along with our executive officer performance goals for the coming year. Later in February, our Compensation Committee discusses with other Board members its preliminary compensation decisions for the previous year and our executive officer performance goals for the coming year, and then makes its final decisions with respect to those matters. Our CEO is not present when our Compensation Committee meets to evaluate his performance and determine his compensation.

In making its compensation decisions, our Compensation Committee follows a five-step approach:

Step 5:

Seek input from the independent consultant concerning CEO pay.

Our Compensation Committee considers FW Cook’s analysis of the compensation paid to executive officers in our executive compensation comparison group when evaluating the compensation of our executive officers. The role of FW Cook is described in more detail below under “Compensation Governance—the Role of the Independent Consultants.”

Step 4: Analyze trends among comparison companies. Our Compensation Committee considers market pay levels and trends based on information FW Cook provides about comparison companies.

Step 3:

Review each executive’s individual performance and contributions.

Our Compensation Committee reviews the individual performance objectives for our CEO and the other executive officers, and assesses each person’s performance and contributions. For the executive officers other than our CEO, our Compensation Committee considers individual performance assessments and compensation recommendations from our CEO, as well as succession planning and retention issues in this unique segment of the financial services industry.

Step 2:

Assess Company Performance.

Our Compensation Committee reviews our corporate financial performance targets for the performance year and discusses our full-year financial and strategic performance at length, seeking to understand what was accomplished relative to established objectives, how it was accomplished, and the quality of the financial results.

Step 1:

Establishment of financial performance goals and non-financial objectives.

At or prior to the beginning of each performance year, our Compensation Committee discusses our Company’s business plan at length and establishes corporate financial goals for the upcoming performance year. Our Compensation Committee also discusses the strategic direction of our Company and establishes non-financial objectives it expects to drive our growth over the medium to long term.

Components of Our Executive Compensation Program

For the 2020 performance year, the compensation package for the executive officers again consists of three principal elements: base salary, cash incentive compensation and long-term equity incentives. Our practice is to review the components of our executive officer compensation package separately and monitor the total of the various components. We consider each component and the total against our compensation objectives described in “Overview of Philosophy and Design.” Decisions related to one compensation component (e.g., cash incentive compensation) generally do not materially affect decisions regarding any other component (e.g., long-term equity incentives) because the objectives of each element differ. Due to the seniority of the executive officers, variable pay elements are emphasized, but no specific formula, schedule or structure is currently applied in establishing the percentage of total compensation delivered to the executive officers through any particular compensation element.

Base Salary

Our Compensation Committee establishes each executive officer’s base salary in consultation with FW Cook. We believe base salary is necessary to attract and retain key executives by providing appropriate compensation that is based on position, experience, scope of responsibility and performance. Base salary provides liquidity to our executive officers and balances the levels of guaranteed pay with at-risk pay to properly manage our compensation-related risk. The amount is based on the executive officer’s responsibilities, skills and experience, as well as market measures. The level of an executive officer’s base salary reflects our Compensation Committee’s view of the contribution that executive officer has consistently made to our Company’s success over several years, the continuing importance of that executive officer to our Company’s future, and the difficulty and expense of replacing the executive officer with one of a similar caliber. Our Compensation Committee does not guarantee salary adjustments on an annual basis; in fact, our CEO’s base salary was last adjusted in February 2017. Base salary is set toward the beginning of the year and is paid to the executive officers for ongoing performance throughout the year. For the 2020 performance year, our Compensation Committee established our executive officers’ base salaries in February 2020.

Cash Incentive Compensation

Unlike base salary, which is set at the beginning of the year in which it is paid, cash incentive compensation is determined after the end of the performance year to which such compensation relates. For the 2020 performance year, our Compensation Committee determined the amount of the cash incentive compensation in February 2021.

Our Compensation Committee uses a formula to award cash incentive compensation in order to enhance the transparency of our process. The amount of cash incentive compensation is determined based on the extent to which the executives achieve certain pre-established performance targets; 67% is tied to the achievement of six financial performance targets and 33% is tied to the achievement of non-financial objectives.

Our Compensation Committee considers the six financial performance targets to be important in assessing our Company and our executive officers’ performance; each target has a weighting of 11.17% (for a total of 67%) and five of them are based on a non-GAAP financial measure that is described below under “Non-GAAP Financial Measures.”

Similar to the financial performance goals, the non-financial objectives also relate to matters that are important to our business. Our Compensation Committee believes the qualitative objectives are necessary to fully evaluate the annual achievements that benefit our shareholders, and it does not individually weight the non-financial objectives because it believes it is more appropriate to evaluate the level of achievement of all of the non-financial objectives in their totality.

We provide a diagram of our formula for awarding our annual cash incentive compensation below:

The financial performance targets for 2020 for all the executive officers including Mr. Frederico, our CEO, are set out below. The non-financial objectives for Mr. Frederico are set out below under “CEO Performance Review—Cash Incentive—Mr. Frederico’s Non-Financial Objectives”, while certain of the non-financial objectives for the executive officers other than Mr. Frederico are discussed below under “Compensation Decisions of Other Executive Officers.” For the 2020 performance year, the financial performance targets and the non-financial objectives for the named executive officers were established in February 2020, prior to the onset of the COVID-19 pandemic, and the Compensation Committee determined the extent to which they had been satisfied in February 2021.

Five of the six financial goals are based on non-GAAP financial measures and four of those five are labeled “core” to distinguish them from similar non-GAAP financial measures. The four “core” measures have been adjusted to exclude the impact of consolidating variable interest entities, which we refer to as VIEs, while the similar non-core measures have not been so adjusted. We include below under “Non-GAAP Financial Measures” a description of the adjustments we make to the most comparable GAAP financial measures to arrive at these measures.

For the 2020 performance year, the Compensation Committee added a new financial performance measure to incentivize the building of our asset management business—gross third-party assets raised—and weighted all six financial performance targets equally.

2020 Financial Performance Measures

PVP

represents the estimated value of new business production in our insurance segment. PVP takes into account upfront premiums and the present value of estimated future installment premiums using a consistent discount rate on all new contracts written in a reporting period.

Core operating income per diluted share

enables us to evaluate the amount of income we are generating in our business without certain items, primarily non-economic fluctuations and movements in fair value, foreign exchange movements related to long dated receivables and payables, and other adjustments, as well as removing the impact of consolidating VIEs.

Core operating shareholders’ equity per share

presents our equity excluding non-economic fair value adjustments as well as the impact of consolidating VIEs. Core operating shareholders’ equity per share is the basis of the calculation of core adjusted book value, which we refer to as Core ABV, per share, as described below.

Core operating ROE

represents core operating income for a specified period divided by the average of core operating shareholders’ equity at the beginning and the end of that period. This measure enables us to evaluate our return on the capital invested in our company.

Core ABV per share

reflects our core operating shareholders’ equity, plus unearned premiums in excess of expected losses, plus future estimated revenues from contracts other than financial guaranty insurance contracts (such as specialty insurance contracts and credit derivatives), less deferred acquisition costs. This measure enables us to measure our intrinsic value, excluding our franchise value.

Gross third-party assets raised

represents the gross increase in assets under management, which we refer to as AUM, from sources other than our subsidiaries (but includes assets from employees and former employees). It represents sales of CLOs, as well as gross increases in funded and unfunded commitments in funds managed by AssuredIM, which we refer to as AssuredIM Funds, during the year. Gross third-party assets raised would also include gross third-party assets obtained in strategic transactions. Gross third-party assets raised increases the total AUM on which we earn recurring asset management fees.

At the beginning of a performance year, our Compensation Committee assigns each executive an Individual Target Cash Incentive Amount, which is calculated as a multiple of the executive officer’s base salary, and which we refer to as the Individual Target Cash Incentive Multiple. The amounts of the base salary and Individual Target Cash Incentive Multiples are set based on the executive officer’s position and level of responsibility, historic pay level, importance to the future strategic direction of our Company and FW Cook’s advice about the compensation practices of companies in our comparison group.

For the 2020 performance year, our Compensation Committee assigned each of the named executive officers an Individual Target Cash Incentive Multiple of 2.0x, the same as last year. For the 2018 performance year, in response to the previous year’s say-on-pay vote result and based on shareholder feedback and advice from FW Cook, the Compensation Committee had reduced Mr. Frederico’s multiple from 2.5x to 2.0x.

Then, at the end of a performance year, for each executive officer, our Compensation Committee calculates and aggregates the weighted achievement scores for the financial performance measures and the individual non-financial objectives. When assessing the level of achievement and assigning scores for the year, our Compensation Committee takes into account the difficulty of achieving particular targets or objectives. Our Compensation Committee has discretion to assign achievement scores of up to 200% for outstanding performance and achievement scores of down to 0% for performance below target, based on its view of the level of achievement attained for each financial performance target and for the non-financial objectives taken as a whole.

Our Compensation Committee may exercise negative discretion where the financial performance measure result, while above the target established by our Compensation Committee, is less than the prior year result. For the 2018 performance year, our Compensation Committee exercised this negative discretion with respect to both financial performance measures where the 2018 results were above 2018 targets but below 2017 actual results. For the 2019 performance year, our Compensation Committee again exercised this negative discretion with respect to two financial performance measures where the 2019 results were above the 2019 targets but below the 2018 actual results. For the performance year 2020, our Compensation Committee did not exercise its negative discretion in the one relevant instance, our PVP financial performance measure. Our 2020 PVP was above both (i) the 2020 target and (ii) the actual 2019 result when PVP from a group of non-repeatable, privately executed, bilateral guarantees on a large number of sub-sovereign credits is excluded from 2019 PVP. Consequently, our Compensation Committee did not view this as an instance where it would be appropriate to exercise its negative discretion, despite the 2020 PVP being below the 2019 actual PVP when such transactions are included. In any event, our Compensation Committee awarded Mr. Frederico a score of only 105% on this measure.

Setting Financial Performance Targets

The Compensation Committee selected five of the financial performance measurements in 2015 when, in consultation with FW Cook, it redesigned our process and formula for determining the amount of short-term cash incentive to award to our executives. At the time, the Compensation Committee considered the measures of value creation used by our then executive compensation comparison group and also the unique earnings model of the financial guaranty industry. The Compensation Committee reconsiders each year whether these measures are the appropriate ones to use in light of our Company’s business. For the 2020 performance year, the Compensation wished to add a financial performance measurement that would appropriately incentivize our executives to develop and grow our asset management business. After some discussion, the Compensation Committee determined that gross third-party assets raised was simple to understand and would best serve this purpose, and determined that all six financial performance measures should receive equal weighting. The Compensation Committee believes our progress measured against these goals will, over the long term, result in optimal total shareholder return.

Each year the Compensation Committee sets our financial performance targets at levels it views as challenging based on the projected operating results in our annual business plan. The goals and our business plan acknowledge the unique long-term nature of our financial guaranty insurance business and that the required accounting treatment and operations of a financial guaranty insurer are distinct from other insurance product lines.

PVP. Our annual business plan for 2020 challenged our executives to originate more financial guaranty business in 2020 than the regular financial guaranty business we originated in 2019. Our most direct measurement of new business origination is PVP. However, our reported 2019 PVP of $569 million included $193 million attributable to a group of non-repeatable, privately executed, bilateral guarantees on a large number of sub-sovereign credits. Without that group, our 2019 actual PVP was $376 million, which we surpassed with our 2020 actual PVP of $390 million.

Core Operating Income per Diluted Share and Core Operating Return on Equity. Our Compensation Committee set the financial performance targets for core operating income per diluted share and core operating return on equity based on the same annual business plan that challenged us to originate more business in 2020 than in 2019 (excluding the impact of the group of non-repeatable, privately executed, bilateral guarantees on a large number of sub-sovereign credits) despite the challenging business environment, but lower than the actual results for these measures in 2019. Why would our Compensation Committee set these financial performance targets at levels that were below our prior year actual results, and still view those targets as challenging?

The answer to that question follows from the unique earnings model of the financial guaranty insurance industry. When a financial guarantor writes a new financial guaranty policy, it does not earn the full amount of the premium immediately; rather, when a policy is written, the upfront premium it receives (plus the present value of any future premiums it expects to receive) is recorded on its balance sheet as the unearned premium reserve, which we refer to as the UPR. This UPR is earned over the term of the insured obligation, often as long as 20, 30 or even 40 years. In 2020, for example, only approximately 5% of the premiums we earned in 2020 related to new financial guaranty policies we wrote in 2020, and the rest was earned from our previously established UPR. Because the volume and pricing of new financial guaranty business written in a particular year has only a small impact on premium earnings for that year, most of our operating income from our core financial guaranty business may be forecast based on projections with respect to the very significant UPR that we earn as our insured portfolio amortizes.

Despite the relative predictability of the contribution of our primary financial guaranty business to our core operating income per diluted share and core operating return on equity, we consider the financial performance goals we set for these measures to be challenging due to potential uncertainties in the broader market and environment. Those uncertainties include unexpected changes to investment rates, level of refunding activity and unexpected loss development. In addition, variability of our share price and availability of funds for share repurchases may add to the challenges of reaching these goals.

For several years we increased the insured portfolio through strategic transactions with legacy bond insurers. Such transactions significantly increased our future earnings power during that period. Because the significant increases to UPR from strategic, non-repeating transactions exceed the rate at which we are able to increase the UPR based on new business from the insurable market in the recent low credit spread environment, our Compensation Committee believes the core operating income goal it set, while lower than the prior year result, was still challenging.

Our core operating ROE is also negatively impacted by the amount of excess capital we continue to have. Despite the strides we have made in managing our capital (see “Summary – 2020 Achievement Highlights” above), we believe we still have excess capital that we need regulatory approval to deploy, and therefore are constrained in our ability to improve our capital efficiency and our core operating ROE.

Core Operating Shareholders’ Equity Per Share and Core Adjusted Book Value Per Share. Our Compensation Committee also wants to encourage our executives to build intrinsic value in our Company over time for our shareholders, so our Compensation Committee sets targets for core operating shareholders’ equity per share and core adjusted book value per share. Our Compensation Committee believes these measures best capture the long-term value we are building for our shareholders and that growth in these measures will eventually result in growth in the price of our Common Shares. Our Compensation Committee believes that core adjusted book value per share, in particular, is such an important measure of the intrinsic value we are building for our shareholders that our Compensation Committee has made this measure a component of both our short-term and long-term incentive programs. Our Compensation Committee believes that this will motivate our executives to focus on growth in this measure in both the short and long term, and that eventually growth in the price of our Common Shares will follow.

Gross Third-Party Assets Raised. Our Compensation Committee introduced this new financial performance measure for the 2020 performance year. Our Compensation Committee believes that AUM is an appropriate metric against which to weigh the success of management’s efforts to grow our asset management business. Our Compensation Committee also recognized that our purchase of BlueMountain Capital Management, LLC and associated entities on October 1, 2019 included a number of strategies that were in wind-down, which would reduce AUM. Our Compensation Committee preferred to select a metric that measured more directly whether management is successfully building the AssuredIM business, without the “noise” of the reduction of AUM attributable to the wind-down business. Consequently, our Compensation Committee settled on gross third-party assets raised as the appropriate measure.

Calculating Cash Incentive Compensation

Based on an executive officer’s weighted achievement scores for the financial performance targets and the individual non-financial objectives, the individual payouts of the cash incentive for 2020 were calculated as follows:

Annual Individual Target Cash Incentive Amount				X	Annual Achievement Score (a percentage from 0% to 200%)			=	Annual Cash Incentive Payout

(2020 Base Salary	X	2020 Individual Target Cash Incentive Multiple	)	X	(2020 Financial Target Achievement Score (weighted 67%)	+	2020 Non-Financial Objective Achievement Score (weighted 33%))	=	2020 Cash Incentive Payout

The basic formula for determining cash incentive compensation has remained the same since our Compensation Committee developed the methodology, together with FW Cook, at the beginning of 2015, and our Company’s performance on key financial measures has improved greatly since that time. Four out of five of the financial performance measurements applicable in both periods have improved, as reflected in the table below.

FINANCIAL PERFORMANCE GOALS	2014 Results	2020 Results
PVP	$172 million	$390 million
Core Operating Income per Diluted Share	$2.83	$3.11
Core Operating Shareholders’ Equity per Share	$37.48	$78.46
Core Operating Return on Equity	8.1%	4.4%
Core Adjusted Book Value per Share	$53.78	$114.97
Gross Third-Party Assets Raised	NA	$1.6 billion

The progress we have made on these fronts is the result of the leadership of Mr. Frederico and the efforts of his management team. As a result, our Compensation Committee retained the same general methodology and formulas for cash incentive compensation implemented in 2015 for Mr. Frederico and other named executive officers. Our Compensation Committee has fine-tuned its methodology since 2015, with its addition of a new financial performance measure for the 2020 performance year being the most recent change.

Long-Term Equity Incentives

In addition to the cash incentive compensation, our Compensation Committee awards long-term incentive compensation in the form of our Common Shares.

Like cash incentive compensation, equity incentive compensation is awarded after the end of the performance year to which such compensation relates. For the 2020 performance year, our Compensation Committee determined the amount of equity incentive compensation in February 2021.

Sixty percent of the nominal value of the award is in the form of performance share units (which we refer to as PSUs) that may be earned over a 3-year performance period based on pre-established performance targets, and are paid at the end of the 3-year performance period if particular performance targets are achieved, and the remaining forty percent is in the form of RSUs that cliff vest at the end of a 3-year period. Details about the individual awards are set out in “CEO Performance Review” and “Other Named Executive Officer Compensation Decisions.”

For the 2021 grant with respect to the 2020 performance year, the proportion of the long-term equity incentive comprising performance-based PSUs was again 60%.

Performance Share Units. Each performance share unit, or PSU, represents a contingent right to receive up to a certain number of our Common Shares as described below under “Incentive Plans—Assured Guaranty Ltd. 2004 Long-Term Incentive Plan”. The Compensation Committee awards PSUs with the intent of aligning executive pay with our Company’s performance.

Prior to the grants made in February 2019 for the 2018 performance year, the number of our Common Shares executive officers could earn for each PSU was based on the price of our Common Shares over a 3-year performance period in relation to price hurdles established by our Compensation Committee at the time of grant. Based on shareholder feedback and advice from FW Cook, our Compensation Committee chose to replace these PSUs with two new types of replacement PSUs for the February 2019 grant.

•	PSUs tied to growth in our core adjusted book value per share over a three-year period, which we refer to as ABV PSUs; and

•	PSUs tied to our TSR over a three-year period relative to the TSR of the 55th percentile of the Russell Midcap Financial Services Index, which we refer to as Relative TSR PSUs.

The Compensation Committee maintained the same structure for the February 2020 and February 2021 grants.

ABV PSUs

Our Compensation Committee believes that Core ABV per share is the best measure of the intrinsic value of our Common Shares, and that growth in Core ABV per share will eventually result in growth in the price of our Common Shares. Our Compensation Committee believes that this measure is so important that it has incorporated the measure into both its short-term cash incentive program and its long-term equity compensation program, so that the executives are motivated to grow Core ABV per share on both a short-term and long-term basis.

Each ABV PSU represents the right to receive up to two of our Common Shares at the end of a three-year performance period, which runs from January 1 of the year of the grant to December 31 three years later, depending on the growth in Core ABV per share over the three-year performance period.

•	The target growth rate is an aggregate of 15% over that three-year period, for which the executive officer earns one Common Share for each ABV PSU.

•

At 80% of the target growth (or 12%), which we refer to as the threshold, the executive officer earns one-half share for each ABV PSU; for growth rates below that amount, the executive officer earns no Common Shares.

•	At 120% of the target growth (or 18%) or above, which we refer to as the maximum, the executive officer earns two of our Common Shares for each ABV PSU.

For Core ABV per share growth rates between the threshold and the target and between the target and the maximum, the amount of our Common Shares earned for each ABV PSU is based on straight-line interpolation.

Our Compensation Committee set the ABV PSU target growth rate based on the projected operating results in our annual business plan and after consulting with FW Cook. In setting the ABV PSU target, our Compensation Committee did not consider significant potential or theoretical strategic activities that had not been finalized or share repurchases the funding of which require regulatory approvals that have not yet been obtained, because the conditions for success are highly contingent and outside of the executive officers’ control. Given the outsize positive impact on our Company of the successful achievement of at least some such endeavors, our Compensation Committee believes it is appropriate for its executive officers to be encouraged to pursue success in these areas through the ABV PSUs. The targets are unchanged from last year.

Relative TSR PSUs

Since our ultimate goal is to provide as much value to our shareholders as possible, our Compensation Committee believes that our long-term equity incentive compensation should also be based on our TSR. However, recognizing that share prices may be influenced by a number of factors, the Compensation Committee decided that a relative measure of TSR was most appropriate.

Each Relative TSR PSU represents the right to receive up to 2.5 (for extraordinary performance at the 95th percentile) of our Common Shares at the end of a three-year performance period, which runs from January 1 of the grant year to December 31 three years later, depending on the performance of our TSR over that three-year period relative to the TSR of the Russell Midcap Financial Services Index, which we refer to as the Index.

•	The target Company TSR for that period is the 55th percentile of the Index, for which the executive officer earns one Common Share for each Relative TSR PSU.

•

At the 25th percentile of the Index, which we refer to as the threshold, the executive officer earns one-half share for each Relative TSR PSU; for Company TSRs below that level, the executive officer earns no Common Shares.

•	A Company TSR at the 95th percentile of the Index, which we refer to as the maximum, or above earns the executive officer 2.5 of our Common Shares for each Relative TSR PSU.

For Company TSRs between the threshold and the target and between the target and the maximum, the amount of our Common Shares earned for each Relative TSR PSU is based on straight-line interpolation.

The Compensation Committee adopted the following additional restrictions on the Relative TSR PSUs:

•	The number of Common Shares that can be earned is capped at one share per Relative TSR PSU if the Company TSR is negative, even if above the 55th percentile.

•	Common Shares earned pursuant to the Relative TSR PSUs remain restricted until one year after they vest.

Prior to establishing the TSR PSUs in February 2019, our Compensation Committee sought advice from FW Cook in selecting an index for a target TSR and in establishing the target, threshold and maximum TSR levels and the number of our Common Shares awarded for each Relative TSR PSU.

When our Compensation Committee established the TSR PSUs in February 2019, it considered and rejected a number of other options:

•

Our Compensation Committee considered establishing a peer group of companies against which to measure our Company’s TSR, but only one other financial guarantor continues to write new business, and that company is not publicly traded.

•

Our Compensation Committee considered establishing a peer group of property and casualty insurance companies, an industry in which we are sometimes grouped by analysts, but determined that factors impacting the performance of property and casualty insurance companies are unlikely to impact our business in the same way, particularly given the unique long-term nature of our financial guaranty insurance business and the fact that the required accounting treatment and operations of a financial guaranty insurer are distinct from property and casualty and other insurance product lines.

•

Our Compensation Committee also considered using the executive compensation comparison group it uses to evaluate the level and mix of compensation it pays its executives. While the executive compensation comparison group comprises similarly-sized companies in businesses somewhat similar to our business, many of the companies in that group are mortgage finance and property and casualty insurance and reinsurance companies and our Compensation Committee did not believe that group was an appropriate benchmark for our TSR.

Our Compensation Committee believed that aspects of our business are comparable to aspects of various financial services companies, and so determined that the best benchmark for our TSR was a broad index of somewhat similarly-sized financial services companies, and selected the Russell Midcap Financial Services as the best available measure.

We engaged Aon plc, which we refer to as Aon, to model the grant date valuation of the Relative TSR PSUs and to track the Relative TSR PSUs on an ongoing basis.

Restricted Stock Units

Each restricted stock unit represents a right to receive one of our Common Shares at the end of a three-year vesting period as described below under “Incentive Plans—Assured Guaranty Ltd. 2004 Long-Term Incentive Plan”.

Our Compensation Committee awards RSUs with the intent of providing executives with long-term incentive compensation that increases in value as our Company achieves its strategies. Our Compensation Committee believes this incentivizes executives to remain with the Company and help build shareholder value over the long term. Our Compensation Committee has been awarding RSUs to our executives for a number of years now. For the 2021 grant for the 2020 performance year, our Compensation Committee allocated 40% of the long-term equity incentive to RSUs, the same as last two years, and down from 50% from the year before that.

CEO PERFORMANCE REVIEW

Overview

In light of Mr. Frederico’s significant accomplishments in the difficult 2020 performance year and the importance of his continued leadership as we work to grow our asset management business, but also considering the price performance of our shares and that we did not reach three of our six financial performance targets, the Compensation Committee awarded Mr. Frederico total compensation of $11,229,625, a 4.2% decrease from his total compensation for the 2020 performance year. More specifically, the Compensation Committee significantly decreased Mr. Frederico’s short-term compensation in response to the results for the 2020 performance year, but increased his long-term compensation to provide him with an appropriate incentive to continue to lead our multi-year transformation into a financial services company with a dual focus on both financial guaranty and asset management.

Mr. Frederico’s short-term cash incentive compensation decreased by 20.1% from the prior year, largely as a function of the financial performance target scores awarded by the Compensation Committee. Our performance exceeded three of the financial performance targets set by the Compensation Committee at the beginning of the year prior to the onset of the COVID-19 pandemic, but fell short of the three other targets. As a result, the Compensation Committee awarded Mr. Frederico a weighted score on his financial performance targets of 61.4% for the 2020 performance year, substantially less than his weighted score of 83.1% for 2019. While the Compensation Committee recognized Mr. Frederico’s extraordinary achievements in a difficult 2020 by awarding him a weighted score on his non-financial objectives reflecting that view, the Compensation Committee’s weighted score for his non-financial objectives of 57.8% for the 2020 performance year was less than the 66% it awarded him in 2019, reflecting the difficult year. In aggregate, the Compensation Committee awarded Mr. Frederico a total achievement score of 119.2%, a substantial decrease from his total achievement score of 149.1% for 2019.

The Compensation Committee also considered the appropriate amount of long-term incentive equity compensation to award Mr. Frederico in light of our success in handling the COVID-19 pandemic, our strong PVP generation in the face of the COVID-19 pandemic and historically low interest rates, and the establishment of AssuredIM. In recognition of these accomplishments and the Compensation Committee’s strong desire that Mr. Frederico continue his leadership as we execute on our multi-year strategy to transform our Company into a diversified financial services company with a dual focus on financial guaranty and asset management, the Compensation Committee granted Mr. Frederico long-term equity compensation with a target nominal value of $7,000,000, an increase of $250,000 from his grant for the 2019 performance year. Mr. Frederico’s total compensation for the 2020 performance year was composed of the following:

	2020 Performance Year Compensation		2019 Performance Year Compensation		Change from 2019 to 2020

Fixed Compensation—Base Salary(1)	$1,250,000		$1,250,000		—%

Incentive Compensation

Cash Incentive Compensation	$2,979,625		$3,727,000		(20.1)%

Long-Term Performance-Based Equity	$4,200,000	(2)	$4,050,000	(2)	3.7%

Long-Term Time-Based Equity	$2,800,000	(2)	$2,700,000	(2)	3.7%

Total Direct Compensation	$11,229,625		$11,727,000		(4.2)%

(1)

Mr. Frederico’s base salary for each of the 2020 and 2019 performance years was established at the beginning of such performance year, in February. Accordingly, Mr. Frederico’s 2020 base salary was established in February 2020 based on Mr. Frederico’s accomplishments in the 2019 performance year.

(2)

Represents the Compensation Committee’s target nominal value for the relevant performance year. The number of units granted is calculated by dividing such value by the average stock price over the 40 consecutive trading days ending on the date of grant.

The compensation package presented in the table above is different from the SEC-required disclosure in the Summary Compensation Table below and is not a substitute for the information in that table. Rather, it is intended to show how the Compensation Committee linked Mr. Frederico’s compensation and its components to our performance results and his achievements for the prior year. The base salary is paid during the performance year, while all of the components of the incentive compensation is based on achievements during the performance year and so is awarded in the first quarter of the following year.

Base Salary

In February 2020, given the continued importance of maintaining Mr. Frederico’s strategic leadership, but also considering the result of our say-on-pay vote in 2018 and based on shareholder feedback and advice from FW Cook, the Compensation Committee chose to maintain Mr. Frederico’s salary at $1,250,000 for the 2020 performance year.

In February 2021, given the continued importance of maintaining Mr. Frederico’s strategic leadership as we seek to transform ourselves in accordance with his vision from a financial guaranty insurance company to a financial services company offering both financial guaranty products and asset management services, but also considering the result of our say-on-pay vote in 2018 and based on shareholder feedback and advice from FW Cook, the Compensation Committee chose to again maintain Mr. Frederico’s salary at $1,250,000 for the 2021 performance year. The last increase in base salary Mr. Frederico received was granted in February 2017, effective January 1, 2017.

Cash Incentive

To determine Mr. Frederico’s cash incentive, as discussed above, the Compensation Committee used a formula that involved aggregating the weighted achievement scores for certain financial performance targets and individual non-financial objectives, and multiplying the result by Mr. Frederico’s Individual Target Cash Incentive Amount. Please refer to the diagram and discussion found above under “Executive Compensation Program Structure and Process—Components of Our Executive Compensation Program—Cash Incentive Compensation.”

Setting Mr. Frederico’s 2020 Financial Performance Targets

In February 2020, the Compensation Committee established targets for six financial performance measurements for Mr. Frederico (and for our other executive officers) for the 2020 performance year. The financial performance targets were based on the business plan that the Board of Directors reviewed and approved in November 2019, and then amended in February 2020 to increase some of the goals, and were designed to measure our progress in creating value for our shareholders. We include above under “Executive Compensation Program Structure and Process—Components of Our Executive Compensation Program” a detailed description of the financial performance measurements, and why the Compensation Committee considers them to be important in assessing our Company and our executive officers’ performance. Five of the six targets are based on non-GAAP financial measures.

The Compensation Committee viewed all of the 2020 targets for the financial performance measurements as challenging in light of then current market conditions and the nature of our business model.

PVP. The Compensation Committee views PVP as the best measure of our success capturing new financial guaranty insurance business that will, under our financial guaranty business model, support our earnings for decades to come. Because it takes many years for us to earn the premium we generally receive up front on new business, the Compensation Committee believes it is appropriate to take a long view of management’s success in building new, repeatable financial guaranty business, and excludes strategic and non-repeatable transactions when evaluating the financial performance target to set for PVP. On that basis, the Compensation Committee excluded from consideration $193 million of 2019 PVP from a group of non-repeatable, privately executed, bilateral guarantees on a large number of sub-sovereign credits when setting the 2020 target for PVP. Similarly, the Compensation Committee excluded from consideration $400 million of 2018 PVP from a portfolio insurance transaction with SGI when setting the 2019 target.

As can be seen from the graph below, since 2013 we have been steadily building the rate at which we add PVP when excluding the PVP from strategic and non-repeatable transactions in 2018 and 2019, so the Compensation Committee views its approach to incentivizing management on this measurement as successful.

Core Operating Income per Diluted Share and Core Operating ROE. The Compensation Committee set the financial performance targets for core operating income per diluted share and core operating ROE at levels it viewed as challenging but that were below 2019 comparable results. As described above under “Executive Compensation Program Structure and Process”, the nature of the accounting model for the financial guaranty business, where only approximately 5% of the premiums we earned in 2020 related to new financial guaranty policies we wrote in 2020, shows how little impact activity in our core insurance business has on the two of our financial measures related to income. Absent strategic transactions, and until the asset management business begins contributing more, almost all of our core operating income per diluted share and core operating ROE for a year can be projected at the beginning of the year based on insurance business already originated in prior years. Consequently, the Compensation Committee’s approach to setting targets for these two measures is to project the core operating income per diluted share and core operating ROE for the year based on our in-force insurance business and targets for PVP production, and then set targets that require management to exceed those projections. When the projections are lower than actual performance for the prior year, as was the case for these two measures for 2020, the resulting targets can be quite challenging while still being below the prior year actual results. The Compensation Committee believes the targets it set in 2020 for these two measures fall in this category. In any event, we did not achieve these two targets.

Mr. Frederico’s 2020 Financial Performance Target Scores

In 2020, we exceeded three of the 2020 targets for the financial performance measures.

•

We generated PVP of $390 million, the highest reported since 2009 (when excluding our 2018 reinsurance transaction with SGI and the 2019 group of non-repeatable, privately executed, bilateral guarantees on a large number of sub-sovereign credits). This achievement is significant in the face of the travel and gathering restrictions tied to the COVID-19 pandemic and historically low interest rates.

•	Core operating shareholders’ equity per share reached its highest level in our history, increasing 17% from year-end 2019 and exceeding our goal by 13%.

•

Core adjusted book value, which we refer to as Core ABV, per share increased by 18%, exceeded our goal by 14% and reached its highest level in our history, propelled by our efficient management of capital and the generation of PVP.

•	We missed our core operating income per diluted share target by 12% and our core operating ROE by 20%.

•	Our efforts to remake AssuredIM were probably most impacted by the travel and gathering restrictions related to the COVID-19 pandemic, and we missed our third-party gross assets raised target by 52%.

We achieved these results despite a persistently challenging business environment.

•	Financial services is a “people business”, and the travel and gathering restrictions tied to the COVID-19 pandemic were substantial obstacles to building new relationships.

•	Over the last several years, municipal bond yields have been at historically low levels, making our financial guaranty product less attractive to issuers. Interest rates reached new lows in 2020.

•

We continued to face competition in an already tight market from a second financial guaranty insurer that focuses on a smaller portion of the market than we do and provides price competition in those markets where we overlap.

•

Despite the strides we have made in managing our capital, we believe we still have excess capital that we need regulatory approval to deploy, and therefore are constrained in our ability to improve our capital efficiency and core operating ROE.

The Compensation Committee assigned Mr. Frederico achievement scores for his achievements against each individual financial performance target. In three instances, we achieved results in excess of the 2020 financial performance targets established by the Compensation Committee in February 2020, prior to the onset of the COVID-19 pandemic. In one of those instances, PVP, our achievement exceed the financial performance target but was below the prior year actual results. The Compensation Committee has the authority in such circumstances to exercise negative discretion to reduce the financial performance score for that measure below what it would have been. The Compensation has exercised this discretion in several instances since it was granted such authority. In this instance, for the reasons stated above under “Cash Incentive—PVP”, the Compensation Committee believed it appropriate to measure success against 2019 actual PVP excluding a group of non-repeatable, privately executed, bilateral guarantees on a large number of sub-sovereign credits. Because the actual PVP achieved in 2020 exceeded the PVP achieved in 2019 excluding such non-repeatable transactions, the Compensation Committee chose not to exercise its negative discretion in this instance.

The Compensation Committee weighted Mr. Frederico’s financial performance measurement scores in accordance with the cash incentive formula, which resulted in a weighted financial performance goal score of 61.4%:

2020 CEO Financial Performance Scorecard

	2020 Targets	2020 Results	Weighting	2020 Achievement Score (0%-200%)	Weighted Achievement Score

Financial Performance Measurements*

PVP	$373 million	$390 million	11.17%	105%	11.7%
Core operating income per diluted share	$3.55	$3.11	11.17%	90%	10.1%
Core operating shareholders’ equity per share	$69.56	$78.46	11.17%	115%	12.8%
Core operating ROE	5.5%	4.4%	11.17%	80%	8.9%
Core ABV per share	$101.12	$114.97	11.17%	115%	12.8%
Gross third-party assets raised	$3.4 billion	$1.6 billion	11.17%	45%	5.0%

Total Financial Performance Measurement Achievement Score			67.0%		61.4%

*	Five of the six financial performance measurements are based on non-GAAP financial measures, which are described on page 52 under “Non-GAAP Financial Measures.”

Mr. Frederico’s Non-Financial Objectives

The Compensation Committee also evaluated Mr. Frederico’s 2020 achievements against his 2020 non-financial objectives. Highlights of those achievements include successfully transitioning to a remote work environment on very short notice; the quick and thorough analysis of the potential impact of the COVID-19 pandemic on the insured portfolio; exceeding the PVP target in originations despite the obstacles from the pandemic and historically low interest rates; the establishment of AssuredIM; and the launch of AssuredIM’s healthcare strategy.

Non-Financial Objectives	2020 Results

Insurance Growth—Articulate clear strategy and lead effective implementation of business plan to grow financial guaranty and related business globally

•   Expand U.S. public finance financial guaranty business

•   Expand global infrastructure financial guaranty business

•   Expand global structured finance financial guaranty business

•   Attempt to purchase bond insurance portfolios if they become available for purchase

•   Maintain strong financial strength ratings at insurance companies to facilitate articulated business strategies and periodically assess the financial strength ratings of each insurance company to determine whether to request that a rating agency add or drop a rating from that company

Underwrote a total of $390 million of PVP despite continued low interest rates and credit spreads, as follows:

•  $292 million of U.S. Public Finance PVP

•  $82 million of International PVP

•  $16 million of Global Structured Finance PVP

In U.S. Public Finance:

•  As a result of increased institutional demand for our insurance, year-to-date, have written more than $100 million of insured par on 39 individual transactions (including $726 million of insured par written for the Yankee Stadium project), more than in any full year over the past decade

•  We re-entered the private higher education market after a seven-year absence, and in 2020 insured several carefully selected transactions in this area

•  We earned $84 million of PVP in primary and secondary healthcare transactions taken together; in the primary market, we insured $2.7 billion of par across 25 healthcare transactions

International:

•  Wrote over $82 million of PVP, nearly at our target of $86 million

•  Sustained trend started in the fourth quarter of 2015 of writing new business in each quarter

Global U.S. Structured Finance:

•  Wrote $16 million of PVP, while continuing investor outreach and building demand

Reinsurance:

•  Reassumed American Overseas reinsurance portfolio for a commutation gain of $38 million

Non-Financial Objectives	2020 Results

Insurance Loss Mitigation and Avoidance—Proactively manage financial guaranty portfolio to identify and avoid losses when stress develops and minimize losses when losses cannot be avoided

•   Use all available levers to creatively resolve Puerto Rico credits while minimizing losses to the Company

Puerto Rico:

•  Actively lobbied Congress to revitalize the island’s pharmaceutical supply chain and to fill three vacant seats on the PROMESA Oversight Board

•  Negotiated with various parties involved in the Puerto Rico bond default leading, despite the obstacles created by the COVID-19 pandemic and elections in the Commonwealth, to the February 2021 revised plan support agreement with respect to general obligation and Puerto Rico Public Buildings Authority debt, which we conditionally support

•  Reduced our exposure to Puerto Rico credits by $372 million with the refinancing of the Puerto Rico Aqueduct and Sewer Authority debt we insured

Other:

•  Success in several smaller loss mitigation activities, including ending our long, difficult work-out of a film securitization transaction with a sale of the remaining assets and taking a number of actions with respect to our RMBS portfolio that improved our position by tens of millions of dollars

Asset Management and Alternative Investments—Lead effective implementation of asset management and alternative investment strategies

•   Grow assets under management (AUM) organically and/or through acquisitions

•   Improve yield on investment portfolio by investing a portion of excess capital in alternative investments

•  At December 31, 2020, our U.S. insurers had deployed approximately $315 million into funds we manage, up from approximately $80 million at December 31, 2019. During 2020, such investments generated $41 million of income, or a 8.1% return on the full $500 million invested by our U.S. insurers in the vehicle they use to invest in funds we manage (compared to the return of approximately 5.6 - 6.0% generated by our external managers on our externally managed U.S. dollar investment portfolio)

•  At December 31, 2020, approximately $550 million of our U.S. insurer capital had been invested under an investment management agreement by our asset management segment in debt tranches of collateralized loan obligations, which we refer to as CLOs, and municipal bonds

•  In 2020, raised $1.6 billion of third-party funds for our healthcare strategies and through the issuance of two additional CLOs

•  During 2020, sold $569 million of CLO equity previously held by our legacy funds

•  As a result of both gross third-party assets raised and ending the CLO rebates, increased our fee-earning assets under management by 62%

Capital Management—Articulate clear strategy to maintain optimal capital structure, considering internal risk measures and rating agency and regulatory requirements

•   Accumulate capital outside of insurance companies to support asset management and other strategies

•   Return excess capital to shareholders

•  Repurchased 15.8 million shares at a total cost of $446 million, more shares than were repurchased in all of 2019

•  The capitalization of our new French insurer, Assured Guaranty (Europe) SA, increased Assured Guaranty Municipal Corp.’s fourth quarter dividend capacity by approximately $100 million

Non-Financial Objectives	2020 Results
Regulatory—Maintain optimal corporate and regulatory structure and good standing to pursue the articulated business strategies

•  Obtained approval from a UK court and effected on October 1, 2020 a Part VII insurance business transfer of guarantees with a nexus to the European Economic Area, which we refer to as the EEA, from our UK insurer, Assured Guaranty UK Limited, to our new French insurer, Assured Guaranty (Europe) SA

•  Closely monitored emergency legislation, executive orders, and regulatory action and requests relating to COVID-19, and continued to analyze any consequences of the same

•  Obtained approval of New York and Maryland regulators for our U.S. insurers to contribute an additional $250 million into the vehicle the U.S. insurers use to invest in funds we manage

•  Obtained approval of New York and Maryland regulators for the merger of one of our U.S. insurers, Municipal Assurance Corp., into another of our U.S. insurers, Assured Guaranty Municipal Corp., in order to manage our capital and improve our operational efficiency

Risk Management—Ensure that the Company has comprehensive, best-practice risk management with respect to all of its activities

•   Insure credits of good quality consistent with underwriting guidelines and consistent with risk appetite statement

•   Articulate and execute thorough enterprise risk management program

•  No unanticipated risk issues

•  Enhanced underwriting procedures to identify insurable credits with ample financial strength to withstand current crisis caused by the COVID-19 pandemic; all new business within risk limits and risk appetite statement

•  Developed and periodically refined and updated a stress analysis of the pandemic’s impact on the insured portfolio, and potential liquidity claims

•  Participated in periodic conference calls with regulators to focus on our processes for monitoring and reevaluating our exposure in light of the COVID-19 pandemic and changing economic conditions

•  Completed integration of asset management risk management activities into our enterprise risk management process

Operations—Establish an environment of excellence in all areas of operations, including investment management, accounting and financial reporting, and legal and compliance, and provide a secure information technology environment

•   Successfully integrate new asset management business

•  All financial statements and regulatory reports completed successfully and filed on time

•  Transitioned entire firm to work remotely in March 2020 without any operational issues

•  Successful Annual General Meeting, with shareholders supporting all proposals, including over 93% support of compensation paid to executive officers

•  Established and capitalized our new French insurer, Assured Guaranty (Europe) SA, and accomplished the Part VII transfer prior to Brexit

•  Successfully passed information technology penetration testing

•  Successfully avoided ransomware and security attacks

•  Re-branded BlueMountain to Assured Investment Management, and launched new related website

•  Integrated the legacy compliance policies and procedures of our asset management and insurance segments

Non-Financial Objectives	2020 Results

Management Development and Succession Planning—Attract and retain top quality senior management; develop succession plan for critical positions, including assisting the Board in further development of CEO succession plan

• Reviewed CEO succession plan with Board of Directors • Recruited and hired a new Chief Technology Officer
Environmental and Social Responsibility—Articulate a clear strategy and lead effective implementation of conducting business in an environmentally and socially responsible manner

•  Measured and disclosed greenhouse gas emissions; set targets for reduction

•  Developed a Human Rights Statement and revised existing Environmental Policy and our Statement on Climate Change

•  Established employee-led Diversity and Inclusion Committee with personnel from different areas and levels within our company to assist management in developing a more inclusive culture across the organization

•  Developed centralized corporate philanthropy program to focus on targeted and strategic giving and expanded staff involvement with the establishment of an employee-led Corporate Philanthropy Committee

•  Revised our Investment Guidelines to incorporate environmental, social and governance criteria into investment decision making process

•  Improved our environmental and social score from a proxy advisory firm

•  Closed three solar power transactions in Spain—the first we have guaranteed that used concentrated solar power (CSP) technology rather than phovoltaic panels (PV)

Based on Mr. Frederico’s 2020 achievements against his 2020 non-financial objectives, the Compensation Committee awarded him an achievement score of 175% against those objectives. Applying that score to the cash incentive formula resulted in a weighted                  non-financial objective score of 57.8%.

The Compensation Committee then added that weighted non-financial objective score of 57.8% to the weighted financial performance target score of 61.4% achieved by Mr. Frederico as described earlier, to derive a total achievement score of 119.2% in accordance with the cash incentive formula, as follows:

Summary 2020 CEO Performance Scorecard

	Weighting	2020 Achievement Score (0%-200%)	Weighted Achievement Score
Total Financial Performance Measurement Achievement Score (Summarized on page 39 above.)	67%		61.4%

Non-Financial Objectives
Insurance Growth—Articulate clear strategy and lead effective implementation of business plan to grow financial guaranty and related businesses globally
Insurance Loss Mitigation and Avoidance—Proactively manage financial guaranty profile to identify and avoid losses when stress develops and minimize losses when losses cannot be avoided
Asset Management and Alternative Investments—Lead effective implementation of asset management and alternative investment strategies
Capital Management—Articulate clear strategy to maintain optimal capital structure, considering internal risk measures and rating agency and regulatory requirements
Regulatory—Maintain optimal corporate and regulatory structure and good standing to pursue articulated business strategies
Risk Management—Ensure that the Company has comprehensive, best-practice risk management with respect to all of its activities

Operation—Establish an environment of excellence in all areas of operations, including investment management, accounting and financial reporting, and legal and compliance, and provide a secure information technology environment

Management Development and Succession Planning—Attract and retain top quality senior management, develop succession plan for critical positions, including assisting the Board in further development of CEO succession plan

Environmental and Social Responsibility—Articulate a clear strategy and lead effective implementation of conducting business in an environmentally and socially responsible manner
Non-Financial Objective Score	33%	175%	57.8%

Achievement Score			119.2%

*	Five of the six financial performance targets are based on non-GAAP financial measures, which are described below under “Non-GAAP Financial Measures.”

In reviewing Mr. Frederico’s 2020 performance scorecard, the Compensation Committee determined that he had very strong performance in a difficult year. In particular, the Compensation Committee found that Mr. Frederico should be recognized for our success in smoothly transitioning to a remote work environment and still exceeding three of the six financial performance targets set by the Compensation Committee prior to the onset of the COVID-19 pandemic. The Compensation Committee also deemed it to be important to recognize that we did not meet three of our financial performance targets and that our share price of $31.49 at December 31, 2020, had declined 36% from our share price of $49.02 on December 31, 2019, and so concluded that it was appropriate that Mr. Frederico’s short-term cash incentive payment decline substantially.

Based on Mr. Frederico’s achievements in this difficult environment, the Compensation Committee gave him a total achievement score of 119.2% for the 2020 performance year, 20% below his achievement score of 149.1% for the 2019 performance year. Applying this achievement score to his Individual Target Cash Incentive Amount resulted in a cash incentive award of $2,979,625. This was $747,375 (or 20.1%) less than the $3,727,000 awarded to Mr. Frederico for the 2019 performance year.

Equity Compensation

The Compensation Committee awarded all of Mr. Frederico’s long-term incentive compensation in the form of PSUs and RSUs. The $7,000,000 target nominal amount of long-term equity constituted less than a 4% increase over the target nominal amount for the prior year. The Compensation Committee believed it was very important to reward Mr. Frederico for the consistent performance of our Company through the COVID-19 pandemic, the strong PVP results in the face of the COVID-19 pandemic and historically low interest rates, especially in our core U.S. public finance financial guaranty business, and the establishment of AssuredIM. It also reflected the Compensation Committee’s desire that Mr. Frederico have a strong incentive to continue his valued leadership of our Company and to generate long-term, sustained growth that will enhance shareholder value as we continue our multi-year effort to establish AssuredIM in the asset management business while growing our insurance business, and so becoming the diversified dual-focused financial services company that he envisions.

The following table sets forth the target nominal amount of long-term incentive compensation the Compensation Committee awarded Mr. Frederico on February 24, 2021, the grant date. The Compensation Committee determined the number of PSUs and RSUs to award Mr. Frederico by converting the target nominal amount of the award using $36.99, which was the average price of our Common Shares over the 40 consecutive trading days ending on February 24, 2021.

When we prepare the Summary Compensation Table, we report the value of the grants using U.S. generally accepted accounting principles (which we refer to as U.S. GAAP), in accordance with the SEC’s rules.

•

Under U.S. GAAP, the value of an ABV PSU as of February 24, 2021 was determined to be $44.01. This value is based on the closing price of our Common Shares on that date, which U.S. GAAP allows as a practical expedient to value grants with complicated features, such as in this case the estimated growth rate of the Company’s Core ABV per share.

•

Under U.S. GAAP, the value of a Relative TSR PSU on February 24, 2021 was $60.06. This value was computed using a Monte-Carlo simulation model taking into account the historical relationship of our TSR and the TSR of the Index, including for the period from the beginning of the Relative TSR PSU performance period to February 24, 2021, the grant date. We engaged Aon to provide this computation for us.

•	Under U.S. GAAP, the value of an RSU was $44.01, based our Common Share closing price on February 24, 2021.

Because the price of our Common Shares can be volatile, our Compensation Committee since 2012 has determined the number of shares to be granted to our executives by dividing the target nominal value of the equity it wished to award by the average price of our Common Shares over the 40 consecutive trading days ending on the grant date. As described above, U.S. GAAP valuations are based on the price of our Common Shares on the grant date. So, when the price of our Common Shares is higher on the grant date than the average over the 40 previous consecutive trading days, the U.S. GAAP value will exceed our Compensation Committee’s target nominal value, as was the case this year. Similarly, when the price of our Common Shares is lower on the grant date than the average over the 40 consecutive trading days ending on the grant date, the U.S. GAAP value will be less than our Compensation Committee’s target nominal value, as was the case last year. Our adoption of a Relative TSR PSU has exacerbated this effect, since price movements of our Common Shares from the beginning of the measurement period (the beginning of the year) to the grant date compared to the price movements of the Index have a material impact on the U.S. GAAP value of the TSR PSUs. Last year, the Compensation Committee’s target nominal value of the total long-term equity incentive grants was $6,750,000, while the U.S. GAAP value was $5,964,855, or nearly 12% less. This year, the movement of the price of our Common Shares was more dramatic during the relevant period than last year, so the difference between the Compensation Committee’s target nominal value and the U.S. GAAP value was larger than last year and of any previous year that we have been using the 40 consecutive trading day average. The Compensation Committee believes solely using the average over 40 consecutive trading days approach to sizing its long-term equity incentive grants is the fairest approach to use in light of the volatility of the price of our Common Shares.

The aggregate value of Mr. Frederico’s February 2021 long-term equity incentive grants under U.S. GAAP is set forth below.

	Compensation Committee Target Nominal Value	Equity Granted (Shares)	U.S. GAAP Value
ABV PSUs	$2,100,000	56,772	$2,498,536
Relative TSR PSUs	$2,100,000	56,772	$3,409,726
RSUs	$2,800,000	75,696	$3,331,381
TOTAL	$7,000,000	189,240	$9,239,643

CEO Compensation Conclusion

The Compensation Committee considered the total compensation it was awarding to Mr. Frederico pursuant to its formulas and methodologies as a whole in light of the 2020 performance year and Mr. Frederico’s long-term leadership of our Company.

•

The Compensation Committee concluded that it was appropriate that Mr. Frederico’s individual cash incentive decline by 20.1% from 2019 in light of our Company achieving only three of its six financial performance targets, but recognizing the obstacles that arose as a result of the COVID-19 pandemic and historically low interest rates. This decrease reflected the significant decrease in Mr. Frederico’s scorecard for his financial performance measurements, and a decrease in the score for his non-financial objectives.

•

The Compensation Committee also considered the importance of maintaining Mr. Frederico’s leadership of our Company in the years ahead as we seek to continue developing both our financial guaranty business and our newly established asset management business, manage our insured exposure and mitigate any losses in the insured portfolio, and manage our capital, and as a result increased Mr. Frederico’s long-term equity compensation by less than 4%.

Taking these various factors into account, the Compensation Committee believed it was appropriate for Mr. Frederico’s total compensation for the 2020 performance year, which it determined in accordance with its formulas and methodologies, to be $11,229,625, or 4.2% lower than his total compensation for the 2019 performance year.

OTHER NAMED EXECUTIVE OFFICER COMPENSATION DECISIONS

Non-Financial Objectives and Achievements of the Other Named Executive Officers

The Compensation Committee made compensation awards to the other executive officers for the 2020 performance year based on its assessment of their achievements and Mr. Frederico’s review of their performance, as well as Mr. Frederico’s compensation recommendations. The other named executive officers’ achievements were evaluated based on their contributions to our achievement of our financial measurement targets, their contributions to the achievement of Mr. Frederico’s non-financial objectives, and their own achievements of the individual non-financial objectives Mr. Frederico had assigned to them, as described below.

Robert A. Bailenson, Chief Financial Officer

Mr. Bailenson was responsible in the 2020 performance year for meeting all internal and external financial requirements, managing our capital efficiently, meeting with investors, and participating on earnings calls. Mr. Bailenson has involved himself in all aspects of our business and leads the financial team in addressing market and regulatory changes. More specifically, Mr. Bailenson:

•	Contributed to the integration of the asset management business with the rest of our Company;

•	Successfully oversaw the conversion of the accounting and Treasury functions to a remote work environment while maintaining compliance with Sarbanes-Oxley requirements;

•	Successfully developed solutions to more efficiently deploy capital within our companies and free funds to support various corporate initiatives, including our share repurchase program;

•	Met with all of our major equity investors and some of our smaller ones, a considerable achievement in the COVID-19 environment;

•	Worked with Mr. Buzen to increase the efficiency and efficacy of our investment activities;

•	Actively participated in loss mitigation activities relating to Puerto Rico and other credits; and

•	Was responsible for the timely and accurate filing of all financial statements and tax returns.

Ling Chow, General Counsel

Ms. Chow is an effective leader of legal resources for our Company. Her work managing the asset management integration and corporate governance and other issues before our Board were exemplary. Under Ms. Chow’s direction, we were able to navigate the complex compliance and regulatory environments of both the insurance and asset management segments of our business to accomplish our corporate objectives. More specifically, Ms. Chow:

•	Supervised the establishment of our European platform in France and reorganized the legal function in the United Kingdom and France;

•	Led the successful integration of the legal and compliance departments of AssuredIM with the rest of our Company;

•

Successfully led the effort to obtain a number of regulatory approvals, including approvals for various actions that had the effect of increasing the resources available for strategic priorities of our holding company;

•	Oversaw the Legal Department’s contribution to our efforts to mitigate Puerto Rico losses, including numerous legal actions, as well as supervising our litigation generally;

•	Oversaw legal support and analysis for all underwriting activity;

•	Oversaw all disclosure activities; and

•	Supervised our response to various legal and regulatory issues, including those related to cybersecurity and privacy as well as the rising prominence of environmental, social and governance issues.

Russell B. Brewer II, Chief Surveillance Officer

Mr. Brewer was responsible in the 2020 performance year for ensuring that all of our insured exposures are reviewed annually and assigned appropriate internal ratings, for managing loss mitigation strategies for our troubled credits, and for overseeing our information technology department. Mr. Brewer is a major contributor to the successful operations of our company and is a thought leader in our relationships with our rating agencies. More specifically, Mr. Brewer:

•

Led the surveillance process for our $234 billion net par insured portfolio and the timely review and update of internal ratings for our insured portfolio, helping to identify and intervene in deteriorating situations before losses developed to avoid losses altogether or mitigate them if they cannot be avoided;

•	Led the in-depth analysis of the potential effect of COVID-19 on our insured portfolio and presented the results to our Board, our regulators and the rating agencies;

•	Oversaw and participated in many of our risk mitigation activities, including making major contributions to our effort in Puerto Rico;

•

Oversaw the integration of the asset management information technology systems with the rest of our information technology systems, greatly facilitating the wider integration of asset management with the rest of our Company;

•	Oversaw the successful implementation of Sarbanes-Oxley controls in the information technology and operations systems of the asset management business;

•	Oversaw the successful and rapid transition of our entire global workforce to a remote work environment over the week-end of March 14-15, 2020; and

•	Oversaw the effective defense of our systems from cyberattacks and our compliance with new cybersecurity regulations.

David A. Buzen, Chief Investment Officer and Head of Asset Management

Mr. Buzen became our Chief Investment Officer and Head of Asset Management in August 2020, upon the departure of the former Chief Investment Officer and Head of Asset Management, and since then has been responsible for our asset management segment as well as guiding investment decisions for our investment portfolio. More specifically, Mr. Buzen:

•	Demonstrated exemplary leadership skills in taking the reins of AssuredIM mid-year

•	Drove the integration of corporate functions with the rest of our Company

•

Brought reporting standards of the asset management business, which until our acquisition of BlueMountain Capital Management, LLC and associated entities was not part of a publicly traded company, up to those of our publicly-traded Company

•	Launched the new healthcare strategy

•	Continued CLO issuances

•	Streamlined the management of our own investment assets

•	Improved returns on our excess capital through alternative investments

Compensation Decisions for the Other Named Executive Officers

In the case of the other named executive officers, for the 2020 performance year the Compensation Committee calculated and aggregated the weighted achievement scores for the financial performance targets (which were the same as Mr. Frederico’s except in the case of Mr. Buzen, whose financial performance measures were more heavily weighted to gross third-party assets raised) and their non-financial objectives (which were a combination of their contribution to Mr. Frederico’s non-financial objectives and their achievement of their own individual non-financial objectives), taking into account the level of difficulty of achieving particular targets or objectives. Based on their achievements, after applying the formula, the Compensation Committee awarded them the cash incentives calculated as shown in the table below.

	(2020 Base Salary	X	2020 Individual Target Cash Incentive Multiple	)	X	(	Financial Performance Measurement Achievement Score (weighted 67%)	+	Individual Non- Financial Objective Achievement Score (weighted 33%))	=	2020 Cash Incentive Payout

Robert A. Bailenson	$800,000		2.00x				61.4%		42.9%		$1,669,360

Russell B. Brewer II	$525,000		2.00x				61.4%		61.1%		$1,286,093

Ling Chow	$550,000		2.00x				61.4%		56.1%		$1,292,885

David A. Buzen*	$612,500		2.00x				48.9%		57.8%		$1,306,585

*

Mr. Buzen’s salary was raised from $500,000 to $800,000 per annum in August 2020 when he became the Chief Investment Officer and Head of Asset Management; his blended salary was used to calculate his cash incentive payout. Because Mr. Buzen is responsible for the asset management business, the gross third-party assets raised financial performance measure is weighted more heavily for him than the other financial performance measures, and his financial target achievement score differs from the others.

Primarily as a result of the reduction of the financial performance measurement achievement score for the performance year 2020 in relation to the score for 2019, all of the other named executive officers who were also named executive officers last year experienced a material decline in their short-term cash incentive, as shown below.

	Robert A. Bailenson	Russell B. Brewer II	Ling Chow	David A. Buzen

2020 Cash Incentive	$1,669,360	$1,286,093	$1,292,885	$1,306,585

2019 Cash Incentive	$1,994,720	$1,548,015	$1,461,390	NA

Change	(16.3)%	(16.9)%	(11.5)%	NA

The Compensation Committee awarded all of the other named executive officers long-term incentive compensation in the form of PSUs and RSUs with the same terms and in the same proportion as the PSUs and RSUs awarded to Mr. Frederico. The target nominal amount of long-term equity reflected the Compensation Committee’s desire that each of the other named executive officers have a strong incentive to help generate long-term, sustained growth for our Company. The amounts of PSUs and RSUs awarded to each other named executive officer vary by individual and are based on their respective positions and levels of responsibility, historic compensation levels and FW Cook’s advice about the compensation practices of companies in our comparison group.

The Compensation Committee considered FW Cook’s analysis of the compensation paid to named executive officers in the 20-company executive compensation comparison group we compared ourselves to last year, which we refer to as our 2019 executive compensation comparison group, when evaluating the compensation of our executive officers. (Our current executive compensation comparison group, and how it changed from our 2019 executive compensation comparison group, is described under “Compensation Governance—Executive Compensation Comparison Group” below.) According to FW Cook, for the 2019 performance year, which is the most recent data available, the target total direct compensation for our named executive officers (excluding Mr. Frederico) ranked at the 58th percentile on average, ranging from below median to above the 75th percentile, of amounts for the named executive officers of our 2019 executive compensation comparison group, reflecting the experience, leadership, specialized skill sets and sustained performance of our senior executive team. Actual total direct compensation for all our named executive officers as a group (excluding Mr. Frederico) paid for the 2019 performance year ranked at the 70th percentile of our 2019 executive compensation comparison group, reflecting our above target bonus payouts for 2019 performance, which were aligned with our 2019 performance relative to our key business goals and strategies, as well as our strong financial performance for that period and our three-year total shareholder returns relative to our 2019 executive compensation comparison group. For the 2019 performance year, our one-year growth in book value was between the 25th percentile and median of our 2019 executive compensation comparison group, and our one-year and three-year TSR at the end of 2019 was in the 42nd and 48th percentiles, respectively, of our 2019 executive compensation comparison group. Our long-term incentive equity awards generally remain unchanged and continue to align with our 2019 executive compensation comparison group.

In summary, the Compensation Committee approved the following compensation decisions for the named executive officers other than Mr. Frederico for the 2020 performance year:

	Robert A. Bailenson	Russell B. Brewer II	Ling Chow	David A. Buzen

Fixed Compensation—Base Salary(1)	$ 800,000	$ 525,000	$ 550,000	$ 612,500

Incentive Compensation

Cash Incentive Compensation	$1,669,360	$1,286,093	$1,292,885	$1,306,585

Long-Term Equity Incentive Target Values(2)	$1,575,000	$1,250,000	$1,200,000	$1,000,000

Total Direct Compensation	$4,044,360	$3,061,093	$3,042,885	$2,919,085

(1)

These base salaries were set by the Compensation Committee in February 2020. In the case of Mr. Buzen, his salary was raised from $500,000 to $800,000 per annum in August 2020 in recognition of the substantially increased responsibility he was assuming when he assumed the role of Chief Investment Officer and Head of Asset Management; his 2020 blended salary is shown here.

(2)

The long-term equity incentive awards were allocated similarly to Mr. Frederico’s, and comprised 30% ABV PSUs, 30% Relative TSR PSUs and 40% RSUs. The U.S. GAAP values of the awards are: Mr. Bailenson, $2,078,923; Mr. Brewer, $1,649,939; Ms. Chow, $1,583,942; and Mr. Buzen, $1,319,951.

2020 EXECUTIVE COMPENSATION CONCLUSION

While recognizing our senior management team’s considerable accomplishments despite the difficult business environment created by the combination of the COVID-19 pandemic and historically low interest rates, our Compensation Committee determined that it was still appropriate that Mr. Frederico and the other named executive officers who were named executive officers last year experience a significant decline in their short term cash incentive payments consistent with meeting only three of the six financial performance targets set by our Compensation Committee last year, particularly in a year in which the price of our shares declined as much as it did. On the other hand, our Compensation Committee wished to recognize the considerable accomplishments of Mr. Frederico and our other named executive officers in leading our Company through the difficult year. The Compensation Committee also believes the contributions of each of these individuals is critical to successfully accomplish our multi-year transformation into a diversified financial services company with a dual focus on financial guaranty insurance and asset management. The Compensation Committee addressed these objectives by granting these individuals long-term equity awards that the Compensation Committee believes will provide appropriate motivation for them to see the transformation through.

The Compensation Committee believes that our executive compensation program rewards performance and motivates our executive officers to increase shareholder value, and that it is therefore appropriate and in the best interests of our Company and our shareholders. Our strategy requires exceptionally qualified and experienced management in senior financial guaranty executive, finance and legal positions, including personnel with skills and experience in reinsurance, acquisitions and corporate integration as well as asset management, and the ability to deal with adverse market conditions and take advantage of market opportunities. During this critical period in our Company’s history, the Compensation Committee believes that retaining and motivating our executive officers and staff is essential, and that the various elements of total compensation have worked well to attract, retain and properly reward management for their performance.

PAYOUT UNDER PERFORMANCE RETENTION AWARDS

Performance Retention Awards, which we refer to as PRA, had been utilized as a form of incentive compensation for the executive officers until 2015. Their focus on adjusted book value and operating return on equity over a multi-year performance period reduced the incentive to concentrate on short-term gain and fostered a long-term view that minimized unnecessary or excessive risk taking.

In response to shareholder feedback that we should simplify our executive compensation program and emphasize equity rather than cash for incentive compensation, the Compensation Committee stopped granting our then executive officers new PRA beginning in 2015. We continue to grant PRA to employees other than our executive officers. Ms. Chow, who was not an executive officer until 2018, continued to receive PRA through February 2017, so she received her last PRA cash distribution in March 2021.

The principal amount of each PRA is divided into three installments. The portion of principal associated with each installment and the performance period relating to such installment are set out in the terms of the award.

The award payment for each installment is the product of:

•	Principal amount of award

•	Portion of principal associated with installment

•	50% of the sum of 1 and the percentage change in the core ABV per share for the relevant performance period

•	50% of the sum of 1 and the core operating ROE for the relevant performance period

The payout for the amount that vested on December 31, 2020 is set forth in footnote 2 to the Summary Compensation Table. The payout is a function of decisions made in February 2017 regarding the amount of PRA to grant Ms. Chow before she became an executive officer, as well as growth in core ABV per share and the core operating ROE during the relevant performance period.

COMPENSATION GOVERNANCE

The Role of the Board’s Compensation Committee

The Compensation Committee oversees all aspects of our executive compensation program. The Compensation Committee has responsibility for:

•	Establishing executive compensation policies

•	Determining the compensation of our CEO

•	Reviewing our CEO’s compensation recommendations regarding other senior officers and determining appropriate compensation for such officers

Our Board has adopted a Compensation Committee Charter to govern the Compensation Committee’s activities. The charter, which may be found on our website at www.assuredguaranty.com/governance, is reviewed annually by the Compensation Committee. Under its charter, the Compensation Committee is authorized to retain compensation, legal, accounting and other expert consultants at our expense.

The Role of the Independent Consultants

For more than ten years, including in 2020, the Compensation Committee has engaged FW Cook as its independent compensation consultant and considered advice and information from that firm in determining the amount and form of compensation for the executive officers. Periodically, the Nominating and Governance Committee also engages FW Cook to conduct a comprehensive review of the compensation package for the independent directors; FW Cook last undertook such a comprehensive review in 2019.

In 2020, FW Cook’s work for the Compensation Committee included analyzing our compensation practices in light of best practices, providing a compensation risk assessment, reviewing and advising us on changes to our comparison group of companies, collecting and providing relevant market data, reviewing data and analyses provided by other consultants, and updating the Compensation Committee with respect to evolving governance trends.

The Compensation Committee has considered the independence of FW Cook in light of SEC rules and NYSE listing standards. It has requested and received a letter from FW Cook in 2020 affirming factors relevant to assessing FW Cook’s independence. The Compensation Committee discussed the content of the letter and concluded that FW Cook’s work did not raise any independence or conflict of interest issues.

When the Compensation Committee began to contemplate amending the long term equity incentive program to include performance share units based on relative TSR performance in 2018, we engaged Aon to model the grant date fair value and ultimate performance and payout of hypothetical Relative TSR PSUs with various characteristics and, once the characteristics of the Relative TSR PSUs were settled, to provide grant date valuation of the Relative TSR PSUs and to provide Relative TSR PSU value tracking over the life of the Relative TSR PSUs. Aon’s compensation consulting work for us began in 2018 and concluded with our establishment of the TSR PSUs in February 2019. While we have engaged Aon to calculate and report on the value of the TSR PSUs on an ongoing basis, we have not engaged Aon as a compensation consultant since we established the TSR PSUs in February 2019.

Executive Compensation Comparison Group

The Compensation Committee examines pay data for the following 21 companies to review pay practices, identify compensation trends, and benchmark its executive compensation decisions:

Affilated Managers Group	Enstar Group Limited	Radian Group

Alleghany Corporation	Essent Group, Ltd.	RenaissanceRe Holdings

Arch Capital Group	Everest Re Group, Ltd.	Sculptor Capital

Argo Group International Holdings, Ltd.	Federated Hermes	Selective Insurance Group, Inc

Assurant, Inc.	First American Financial Corporation	The Hanover Insurance Group, Inc.

AXIS Capital Holdings Limited	Janus Henderson Group	Virtus Investment Partners

Eaton Vance Corp.	MGIC Investment Corporation	White Mountains Insurance Group, Inc.

The Compensation Committee has long recognized that the comparison group has limitations. Our company is the only publicly-traded financial services company primarily writing new financial guaranty business in today’s markets.

Notably, the comparison group consists primarily of mortgage finance and property and casualty insurance and reinsurance companies, along with the six asset managers (reflecting our expansion into asset management). Despite the specialized nature of our primary financial guaranty business, our Compensation Committee looks for companies domiciled in Bermuda or with a similar size, global business model and compensation mix to ours, along with publicly traded asset management companies to reflect the establishment of Assured Investment Management. Although the factors the Compensation Committee considers for its compensation decisions and the level of compensation may differ from those for the comparison group, the Compensation Committee finds it useful to consider the pay practices at these companies.

In October 2020, FW Cook met with the Compensation Committee to review the comparison group and to discuss whether other companies should be considered for inclusion in the group, which at the time was composed of 20 companies. Based on FW Cook’s review and the continued importance of the asset management business to our strategic vision, and due to the acquisition of Legg Mason (which had been one of the 20 companies) by Franklin Resources on July 31, 2020, and the anticipated closing of the acquisition of Eaton Vance by Morgan Stanley in the second quarter of 2021, FW Cook recommended to the Compensation Committee that we remove Legg Mason from our comparison group and add two additional asset management companies.

To determine the asset management companies to add, FW Cook looked for companies that were similar to our asset management business, screening for size, business model and presence in a peer network. FW Cook’s recommendation to add Federated Hermès and Vitrus Investment Partners was accepted by the Compensation Committee. They are indicated in bold in the above list.

FW Cook advised the Compensation Committee that, as of December 31, 2019, our one-year and three-year TSRs ranked near the median of the 21-company comparison group. FW Cook also informed the Compensation Committee that, as of September 30, 2020, our latest four quarters of net income was near the median of our revised comparison group and our market capitalization was below the 25th percentile of the revised comparison group; our total assets were between the median and the 75th percentile; and both our latest four quarters of revenue and number of employees were in the bottom quartile of the group.

The revised comparison group consists of companies that, like our Company, have a business model that involves underwriting or credit risk, a holding company structure, and similar size as measured by revenues, assets and market capitalization.

Executive Officer Recoupment Policy

Our Board of Directors adopted a recoupment (or clawback) policy in February 2009 pursuant to which the Compensation Committee may rescind or recoup certain of the compensation of an executive officer if such person engages in misconduct related to a restatement of our financial results or of objectively quantifiable performance goals, and the achievement of those goals is later determined to have been overstated.

In connection with Rule 10D-1 proposed by the SEC, the Compensation Committee amended the recoupment policy in November 2015 so that it would apply, to the extent required by law, to incentive compensation received in the three year period before a determination that a material restatement is required. The amended recoupment policy allows the Company to recoup incentive compensation which is granted before the adoption and effectiveness of a final Rule 10D-1, but which may be subject to the three year look-back period of any such final rule.

Share Ownership Guidelines

To demonstrate our commitment to building shareholder value, the Board of Directors adopted management share ownership guidelines. Our guidelines do not mandate a time frame by which this ownership must be attained, but each executive officer must retain 100% of his or her after-tax receipt of our Common Shares until he or she reaches their ownership goal. Please see “Information About Our Common Share Ownership—How Much Stock is Owned by Directors and Executive Officers” for detailed information on the executive officers’ stock ownership.

The chart below shows the guideline for each of our named executive officers and each executive’s stock ownership as of March 12, 2021, the record date, using $44.19, the closing price of one of our Common Shares on the NYSE on such date.

Named Executive Officer	Guideline	Current Ownership
Dominic J. Frederico	7 × Salary	51.1 × Salary	(1)
Robert A. Bailenson	5 × Salary	15.0 × Salary
Ling Chow(2)	5 × Salary	4.8 × Salary
Russell B. Brewer II	5 × Salary	16.3 × Salary
David A. Buzen(3)	5 × Salary	3.9 × Salary

(1)	Common shares beneficially owned by Mr. Frederico include 300,000 shares he pledged in accordance with our stock trading policy.

(2)	Ms. Chow became an executive officer in 2018.

(3)	Mr. Buzen became an executive officer in 2020.

These ownership levels include shares owned and, in the case of Mr. Bailenson, vested share units credited to his non-qualified retirement plan. Unvested RSUs and unvested performance share units do not count towards the guidelines. Some of the executive officers who have reached their share ownership goals have made gifts of shares to family or to charitable or educational institutions.

Anti-Hedging Policy

We adopted an anti-hedging policy in 2013 that explicitly prohibits employees and directors from hedging our Common Shares.

Anti-Pledging Policy

Our stock trading policy prohibits employees and directors from pledging our Common Shares without the approval of both our General Counsel and the Nominating and Governance Committee. Our stock trading policy requires that, in order to grant such approval, our Nominating and Governance Committee determine that the person making the pledge demonstrates the financial capacity to repay the loan (which does not constitute margin debt) without resorting to the pledged securities. Mr. Frederico has pledged 300,000 of our Common Shares. Even if such shares are excluded from his total, on March 12, 2021, Mr. Frederico owned Common Shares in an amount equal to 40.5x his salary, significantly in excess of his guideline of 7x his salary. No other director or executive officer has pledged Common Shares.

Award Timing

The Compensation Committee meets during our February board meeting to make executive compensation decisions with respect to the previous year’s performance and to make its compensation recommendations to the other directors. After consulting with the Board, the Compensation Committee approves executive officer salary increases (if any), cash incentive compensation, and long-term equity incentive awards. Payments of cash incentives are not made until after we file with the SEC our Annual Report on Form 10-K for the previous calendar year.

POST-EMPLOYMENT COMPENSATION

Retirement Benefits

We maintain tax-qualified and non-qualified defined contribution retirement plans for our executive officers and other eligible employees. We do not maintain any defined benefit pension plans. The Compensation Committee and our management believe that it is important to provide retirement benefits to employees who reach retirement in order to attract and retain key employees. All retirement benefits are more fully described below under “Potential Payments Upon Termination or Change in Control.”

Benefit Under Defined Contribution Plans	Description
Core contribution

We contribute 6% of each employee’s salary and cash bonus compensation, which we refer to as eligible compensation; we increased this contribution rate to 7% as of January 1, 2020 for the portion made to our tax-qualified plan (the contribution rate for the portion made to our nonqualified supplemental employee retirement plan remained at 6%).

Company match

We match 100% of each employee’s contribution, up to 6% of eligible compensation; we increased this cap to 7% as of January 1, 2020 for portion made to our tax-qualified plan (the matching rate for the portion made to our nonqualified supplemental employee retirement plans remained at 6%).

Severance

Under our severance policy for executive officers, following the executive’s involuntary termination without cause or voluntary termination for good reason and subject to the executive signing a release of claims, the executive will receive a lump-sum payment in an amount equal to one year’s salary plus his average cash incentive amount over the preceding three-year period, plus a pro-rata annual cash incentive amount for the year of termination and an amount equal to one year of medical and dental premiums. The executive officer’s receipt of severance benefits is subject to his compliance with non-competition, non-solicitation, and confidentiality restrictions during his employment and for a period of one year following termination of employment. We, in our discretion, may choose to pay one year of base salary to an executive who terminates employment for a reason other than involuntary termination without cause or voluntary termination for good reason, in which case the executive will also be subject to non-competition, non-solicitation, and confidentiality restrictions following his termination of employment.

Change In Control Benefits

We provide change in control benefits to encourage executives to consider the best interests of shareholders by mitigating any concerns about their own personal financial well-being in the face of a change in control of our Company. Based on shareholder input and changing market trends, since 2011, in the event of a change in control:

•	Long-term incentive awards will vest only upon certain terminations of employment following a change in control (double-trigger)

•	Such awards will vest upon a change in control (single-trigger) if the acquirer does not assume the awards

•	We do not provide excise tax reimbursements and gross-up payments in the case of a change in control

Detailed information is provided below under “Potential Payments Upon Termination or Change in Control.”

TAX TREATMENT

Section 162(m) of the Internal Revenue Code limits the deductibility of annual compensation in excess of $1 million paid to “covered employees” of the Company. On December 22, 2017, the Tax Cuts and Jobs Act (the “Act”) was enacted, which, among other things, eliminated the ability of companies to rely on the performance-based compensation exception to such deduction limitation under Code Section 162(m) and expanded the definition of covered employee. For 2018 and after, our covered employees generally include anyone who (i) was the CEO or CFO at any time during the year, (ii) was one of the other NEOs who was an Executive Officer as of the last day of the fiscal year, and (iii) was a covered employee for any previous year after 2016.

As a result of the changes in the Act, beginning in 2018, the Company is no longer able to take a deduction for any compensation paid to our covered employees in excess of $1 million unless the compensation originally was exempt from such limitation and qualifies for transition relief applicable to certain arrangements in place on November 2, 2017. Because of the performance-based compensation exception repeal, amounts paid pursuant to a contract effective after November 2, 2017 will not be deductible as performance-based compensation, and the Compensation Committee will not need to consider the requirements of the performance-based compensation exception when considering the design of any such future contracts as part of our compensation program.

As with prior years, although the Compensation Committee will consider deductibility under Section 162(m) with respect to the compensation arrangements for executive officers, deductibility will not be the sole factor used in determining levels or methods of compensation. The Compensation Committee considers many factors when designing its compensation arrangements in addition to the deductibility of the compensation, and maintains the flexibility to grant awards or pay compensation amounts that are non-deductible if they believe it is in the best interest of our Company and our shareholders.

Section 409A of the Internal Revenue Code imposes restrictions on nonqualified deferred compensation plans. We maintain deferred compensation plans for the benefit of our employees, including nonqualified deferred compensation plans that provide for employee and employer contributions in excess of the IRS defined contribution plan limits. The deferred compensation plans we maintain are intended to be exempt from the requirements of Section 409A or, if not exempt, to satisfy the requirements of Section 409A, and we have reviewed and, where appropriate, have amended each of our deferred compensation plans to meet the requirements.

Finally, Section 457A of the Internal Revenue Code imposes restrictions on nonqualified deferred compensation plans maintained by a nonqualified entity (which generally includes an entity in a jurisdiction that is not subject to U.S. income tax or a comprehensive foreign income tax). The deferred compensation plans we maintain are intended to be exempt from the requirements of Section 457A.

NON-GAAP FINANCIAL MEASURES

This proxy statement references financial measures that are not determined in accordance with U.S. GAAP, and are identified as core, operating, PVP or non-GAAP. Although these non-GAAP financial measures should not be considered substitutes for U.S. GAAP measures, our management and Board consider them important performance indicators and have employed them as well as other factors in determining senior management incentive compensation.

We referenced in the Management’s Discussion and Analysis in our Annual Report on Form 10-K for the year ended December 31, 2020 certain of the non-GAAP financial measures we use in this proxy statement. The definitions for those non-GAAP financial measures, which are listed below, and how they may be calculated from the most directly comparable GAAP financial measures, may be found on pages 102 to 107 of our Annual Report on Form 10-K for the year ended December  31, 2020, which is available on our website at www.assuredguaranty.com.

•	adjusted operating income

•	adjusted operating shareholders’ equity

•	adjusted book value (ABV)

•	PVP or present value of new business production

This proxy also references certain non-GAAP financial measures, which are identified as “core”, that our management and Board also consider important performance indicators and have employed, as well as other factors, in determining senior management incentive compensation. These “core” measures, and how they are calculated from our GAAP financial statements, are as follows:

•

Core operating income per diluted share. After making the adjustments to net income attributable to Assured Guaranty Ltd. described on pages 103 to 104 of our Annual Report on Form 10-K, Management’s Discussion and Analysis, Non-GAAP Financial Measures to arrive at adjusted operating income, we subtract the gain (or loss) included in net income related to VIE consolidation, net of the tax provision, and to calculate the per diluted share amount divides the result by the weighted average diluted Common Shares during the period. Our adjusted operating income is shown in the table on page 85 of our Annual Report on Form 10-K, Management’s Discussion and Analysis, Results of Business Operations, Business Segments, and the gain (or loss) included in net income related to VIE consolidation is shown in the same table as “Other.”

•

Core operating shareholders’ equity per share. After making the adjustments to shareholders’ equity attributable to Assured Guaranty Ltd. described on pages 103 to 105 of our Annual Report on Form 10-K, Management’s Discussion and Analysis, Non-GAAP Financial Measures to arrive at non-GAAP operating shareholders’ equity, we subtract the gain (or loss) related to VIE consolidation, net of the tax provision, also disclosed in such section of the Form 10-K, and to calculate the per share amount divide by the number of Common Shares outstanding.

•

Core ABV. After making the adjustments to shareholders’ equity attributable to Assured Guaranty Ltd. described on pages 103 to 105 of our Annual Report on Form 10-K, Management’s Discussion and Analysis, Non-GAAP Financial Measures to arrive at adjusted book value (ABV), we subtract the gain (or loss) related to VIE consolidation, net of the tax provision, also disclosed in such section of the Form 10-K, and to calculate the per share amount divide by the number of Common Shares outstanding.

•	Core operating ROE. Core operating ROE is calculated as core operating income divided by the average of core operating shareholders’ equity at the beginning and end of the period.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and this proxy statement. The foregoing report has been approved by the Compensation Committee.

Thomas W. Jones, Chairman

G. Lawrence Buhl

Patrick W. Kenny

SUMMARY COMPENSATION TABLE

The following table provides compensation information for 2020, 2019 and 2018 for our named executive officers.

Name and Principal Position	Year	Salary		Stock Awards(1)	Non-Equity Incentive Plan Compen- sation(2)	All Other Compen- sation(3)	Total

Dominic J. Frederico,	2020	$1,250,000		$5,964,855	$2,979,625	$682,044	$10,876,524

President and Chief	2019	$1,250,000		$6,424,343	$3,727,000	$752,127	$12,153,470

Executive Officer	2018	$1,250,000		$6,865,967	$3,812,000	$843,935	$12,771,902

Robert A. Bailenson,	2020	$800,000		$1,325,546	$1,669,360	$367,904	$4,162,810

Chief Financial Officer	2019	$700,000		$1,606,106	$1,994,720	$364,809	$4,665,635

	2018	$700,000		$1,791,111	$1,949,920	$314,899	$4,755,930

Ling Chow,	2020	$550,000		$1,016,267	$1,481,135	$264,960	$3,312,362

General Counsel	2019	$525,000		$1,070,695	$1,769,140	$236,317	$3,601,152

	2018	$500,000		$1,275,345	$1,631,350	$195,344	$3,602,039

Russell B. Brewer II,	2020	$525,000		$1,016,267	$1,286,093	$268,315	$3,095,675

Chief Surveillance Officer	2019	$525,000		$1,177,776	$1,548,015	$284,043	$3,534,834

	2018	$525,000		$1,313,465	$1,583,715	$286,076	$3,708,256

David A. Buzen,	2020	$612,500	(4)	$662,752	$1,306,585	$235,131	$2,816,968

Chief Investment Officer and

Head of Asset Management

(1)	This column represents the grant date value of performance share unit awards and restricted share unit awards granted in 2020, 2019 and 2018 for 2019, 2018 and 2017 performance, respectively.

(2)

This column represents cash incentive compensation for 2020, 2019 and 2018 paid in 2021, 2020 and 2019, respectively, plus, in the case of Ms. Chow, the vesting date value of Performance Retention Awards (PRA) granted in 2017, 2016 and 2015 that vested on December 31 of 2020, 2019 and 2018 and were paid in March 2021, 2020 and 2019, respectively, as further described in the table below. As discussed in “Compensation Discussion and Analysis—Payout Under Performance Retention Awards” above, beginning in February 2015, executive officers no longer receive grants of PRA. The last PRA grant to most of the executive officers was made in February 2014 for the 2013 performance year and the last installment of that award vested on December 31, 2017. However, Ms. Chow became an executive officer in 2018 and was granted PRA through February 2017. She had PRA grants vest on December 31, 2018, December 31, 2019 and December 31, 2020; her last PRA installment has now vested.

	2020	2019	2018

Cash Incentive Compensation	$1,292,885	$1,461,390	$1,260,800

PRA Payout	$188,250	$307,750	$370,550

Total	$1,481,135	$1,769,140	$1,631,350

(3)

All Other Compensation for 2020 consists of the benefits set forth in the table below. Contributions to defined contribution retirement plans include contributions with respect to salary and cash incentive compensation. The Miscellaneous category within All Other Compensation includes Bermuda club fees, Bermuda health insurance, anniversary awards, and executive physicals.

	D. Frederico	R. Bailenson	L. Chow	R. Brewer	D. Buzen
Employer Contribution to Retirement Plans	$602,669	$340,795	$246,795	$254,190	$210,131
Bermuda Housing Allowance	$5,264	—	—	—	—
Bermuda Car Allowance	$20,000	—	—	—	—
Bermuda Travel Allowance	$15,000	—	—	—	—
Tax Return Preparation	—	—	$4,840	$11,000	—
Matching Gift Donations	$15,000	$20,000	$13,325	$3,125	$25,000
Business-Related Spousal Travel	—	$2,109	—	—	—
Miscellaneous	$24,111	$5,000	—	—	—
Total	$682,044	$367,904	$264,960	$268,315	$235,131

(4)

Mr. Buzen’s salary was raised from $500,000 to $800,000 in August 2020 in recognition of the substantially increased responsibility he was assuming when he assumed the role of Chief Investment Officer and Head of Asset Management; his 2020 blended salary is shown here.

EMPLOYMENT AGREEMENTS

None of our named executive officers currently have any employment agreements with the Company.

PERQUISITE POLICY

Our Company has established a perquisite policy pursuant to which we provide executive officers certain perquisites that are not available to employees generally. We believe that perquisites we provide to our named executive officers meet certain business objectives and that the benefit our Company receives from providing these perquisites significantly outweighs the cost of providing them. We feel these perquisites minimize distractions to our named executive officers, thereby enabling them to perform their responsibilities more efficiently. These include tax preparation, annual executive medical exams (for persons who became executive officers prior to December 31, 2017) and, for our executive officers located in Bermuda, housing and car allowances, Bermuda club memberships, and family travel stipend. In light of the challenges of the Bermuda market, including travel to and from the island, and the cost of living and maintaining a residence, the Bermuda perquisites are consistent with competitive practices in the Bermuda market and have been necessary for recruitment and retention purposes. Any of these perquisites may be modified by the Compensation Committee without the consent of the executive officers.

Prior to January 1, 2019, we provided tax preparation and financial planning services as a perquisite to maximize the value of Company-provided compensation and to assist our named executive officers with tax compliance in various jurisdictions, especially since some of our named executive officers fulfill their responsibilities to the Company by working outside their home country for a portion of their time. Beginning January 1, 2019, we no longer provide financial planning services.

In determining the total compensation payable to our named executive officers, the Compensation Committee considers perquisites in the context of the total compensation which our named executive officers are eligible to receive. However, given the fact that perquisites represent a relatively small portion of the executive’s total compensation, the availability of these perquisites does not materially influence the decisions made by the Compensation Committee with respect to other elements of the total compensation to which our named executive officers are entitled to or which they are awarded.

SEVERANCE POLICY

Our Company has adopted a severance policy for executive officers. For further detail, see the discussion in “Compensation Discussion and Analysis—Post-Employment Compensation—Severance” and “Potential Payments Upon Termination or Change of Control—Change-in-Control Severance”. A severance policy enables us to attract and retain top candidates for our executive positions and enables us to have good relations with those executives.

EMPLOYEE STOCK PURCHASE PLAN

We maintain a broad based employee stock purchase plan that gives our eligible employees the right to purchase our Common Shares through payroll deductions at a purchase price that reflects a 15% discount to the market price of our Common Shares on the first or last day of the relevant subscription period, whichever is lower. No participant may purchase more than $25,000 worth of Common Shares under this plan in any calendar year. In 2020, Mr. Frederico, Mr. Buzen and two other executive officers participated in the employee stock purchase plan; Mr. Frederico and Mr. Buzen participated to the maximum extent possible.

INDEMNIFICATION AGREEMENTS

We enter into indemnification agreements with our directors and executive officers. These agreements are in furtherance of our Bye-Laws which require us to indemnify our directors and officers for acts done, concurred in or omitted in or about the execution of their duties in their respective offices.

•

The indemnification agreements provide for indemnification arising out of specified indemnifiable events, such as events relating to the fact that the indemnitee is or was one of our directors or officers or is or was a director, officer, employee or agent of another entity at our request or relating to anything done or not done by the indemnitee in such a capacity.

•	The indemnification agreements provide for advancement of expenses.

•

These agreements provide for mandatory indemnification to the extent an indemnitee is successful on the merits. To the extent that indemnification is unavailable, the agreements provide for contribution.

•	The indemnification agreements set forth procedures relating to indemnification claims.

•	The agreements also provide for maintenance of directors’ and officers’ liability insurance.

2020 GRANTS OF PLAN-BASED AWARDS

The following table sets forth information concerning grants of plan-based awards for our named executive officers made during 2020.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards

Name	Grant Date	Target	Maximum	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards(5)
Dominic J. Frederico	Feb. 26, 2020(1)	$2,500,000	$5,000,000	—	—	—	—	—
	Feb. 26, 2020(2)	—	—	21,379	42,758	106,895	—	$1,665,852
	Feb. 26, 2020(3)	—	—	21,379	42,758	85,516	—	$1,842,442
	Feb. 26, 2020(4)	—	—	—	—	—	57,010	$2,456,561
Robert A. Bailenson	Feb. 26, 2020(1)	$1,600,000	$3,200,000	—	—	—	—	—
	Feb. 26, 2020(2)	—	—	4,751	9,502	23,755	—	$370,198
	Feb. 26, 2020(3)	—	—	4,751	9,502	19,004	—	$409,441
	Feb. 26, 2020(4)	—	—	—	—	—	12,669	$545,907
Ling Chow	Feb. 26, 2020(1)	$1,100,000	$2,200,000	—	—	—	—	—
	Feb. 26, 2020(2)	—	—	3,643	7,285	18,213	—	$283,824
	Feb. 26, 2020(3)	—	—	3,643	7,285	14,570	—	$313,911
	Feb. 26, 2020(4)	—	—	—	—	—	9,713	$418,533
Russell B. Brewer II	Feb. 26, 2020(1)	$1,050,000	$2,100,000	—	—	—	—	—
	Feb. 26, 2020(2)	—	—	3,643	7,285	18,213	—	$283,824
	Feb. 26, 2020(3)	—	—	3,643	7,285	14,570	—	$313,911
	Feb. 26, 2020(4)	—	—	—	—	—	9,713	$418,533
David A. Buzen	Feb. 26, 2020(1)	$1,600,000	$3,200,000	—	—	—	—	—
	Feb. 26, 2020(2)	—	—	2,376	4,751	11,878	—	$185,099
	Feb. 26, 2020(3)	—	—	2,376	4,751	9,502	—	$204,721
	Feb. 26, 2020(4)	—	—	—	—	—	6,334	$272,932

(1)

Represents a grant of a non-equity incentive compensation award. As described in “Compensation Discussion and Analysis—Executive Compensation Program Structure and Process—Components of Our Executive Compensation Program—Cash Incentive Compensation”, our Compensation Committee uses a formula to award cash incentive compensation in order to enhance the transparency of our process. The amount of cash incentive compensation awarded to each executive is determined based on the extent to which that executive achieves certain pre-established performance targets; 67% is tied to the achievement of six financial performance targets and 33% is tied to the achievement of non-financial objectives. On the February 26, 2020 grant date, our Compensation Committee established a target and maximum cash incentive award for each of our named executive officers, as well as the formula for determining the actual amount of payment to each executive officer, which may range from zero to such executive’s maximum amount. The target for each of our named executive officers is two times their salary, and each would achieve their maximum amount listed (equal to two times their target) upon receiving the maximum score under our formula of 200%. In February 2021, after applying the formula to each of the executive officers, the Compensation Committee approved the payments described in the Summary Compensation Table for payment of such non-equity incentive compensation awards.

(2)

Represents a TSR performance share unit award. The TSR performance share units will vest at the end of a three-year vesting period based on the company’s total shareholder return compared to the total shareholder return of all companies in the Russell Mid-Cap Financial Services Index, with limited exceptions. The number of TSR performance share units listed in the Threshold column represents the number of TSR performance share units which shall become vested based on achievement of 50% of the performance target (a Company total shareholder return at the 25th percentile relative to the total shareholder return of all companies in the Russell Mid-Cap Financial Services Index); the number of TSR performance share units listed in the Target column represents the number of performance share units which shall become vested based on achievement of 100% of the performance target (a company total shareholder return at the 55th percentile relative to the total shareholder return of all companies in the Russell Mid-Cap Financial Services Index); and the number of performance share units listed in the Maximum column represents the number of TSR performance share units which shall become vested based on achievement of 250% of the performance target (a Company total shareholder return at the 95th percentile relative to the total shareholder return of all companies in the Russell Mid-Cap Financial Services Index). If at least 50% of the performance target is not achieved during the performance period, all of the TSR performance share units will be forfeited.

(3)

Represents an ABV performance share unit award. The ABV performance share units will vest at the end of a three-year vesting period based on the Company’s growth in core adjusted book value, with limited exceptions. The number of ABV performance share units listed in the Threshold column represents the number of ABV performance share units which shall become vested based on achievement of 50% of the performance target (growth in core adjusted book value of 12%); the number of ABV performance share units listed in the Target column represents the number of ABV performance share units which shall become vested based on achievement of 100% of the performance target (growth in core adjusted book value of 15%); and the number of ABV performance share units listed in the Maximum column represents the number of ABV performance share units which shall become vested based on achievement of 200% of the performance target (growth in core adjusted book value of 18%). If at least 50% of the ABV performance target is not achieved during the performance period, all of the ABV performance share units will be forfeited.

(4)	Represents a time-based RSU award. Restrictions lapse on the third anniversary of the grant date of the award, subject to continued employment, with limited exceptions.

(5)

This column discloses the aggregate grant date fair market value computed in accordance with U.S. GAAP, which is $38.96 per target share for TSR performance share units, $43.09 per target share for ABV performance share units, and $43.09 per share for the RSUs. For the assumptions used in the valuation, see note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020.

OUTSTANDING EQUITY AWARDS

The following table sets forth the outstanding equity awards held by our named executive officers as of December 31, 2020.

	Stock Awards

Name	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

Dominic J. Frederico	82,237	(1)	$2,589,643	—		—

	147,821	(2)	$4,654,884	—		—

	59,850	(3)	$1,884,677	—		—

	57,010	(4)	$1,795,245	—		—

	—		—	22,444	(5)	$706,762

	—		—	22,444	(6)	$706,762

	—		—	21,379	(7)	$673,225

	—		—	21,379	(8)	$673,225

Robert A. Bailenson	21,453	(1)	$675,555	—		—

	38,562	(2)	$1,214,310	—		—

	14,963	(3)	$471,185	—		—

	12,669	(4)	$398,947	—		—

	—		—	5,611	(5)	$176,690

	—		—	5,611	(6)	$176,690

	—		—	4,751	(7)	$149,609

	—		—	4,751	(8)	$149,609

Ling Chow	9,296	(1)	$292,731	—		—

	16,710	(2)	$526,184	—		—

	9,975	(3)	$314,113	—		—

	9,713	(4)	$305,862	—		—

	—		—	3,741	(5)	$117,788

	—		—	3,741	(6)	$117,788

	—		—	3,643	(7)	$114,702

	—		—	3,643	(8)	$114,702

	2,415	(9)	$76,048	—		—

	6,593	(10)	$207,614	—		—

Russell B. Brewer II	15,732	(1)	$495,401	—		—

	28,278	(2)	$890,483	—		—

	10,973	(3)	$345,540	—		—

	9,713	(4)	$305,862	—		—

	—		—	4,115	(5)	$129,566

	—		—	4,115	(6)	$129,566

	—		—	3,643	(7)	$114,702

	—		—	3,643	(8)	$114,702

David A. Buzen	10,727	(1)	$337,793	—		—

	19,282	(2)	$607,183	—		—

	7,481	(3)	$235,577	—		—

	6,334	(4)	$199,458	—		—

	—		—	2,806	(5)	$88,345

	—		—	2,806	(6)	$88,345

	—		—	2,376	(7)	$74,804

	—		—	2,376	(8)	$74,804

(1)	Represents a time-based RSU award. These units were granted on February 21, 2018, and vested on February 21, 2021.

(2)

Represents a performance share unit award. These units were granted on February 21, 2018, and vested on February 21, 2021. Vesting was based on the highest 40-day average price of our Common Shares during the last eighteen months of the three year performance period. As of December 31, 2020, based on the highest 40-day average price of our Common Shares during the last eighteen months of the performance period 179.75% of the units have vested.

(3)	Represents a time-based RSU award. These units were granted on February 27, 2019, and will vest on February 27, 2022, subject to continued employment, with limited exceptions.

(4)	Represents a time-based RSU award. These units were granted on February 26, 2020, and will vest on February 26, 2023, subject to continued employment, with limited exceptions.

(5)

Represents a TSR performance share unit award. These units were granted on February 27, 2019, and will vest on February 27, 2022 subject to continued employment, with limited exceptions and achievement of performance goals, as defined. The TSR performance share units will vest at the end of a three-year vesting period based on the company’s total shareholder return compared to the total shareholder return of all companies in the Russell Mid-Cap Financial Services Index, with limited exceptions.

(6)

Represents an ABV performance share unit award. These units were granted on February 27, 2019, and will vest on February 27, 2022 subject to continued employment, with limited exceptions and achievement of performance goals, as defined. The ABV performance share units will vest at the end of a three-year vesting period based on the company’s growth in core adjusted book value, with limited exceptions.

(7)

Represents a TSR performance share unit award. These units were granted on February 26, 2020, and will vest on February 26, 2023 subject to continued employment, with limited exceptions and achievement of performance goals, as defined. The TSR performance share units will vest at the end of a three-year vesting period based on the company’s total shareholder return compared to the total shareholder return of all companies in the Russell Mid-Cap Financial Services Index, with limited exceptions.

(8)

Represents an ABV performance share unit award. These units were granted on February 26, 2020, and will vest on February 26, 2023 subject to continued employment, with limited exceptions and achievement of performance goals, as defined. The ABV performance share units will vest at the end of a three-year vesting period based on the company’s growth in core adjusted book value, with limited exceptions.

(9)	Represents a time-based RSU award. These units were granted on February 22, 2017 and vested on February 22, 2021.

(10)

Represents a time-based RSU award. These units were granted on February 21, 2018. One half of these units vested on February 21, 2021. The remaining half of these units will vest on February 21, 2022, subject to continued employment, with limited exceptions.

2020 OPTION EXERCISES AND STOCK VESTED

The following table provides information concerning option exercises by, and vesting of restricted stock awards of, our named executive officers during 2020.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise(1)	Value Realized on Exercise(2)	Number of Shares Acquired on Vesting(3)	Value Realized on Vesting(4)

Dominic J. Frederico	—	—	191,532	$8,867,932

Robert A. Bailenson	—	—	45,271	$2,096,047

Ling Chow	3,898	$40,539	8,271	$380,490

Russell B. Brewer II	—	—	38,306	$1,773,568

David A. Buzen	—	—	26,118	$1,209,263

(1)	This column represents gross shares exercised, not reduced by shares withheld to pay for personal income tax and not reduced by shares swapped to pay for the option price.

(2)	The value realized on exercise represents the value of gross shares received, not reduced by shares withheld to pay for personal income tax, but reduced by shares swapped to pay for the option price.

(3)	This column represents gross shares vesting, not reduced by shares withheld to pay for personal income tax.

(4)

The value of a restricted share upon vesting is the fair market value of the stock on the vesting date. This column represents the value of gross shares vesting, not reduced by shares withheld to pay for personal income tax.

NON-QUALIFIED DEFERRED COMPENSATION

The following table sets forth information concerning non-qualified deferred compensation of our named executive officers. The amounts set forth in this table include only contributions made and earnings received during 2020 and do not include contributions and earnings with respect to the 2020 non-equity incentive compensation paid in 2021.

Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Withdrawals/ Distributions	Aggregate Earnings in Last FY	Aggregate Balance at Last FYE(3)

Dominic J. Frederico	$282,334	$564,669	—	$1,904,763	$14,362,325	(4)

Robert A. Bailenson	$151,397	$302,795	—	-$98,093	$6,244,159

Ling Chow	$104,398	$208,795	—	$225,568	$2,963,980

Russell B. Brewer II	$108,095	$216,190	—	$221,248	$5,563,950

David A. Buzen	$86,065	$172,131	—	$196,999	$1,050,188

(1)	The amounts in this column are also included in the Summary Compensation Table, in the Salary column and in the Non-Equity Incentive Plan Compensation column.

(2)	The amounts in this column are included in the Summary Compensation Table, in the All Other Compensation column as the employer contribution to the retirement plans.

(3)

Of the totals in this column plus, for Mr. Frederico, $12,577,909 distributed on January 6, 2017, the following totals have been previously reported in the Summary Compensation Table for previous years:

Name	2020 Amount	2019 Amount

Dominic J. Frederico	$11,308,809	$10,448,049

Robert A. Bailenson	$2,819,659	$2,393,074

Ling Chow	$491,544	$220,500

Russell B. Brewer II	$1,782,936	$1,453,767

David A. Buzen	—	—

(4)	$1,612,387 was assumed from the ACE Limited Supplemental Retirement Plan at our 2004 initial public offering.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following tables quantify the potential payments upon termination that our named executive officers would receive assuming that the relevant termination event had occurred on December 31, 2020. The last table quantifies the potential payments upon an involuntary termination without cause and a change of control that our named executive officers would receive assuming that both the termination without cause and change in control had occurred on December 31, 2020.

TERMINATION DUE TO DEATH OR DISABILITY

Name	Unvested RSUs	Unvested PSUs(1)	Total
Dominic J. Frederico	$6,269,565	$8,176,788	$14,446,353
Robert A. Bailenson	$1,545,687	$2,060,758	$3,606,445
Ling Chow	$1,376,207	$1,129,219	$2,505,426
Russell B. Brewer II	$1,146,803	$1,519,624	$2,666,427
David A. Buzen	$772,828	$1,030,406	$1,803,234

(1)

The value of the PSUs for this table was determined as if the applicable performance period ended on December 31, 2020. The portion of the PSUs which ultimately would become vested may vary from this assumed amount depending on the actual price of our Common Shares through the remainder of the actual performance period and the value of our Common Share on the date of distribution.

TERMINATION DUE TO RETIREMENT

Name	Unvested RSUs	Unvested PSUs(1)	Total
Dominic J. Frederico	$5,419,309	$9,730,856	$15,150,165
Robert A. Bailenson(2)	—	—	—
Ling Chow(3)	—	—	—
Russell B. Brewer II	$989,938	$1,784,402	$2,774,340
David A. Buzen	$566,151	$1,053,475	$1,619,626

(1)

The value of the PSUs for this table was determined as if the applicable performance period ended on December 31, 2020. The portion of the PSUs which ultimately would become vested may vary from this assumed amount depending on the actual price of our Common Shares through the remainder of the actual performance period and the value of our Common Share on the date of distribution.

(2)	Mr. Bailenson had not reached retirement age by December 31, 2020. Upon retirement, Mr. Bailenson will become partially or fully vested in respect of his unvested RSUs and PSUs.

(3)	Ms. Chow had not reached retirement age by December 31, 2020. Upon retirement, Ms. Chow will become partially or fully vested in respect of her unvested RSUs and PSUs.

TERMINATION WITHOUT CAUSE PAYMENTS

Name	Salary Continuation	Cash Incentive Compensation	Benefits	Unvested RSUs	Unvested PSUs(1)	Total
Dominic J. Frederico	$1,250,000	$4,021,333	$50,417	$6,269,565	$8,176,788	$19,768,103
Robert A. Bailenson	$800,000	$1,890,922	$34,395	$1,545,687	$2,060,758	$6,331,762
Ling Chow	$550,000	$1,240,730	$34,395	$619,975	$1,129,219	$3,574,319
Russell B. Brewer II	$525,000	$1,543,243	$23,530	$1,146,803	$1,519,624	$4,758,200
David A. Buzen	$500,000	$922,650	$34,395	$772,828	$1,030,406	$3,260,279

(1)

The value of the PSUs for this table was determined as if the applicable performance period ended on December 31, 2020. The portion of the PSUs which ultimately would become vested may vary from this assumed amount depending on the actual price of our Common Shares through the remainder of the actual performance period and the value of our Common Share on the date of distribution.

CHANGE-IN-CONTROL SEVERANCE

Name	Salary Continuation	Cash Incentive Compensation	Benefits	Unvested RSUs	Unvested PSUs(1)	Total
Dominic J. Frederico	$1,250,000	$4,021,333	$50,417	$6,269,565	$10,174,829	$21,766,144
Robert A. Bailenson	$800,000	$1,890,922	$34,395	$1,545,687	$2,519,508	$6,790,512
Ling Chow	$550,000	$1,240,730	$34,395	$1,376,207	$1,456,147	$4,657,479
Russell B. Brewer II	$525,000	$1,543,243	$23,530	$1,146,803	$1,867,554	$5,106,130
David A. Buzen	$500,000	$922,650	$34,395	$772,828	$1,259,782	$3,489,655

(1)	For PSUs, the applicable performance period would end on the date of a change in control and the amount which would become vested would be determined based on the performance through such date.

The salary continuation, cash incentive compensation and benefits columns in the Termination Without Cause Payments table and the Change-in-Control Severance table represent amounts that would be payable to each executive officer under the terms of the severance policy for executive officers. Under the terms of the policy, each named executive officer receives one year of salary, the average of the last three annual cash incentive compensation amounts, a pro-rata annual cash incentive compensation payment for the year of termination and one year of benefits which represent medical plan and dental plan premiums paid by our Company at the same level as was paid just prior to termination.

For the purpose of these tables, the value of RSUs and PSUs has been determined by multiplying the number of shares of that would have become vested on December 31, 2020 based on each applicable termination described above and based on target performance or the actual performance determined as if the performance period ended on such date by the closing price of our Common Shares on December 31, 2020, which was $31.49.

In addition to the amounts listed in the tables, upon a termination of employment for any of the reasons described above, the executives would be entitled to distributions from the qualified and non-qualified defined contribution retirement plans maintained by the Company and affiliates. For the named executive officers, the aggregate qualified and non-qualified defined contribution retirement account balances as of December 31, 2020 for Mr. Frederico, Mr. Bailenson, Ms. Chow, Mr. Brewer and Mr. Buzen are as follows, respectively: $15,620,193, $9,516,603, $4,938,193, $9,534,173 and $1,350,818. Retirement account balances will be paid upon termination in accordance with the terms of the plans, as described below.

If an executive officer had been terminated for cause on December 31, 2020, he or she would not have received any severance payments and would have forfeited all unvested RSUs and PSUs, receiving only salary payments through the termination date and vested retirement benefits under our Company’s retirement plans.

Severance payments, restricted stock vesting and retirement plan contributions assume no subsequent employment after termination. Certain rights to vesting and distributions following retirement or a termination without cause are subject to continued compliance with applicable restrictive covenants and may be forfeited by the executive in the event of a violation of such covenants (and in certain circumstances, the executive may be required to repay certain amounts in the event of a violation of such covenants).

CEO PAY RATIO

In 2020, the annual total compensation of Dominic J. Frederico, our President and Chief Executive Officer was $10,876,524. The annual total compensation of our median employee was $284,980. As a result, the ratio of the annual total compensation of our CEO to our median employee was 38.2 to 1.

We identified the median employee by examining the 2020 annual total compensation for all individuals, excluding our CEO, who were employed by us on December 31, 2020. We included all employees, whether employed on a full-time or part-time basis, and including all employees resident outside of the U.S. We did not make any assumptions, adjustments or estimates with respect to annual total compensation. We annualized the compensation for any full-time employees who were not employed by us for all of 2020. We calculated the total compensation for our CEO and all of our employees excluding our CEO using the same methodology we use to calculate Total Annual Compensation for our named executive officers as set forth in the 2020 Summary Compensation table appearing earlier in this proxy statement.

NON-QUALIFIED RETIREMENT PLANS

All the executive officers participate in a non-qualified defined contribution retirement plan through an Assured Guaranty employer. These plans generally permit distributions only following a participant’s termination of employment, and each of the plans imposes some additional restrictions on distributions as described below. A change in control under the current provisions of these plans does not entitle a participant to payment. Below is an overview of each plan.

AG US GROUP SERVICES INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (AGUS SERP)

The AG US Group Services Inc. Supplemental Executive Retirement Plan, which we refer to as the AGUS SERP, is a non-qualified retirement plan for higher-paid employees. Internal Revenue Code provisions, such as the annual limit on employee deferrals, limit the amount of contributions that these employees may make or have made on their behalf to the qualified AG US Group Services Inc. Employee Retirement Plan. Contributions credited to this supplemental plan mirror the employee contributions, employer matching contributions, and employer core contributions that would have been made under the AG US Group Services Inc. Employee Retirement Plan had the Internal Revenue Code provisions not limited the contributions. The plan also permits discretionary employer contributions (with the employer matching and core contributions to the supplemental plan capped at a limit of 6% of eligible compensation).

•

A participant does not vest in employer contributions until he or she has completed one year of service, but the participant will vest earlier if he or she dies or attains age 65 while employed by a specified Assured Guaranty employer.

•

Distribution of a participant’s account balances will be made as a lump sum. However, a participant may elect to receive payment of his or her account balances in annual installments over a period not exceeding five years, but only if, at the time of termination, the participant has attained age 55 and completed at least five years of service, and the amount of the participant’s account balances is at least $50,000.

•

A participant who is considered to be a specified employee as defined in Section 409A of the Internal Revenue Code and whose payment of benefits begins by reason of termination of employment may not begin to receive such payment until six months after termination of employment.

INCENTIVE PLANS

All the executive officers have previously received awards pursuant to our Company’s long-term incentive plan and in prior years received awards under our Company’s PRP. For the 2020 performance year, in 2021, the executive officers received a grant of performance share units and RSUs as described below, but did not receive a grant of PRP. Below is an overview of the plans.

ASSURED GUARANTY LTD. 2004 LONG-TERM INCENTIVE PLAN

The 2004 Long-Term Incentive Plan, as amended, provides for the grant of non-qualified and incentive stock options, stock appreciation rights, full value awards, which include awards such as restricted shares, RSUs or performance share units, and cash incentive awards to employees selected by the Compensation Committee. The Compensation Committee specifies the terms of the award, including the vesting period applicable to the award, at the time it grants the award to the employee, and includes the terms in an award agreement between the employee and our Company.

•

PSUs were granted in 2018 through 2021 that will vest at the end of a three-year performance period if certain performance conditions are satisfied (for PSUs granted through 2018, based on the highest 40-day average share price during the last eighteen months of such period exceeding certain share price hurdles, and for PSUs granted in 2019, 2020 and 2021, based on growth in core adjusted book value per share relative to a target and on TSR relative to the Index) and if the participant continues to be employed through the end of such three-year period, with limited exceptions as described below.

The participant is entitled to pro-rata vesting of the performance share units in the event of termination prior to the end of the vesting period due to death or disability, an involuntary termination without cause, a voluntary termination for good reason or, a voluntary termination due to retirement, if certain requirements are met and if, and only to the extent that, the performance conditions are satisfied at the end of the applicable performance period. In the event of a change in control, the performance share units vest only to the extent that the performance conditions are satisfied at the time of the change in control and only if the participant remains employed through the end of the three-year performance period, provided, however that the vesting of the performance share units shall be accelerated following such change in control in the event of termination following the change in control but prior to the end of the vesting period due to death or disability, an involuntary termination without cause, a voluntary termination for good reason or in the event that the acquirer does not agree to continue such award following the change in control.

•

RSUs were granted from 2018 through 2021 that will vest at the end of a three-year vesting period if the participant remains employed through the end of such period. Such vesting may be accelerated in the event of termination prior to the end of the vesting period due to death or disability or in the event of a change in control where the acquirer does not agree to continue such award following the change in control. Additionally, the participant may remain entitled to continued vesting of such RSUs following an involuntary termination without cause, a voluntary termination for good reason or a voluntary termination due to retirement during the vesting period if certain requirements are met, including the participant signing of a release of claims against our Company and continuing to comply with applicable restrictive covenants.

ASSURED GUARANTY LTD. PERFORMANCE RETENTION PLAN

The Performance Retention Plan was established in 2006 to permit the grant of cash-based awards to selected employees and give to the Compensation Committee greater flexibility in establishing the terms of performance retention awards, including the ability to establish different performance periods and performance objectives. PRP awards may be treated as nonqualified deferred compensation subject to the rules of Section 409A of the Internal Revenue Code.

From 2008 through 2014, our Company integrated PRP awards into its long-term incentive compensation program for the executive officers and certain selected employees. The executive officers stopped receiving PRP awards beginning in 2015 and the last outstanding PRP award to anyone who was an executive officer as of December 31, 2017 vested on December 31, 2017. However, Ms. Chow was granted PRP awards before becoming an executive officer, including in February 2017, so her last PRP award vested on December 31, 2020. Generally, for awards granted before 2020, each PRP award was divided into three installments, with 25% of the award allocated to a performance period that includes the year of the award and the next year, 25% of the award allocated to a performance period that includes the year of the award and the next two years, and 50% of the award allocated to a performance period that includes the year of the award and the next three years. Each installment of an award vested if the participant remained employed through the end of the performance period for that installment (or vested on the date of the participant’s death, disability, or retirement if that occurred during the performance period). Payment for each performance period was made at the end of that performance period. One half of each installment was increased or decreased in proportion to the increase or decrease of core ABV per share during the performance period, and one half of each installment was increased or decreased in proportion to the core operating ROE during the performance period. However, if, during the performance period, a participant died or became permanently disabled while employed, the amount for any such incomplete performance period shall have equaled the portion of the award allocated to such performance period. Core operating ROE and core ABV are defined in each PRP award agreement.

EQUITY COMPENSATION PLANS INFORMATION

The following table summarizes our equity compensation plans as of December 31, 2020:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	15,979(1)	$21.88	9,152,750(2)

Equity compensation plans not approved by security holders	N/A	N/A	N/A

TOTAL	15,979	$21.88	9,152,750

(1)

Includes Common Shares to be issued upon exercise of outstanding stock options and performance stock options granted under the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan. Does not include purchase rights currently accruing under the Assured Guaranty Ltd. Employee Stock Purchase Plan because the purchase price (and therefore the number of shares to be purchased) will not be determined until the end of the purchase period, which is June 30, 2021. The purchase price under such plan is generally 85% of the lower of the fair market value of a Common Share on the first day of the subscription period or on the exercise date.

(2)

Includes 186,110 Common Shares reserved for issuance under the Assured Guaranty Ltd. Employee Stock Purchase Plan. Includes 8,966,640 Common Shares available for stock options, restricted stock awards, RSUs, performance stock options and performance share units reserved for future issuance under the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan. The grants of dividend equivalents of RSUs have reduced the number of shares available for future issuance.

PROPOSAL NO. 2:

ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

Our shareholders have the opportunity to cast an advisory (nonbinding) vote to approve the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s compensation disclosure rules. This vote is being conducted in accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC. Proposal No. 2 is Item 2 on the proxy card.

As described in detail under the heading “Executive Compensation—Compensation Discussion and Analysis,” our executive compensation program is designed to attract, motivate, and retain talented executives who possess the skills required to formulate and drive our Company’s strategic direction and achieve annual and long-term performance goals necessary to create shareholder value. The program seeks to align executive compensation with shareholder value on an annual and long-term basis through a combination of base pay, annual incentives and long-term incentives. The Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices. Please read the “Compensation Discussion and Analysis” discussion for additional details about our executive compensation programs, including information about the fiscal year 2020 compensation of our named executive officers.

We believe that our executive compensation programs are structured in the best manner possible to support our Company and our business objectives. We are asking our shareholders to indicate their support for our named executive officer compensation as described on pages 22 to 61 of this proxy statement, which include the “Compensation Discussion and Analysis” section and the compensation tables and related narrative disclosure. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The board of directors recommends that you vote “FOR” the following resolution at the Annual General Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

The say-on-pay vote is advisory, and therefore not binding on our Company, the Compensation Committee or the Board of Directors. However, the Board of Directors and the Compensation Committee value the opinions of our shareholders and will review the voting results carefully. To the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

PROPOSAL NO. 3:

APPOINTMENT OF INDEPENDENT AUDITOR

The appointment of our independent auditor is approved annually by our shareholders, who also annually authorize the Board of Directors, acting through its Audit Committee, to set the remuneration for our independent auditor. Proposal No. 3 is Item 3 on the proxy card.

At the recommendation of the Audit Committee, the Board of Directors recommends that shareholders appoint PricewaterhouseCoopers LLP as our independent auditor for the year ending December 31, 2021, and that shareholders authorize the Board of Directors, acting through its Audit Committee, to set the fees for our independent auditor. In making its recommendation with respect to the engagement of our independent auditor, the Audit Committee reviewed both the audit scope and estimated fees for professional services for the coming year.

PwC served as our independent auditor for the year ended December 31, 2020. Our audited financial statements for the year ended December 31, 2020 will be presented at the Annual General Meeting. Representatives of PwC will attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting.

INDEPENDENT AUDITOR FEE INFORMATION

The following table presents fees for professional audit services rendered by PwC for the audit of our annual consolidated financial statements for 2020 and 2019 and fees for other services rendered by PwC in 2020 and 2019.

	2020	2019

Audit fees(1)	$9,212,000	$7,906,500

Audit-related fees(2)	$1,428,000	$2,285,000

Tax fees(3)	$250,000	$250,000

All other fees(4)	$4,000	$494,000

(1)	We paid audit fees, including costs, for the years ended December 31, 2020, and December 31, 2019, for professional services rendered in connection with:
•	the audits of our consolidated financial statements, of management’s assessment of internal controls over financial reporting and of the effectiveness of these controls
•	the statutory and GAAP audits of various subsidiaries
•	review of quarterly financial statements

(2)

Audit-related fees for the years ended December 31, 2020 and December 31, 2019 related to due diligence services for potential acquisitions and potential investments by funds managed by the Company, audits of our employee benefit plans, audit procedures not required by statute or regulation, agreed upon procedures related to our proxy statement, and agreed upon procedures related to collateralized loan obligations.

(3)

Of the total amount of tax fees for 2020 and 2019, all fees related to tax compliance. Compliance-related tax fees for 2020 and 2019 were for professional services rendered in connection with the preparation of the 2019 and 2018 federal tax returns.

(4)	Fees for 2020 were not significant, while fees for 2019 primarily related to advice and consultations regarding laws, rules and regulations in global jurisdictions.

PwC also provides audit services to certain unconsolidated funds managed and advised by Assured Guaranty Ltd. subsidiaries. Fees related to these audits were $4.1  million in 2020 and are not reflected in the table above.

PRE-APPROVAL POLICY OF AUDIT AND NON-AUDIT SERVICES

The Audit Committee pre-approved all of the fees described above. The Audit Committee has adopted policies and procedures for the pre-approval of all audit and permissible non-audit services provided by our independent auditor, PwC. The Audit Committee provides a general pre-approval of certain audit and non-audit services on an annual basis. The types of services that may be covered by a general pre-approval include other audit services, audit-related services and permissible non-audit services. If a type of service is not covered by the Audit Committee’s general pre-approval, the Audit Committee must review the service on a specific case by case basis and pre-approve it if such service is to be provided by the independent auditor. Annual audit services engagement terms and fees require specific pre-approval of the Audit Committee and management and the auditor will report actual fees versus the budget periodically throughout the year by category of service. Any proposed services exceeding pre-approved costs also require specific pre-approval by the Audit Committee. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. Either the Audit Committee Chairman or the entire Audit Committee must pre-approve the provision of any significant additional audit fees in excess of the budgeted amount and/or any excess related to non-audit fees over the budgeted amount. All fees related to internal control work are pre-approved by the Audit Committee before such services are rendered. The Audit Committee pre-approved all of the fees described above pursuant to its pre-approval policies and procedures.

The board of directors and the Audit Committee recommend that you vote “FOR” the appointment of PwC as the Company’s independent auditor for the year ending December 31, 2021, and the authorization of the board of directors, acting through its Audit Committee, to set the fees for the independent auditor.

PROPOSAL NO. 4:

PROPOSALS CONCERNING OUR SUBSIDIARY, ASSURED GUARANTY RE LTD.

In accordance with AGL’s Bye-Laws, if AGL is required or entitled to vote at a general meeting of any direct non-United States subsidiary of AGL, AGL’s directors must refer the matter to the shareholders of AGL and seek authority from AGL’s shareholders for AGL’s representative or proxy to vote in favor of the resolution proposed by the subsidiary. AGL’s directors must cause AGL’s representative or proxy to vote AGL’s shares in the subsidiary pro rata to the votes received at the general meeting of AGL. In addition, AGL’s Board of Directors, in its discretion, may require that the organizational documents of each subsidiary of AGL organized under the laws of a jurisdiction outside the United States contain provisions substantially similar to these provisions. As a consequence, we are proposing that our shareholders authorize AGL to vote in favor of the following matters to be presented at the next annual general meeting of our subsidiary, Assured Guaranty Re Ltd., which we refer to as AG Re.

PROPOSAL 4.1—ELECTION OF AG RE DIRECTORS

We propose that AGL be directed to elect the following nine directors of AG Re: Howard W. Albert, Robert A. Bailenson, Russell B. Brewer, II, Gary Burnet, Ling Chow, Stephen Donnarumma, Dominic J. Frederico, Darrin Futter, and Walter A. Scott, with such persons constituting the entire board of directors of AG Re, to serve for one year terms commencing at the annual general meeting of AG Re. Other than Mr. Scott, each nominee is an officer of AGL or one of its subsidiaries and each, including Mr. Scott, has consented to serve as a director of AG Re without fee if elected. Mr. Scott was entitled to a director’s fee of $5,000 for his service in 2020, but declined the fee. We do not expect that any of the nominees will become unavailable for election as a director of AG Re, but if any nominees should become unavailable prior to the meeting, proxy cards, whether submitted by telephone, via the Internet or by mail, authorizing the proxies to vote for the nominees will instead be voted for substitute nominees recommended by AG Re’s board of directors. Proposal 4.1 is Item 4A on the proxy card.

The board of directors recommends that you direct AGL to vote “FOR” each of the nominees.

The biographies for these nominees are set forth below:

Howard W. Albert, age 61, has been Chief Risk Officer of AGL since May 2011. Prior to that, he was Chief Credit Officer of AGL from 2004 to April 2011. Mr. Albert joined Assured Guaranty in September 1999 as Chief Underwriting Officer of Capital Re Company, the predecessor to AGC. Before joining Assured Guaranty, he was a Senior Vice President with Rothschild Inc. from February 1997 to August 1999. Prior to that, he spent eight years at Financial Guaranty Insurance Company from May 1989 to February 1997, where he was responsible for underwriting guaranties of asset-backed securities and international infrastructure transactions. Prior to that, he was employed by Prudential Capital, an investment arm of The Prudential Insurance Company of America, from September 1984 to April 1989, where he underwrote investments in asset-backed securities, corporate loans and project financings.

Mr. Albert’s experience in risk management, underwriting and credit and his position as the Chief Risk Officer of AGL make him valuable to the Board of Directors of AG Re.

Robert A. Bailenson, age 54, has been the Chief Financial Officer of AGL since June 2011. Mr. Bailenson has been with Assured Guaranty and its predecessor companies since 1990. Mr. Bailenson became Chief Accounting Officer of AGC in 2003, of AGL in May 2005, and of AGM in July 2009, and served in such capacities until May 2019. He was Chief Financial Officer and Treasurer of AG Re from 1999 until 2003 and was previously the Assistant Controller of Capital Re Corp., the Company’s predecessor.

Mr. Bailenson’s background as the Chief Financial Officer of AGL and as an accountant provides an important perspective to the Board of Directors of AG Re.

Russell B. Brewer II, age 64, has been Chief Surveillance Officer of AGL since November 2009 and Chief Surveillance Officer of AGC and AGM since July 2009 and has also been responsible for information technology at AGL since April 2015. Mr. Brewer has been with AGM since 1986. Mr. Brewer was Chief Risk Management Officer of AGM from September 2003 until July 2009 and Chief Underwriting Officer of AGM from September 1990 until September 2003. Mr. Brewer was also a member of the Executive Management Committee of AGM. He was a Managing Director of Assured Guaranty Municipal Holdings Inc. from May 1999 until July 2009. From March 1989 to August 1990, Mr. Brewer was Managing Director, Asset Finance Group, of AGM. Prior to joining AGM, Mr. Brewer was an Associate Director of Moody’s Investors Service, Inc.

Mr. Brewer’s risk management and surveillance expertise and his position as the Chief Surveillance Officer of AGL enhance the deliberations of the Board of Directors of AG Re.

Gary Burnet, age 50, has been President of AG Re since August 2012, and prior to that he served as the Managing Director—Chief Credit Officer of AG Re from 2006 until his appointment as President. Mr. Burnet also served as the Vice President—Risk Management and Operations of AG Re from 2002 to 2005. Prior to joining our Company, Mr. Burnet’s previous experience included two years at ACE Asset Management, where he was Investment Officer with responsibility for developing and modeling the ACE group’s consolidated investment and insurance credit risk. Prior to ACE Asset Management, he was an Assistant Vice President—Investments at ACE Bermuda. Mr. Burnet trained as a Chartered Accountant with Geoghegan & Co. CA from 1993 to 1996 in Edinburgh Scotland and also worked as an audit senior for Coopers & Lybrand from 1996 to 1998 in Bermuda.

As the President of AG Re, Mr. Burnet has the most comprehensive knowledge of its operations, including the key areas of underwriting credit risk, accounting and risk management.

Ling Chow, age 50, has been General Counsel and Secretary of AGL since January 1, 2018. She is responsible for legal affairs and corporate governance at the Company, including its litigation and other legal strategies relating to distressed credits, and its corporate, compliance, regulatory and disclosure efforts. She is also responsible for the Company’s human resources function. Ms. Chow began her tenure at the Company in 2002 as a transactional attorney, working on the insurance of structured finance and derivative transactions. She previously served as Deputy General Counsel and Assistant Secretary of AGL from May 2015 and as Assured Guaranty’s U.S. General Counsel from June 2016. Prior to that, Ms. Chow served as Deputy General Counsel of Assured Guaranty’s U.S. subsidiaries in several capacities from 2004. Before joining Assured Guaranty, Ms. Chow was an associate at various law firms, most recently Brobeck, Phleger & Harrison LLP, where she was a senior associate responsible for transactional work associated with public and private mergers and acquisitions, venture capital investments and private and public securities offerings.

Ms. Chow’s experience as an attorney and her position as the General Counsel of AGL enable her to make valuable contributions as a member of the Board of Directors of AG Re.

Stephen Donnarumma, age 58, was appointed as a director of AG Re on September 11, 2012. Mr. Donnarumma has been the Chief Credit Officer of AGC since 2007, of AGM since its 2009 acquisition, and of MAC since its 2012 capitalization. Mr. Donnarumma has been with Assured Guaranty since 1993. Over the years, Mr. Donnarumma has held a number of positions at Assured Guaranty, including Deputy Chief Credit Officer of AGL, Chief Operating Officer and Chief Underwriting Officer of AG Re, Chief Risk Officer of AGC, and Senior Managing Director, Head of Mortgage and Asset-backed Securities of AGC. Prior to joining Assured Guaranty, Mr. Donnarumma was with Financial Guaranty Insurance Company from 1989 until 1993, where his responsibilities included underwriting domestic and international financial guaranty transactions. Prior to that, he served as a Director of Credit Risk Analysis at Fannie Mae from 1987 until 1989. Mr. Donnarumma was also an analyst with Moody’s Investors Services from 1985 until 1987.

Mr. Donnarumma’s experience with credit analysis and risk management, and his position as the Chief Credit Officer of AGM, MAC and AGC, provide important perspective to the Board of Directors of AG Re.

Dominic J. Frederico — See Mr. Frederico’s biography in “Election of Directors—Nominees for Director.” The benefits of his experience described therein with respect to the Board of Directors of AGL also make him valuable as a director of AG Re.

Darrin Futter, age 46, was elected Financial Controller of AG Re and AGRO in 2007, prior to which he worked for Deloitte Ltd. in the Bermuda office and worked as a consultant to AG Re. Mr. Futter has worked in various senior audit roles with Ernst and Young LLP in the U.S. and KPMG in Zimbabwe, where he completed his Articles of Clerkship in 2000. He holds a Bachelor of Accounting Science (Hon.) degree from the University of South Africa and is also a Chartered Accountant and a member of the Institute of Chartered Accountants of Zimbabwe.

Mr. Futter’s extensive audit experience provides an important perspective to the Board of Directors of AG Re.

Walter A. Scott, age 83, was the Chairman of the AGL Board of Directors from May 2005 until his retirement in May 2013, and a director of AGL from 2004 through 2013. Mr. Scott was Chairman, President and Chief Executive Officer of ACE from 1991 until his retirement in 1994, and President and Chief Executive Officer of ACE from 1989 to 1991. Subsequent to his retirement he served as a consultant to ACE until 1996. Mr. Scott was a director of ACE from 1989 through May 2005. Prior to joining ACE, Mr. Scott was President and Chief Executive Officer of Primerica’s financial services operations. Mr. Scott currently serves as the Chairman of the Board of Wachusett Brewing Company, Inc. and was also the Chairman of Vermont Hard Cider Company, LLC from 2003 until 2012, when that company was sold. Mr. Scott is an Emeritus Trustee of Lafayette College and a founding trustee of the Bermuda Foundation for Insurance Studies.

Mr. Scott’s tenure on the AGL Board of Directors and lengthy experience at senior levels in the financial services industry allow him to provide valuable perspective to the Board of Directors of AG Re.

PROPOSAL 4.2—APPOINTMENT OF AG RE AUDITOR

We propose that AGL be directed to appoint PwC as the independent auditor of AG Re for the fiscal year ending December 31, 2021, subject to PwC being appointed as our Company’s independent auditor. We expect representatives of PwC to be present at AGL’s Annual General Meeting with an opportunity to make a statement if they wish and to be available to respond to appropriate questions. Proposal 4.2 is Item 4B on the proxy card.

The following table presents fees for professional audit services rendered by PwC for the audit of AG Re’s financial statements for 2020 and 2019.

	2020	2019
Audit fees	$89,900	$89,900
Audit—related fees	—	—
Tax fees	—	—
All other fees	—	—

The above audit fees are also included in the audit fees shown in “Proposal No. 3: Appointment of Independent Auditor.”

Other Matters. The Board of Directors of AGL does not know of any matter to be brought before the annual general meeting of AG Re that we have not described in this proxy statement. If any other matter properly comes before the annual general meeting of AG Re, AGL’s representative or proxy will vote in accordance with his or her judgment on such matter.

The board of directors recommends that you direct AGL to vote “FOR” each of the proposals concerning AGL’s subsidiary, AG Re.

SHAREHOLDER PROPOSALS FOR 2022 ANNUAL MEETING

HOW DO I SUBMIT A PROPOSAL FOR INCLUSION IN NEXT YEAR’S PROXY MATERIAL?

If you wish to submit a proposal to be considered for inclusion in the proxy material for the next Annual General Meeting, please send it to the Secretary, Assured Guaranty Ltd., 30 Woodbourne Avenue, Hamilton HM 08, Bermuda. Under the rules of the SEC, proposals must be received no later than November 24, 2021, and otherwise comply with the requirements of the SEC to be eligible for inclusion in AGL’s 2022 Annual General Meeting proxy statement and form of proxy.

HOW DO I SUBMIT A PROPOSAL OR MAKE A NOMINATION AT AN ANNUAL GENERAL MEETING?

Our Bye-Laws provide that if a shareholder desires to submit a proposal for consideration at an Annual General Meeting, or to nominate persons for election as directors, the shareholder must provide written notice of an intent to make such a proposal or nomination which the Secretary of the Company must receive at our principal executive offices no later than 90 days prior to the anniversary date of the immediately preceding Annual General Meeting. With respect to the 2022 Annual General Meeting, such written notice must be received on or prior to February 4, 2022. The notice must meet the requirements set forth in our Bye-Laws. Under the circumstances described in, and upon compliance with, Rule 14a-4(c) under the Exchange Act, management proxies would be allowed to use their discretionary voting authority to vote on any proposal with respect to which the foregoing requirements have been met.

INFORMATION ABOUT THE ANNUAL GENERAL MEETING AND VOTING

WHY DID I RECEIVE A NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS IN THE MAIL INSTEAD OF A FULL SET OF PROXY MATERIALS?

In accordance with the rules of the SEC, instead of mailing a printed copy of the proxy statement, annual report and other materials (which we refer to as proxy materials) for our Annual General Meeting, we are furnishing proxy materials to shareholders on the Internet by providing a Notice Regarding the Availability of Proxy Materials (which we refer to as a Notice) to inform shareholders when the materials are available on the Internet.

If you receive the Notice by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. Instead, the Notice instructs you on how you may access and review all of our proxy materials, as well as how to submit your proxy, over the Internet.

We will first make available the proxy statement, form of proxy card and 2020 annual report to shareholders at www.assuredguaranty.com/annualmeeting. The proxy materials will also be available at www.proxyvote.com on or about March 24, 2021 to all shareholders entitled to vote at the Annual General Meeting. You may also request a printed copy of the proxy solicitation materials by any of the following methods: via Internet at www.proxyvote.com; by telephone at 1-800-579-1639; or by sending an e-mail to sendmaterial@proxyvote.com. Our 2020 annual report to shareholders will be made available at the same time and by the same methods. If requesting materials by e-mail, please send a blank e-mail with the information that is printed in your Notice in the box marked by the arrow in the subject line.

g	XXXX XXXX XXXX XXXX

We elected to use electronic notice and access for our proxy materials because we believe it will reduce our printing and mailing costs related to our Annual General Meeting and because it is an environmentally friendly practice.

WHY HAS THIS PROXY STATEMENT BEEN MADE AVAILABLE?

Our Board of Directors is soliciting proxies for use at our Annual General Meeting to be held on May 5, 2021, and any adjournments or postponements of the meeting. The meeting will be held at 1:00 p.m. London Time at 6 Bevis Marks, London, EC3A 7BA, United Kingdom. At this writing, governments continue to adjust various travel and gathering restrictions in response to the COVID-19 pandemic. In the event we postpone or change the date, time or location of our Annual General

Meeting as a result of COVID-19, we will post the revised meeting information on our website at www.assuredguaranty.com/annualmeeting as soon as possible after changing the date, time and location for the postponed meeting. We will also promptly issue a press release that we will make available on our website at www.assuredguaranty.com/annualmeeting and file with the SEC as definitive additional proxy material. Therefore, prior to and on the date of the Annual General Meeting, please visit our website or the SEC’s website (www.sec.gov) to determine if there has been any changes to the date, time or location of our Annual General Meeting. If you wish to receive a physical copy of any such press release, please contact our Secretary at generalcounsel@agltd.com or (441) 279-5725.

This proxy statement summarizes the information you need to vote at the Annual General Meeting. You do not need to attend the Annual General Meeting to vote your shares.

WHAT PROPOSALS WILL BE VOTED ON AT THE ANNUAL GENERAL MEETING?

The following proposals are scheduled to be voted on at the Annual General Meeting:

•	The election of directors

•	An advisory vote to approve the compensation paid to our named executive officers

•	The appointment of PwC as our independent auditor for 2021 and the authorization of our Board of Directors, acting through its Audit Committee, to set the fees for the independent auditor

•	The direction of AGL to vote for the election of the directors of, and the appointment of the independent auditor for, our subsidiary AG Re

Our Board of Directors recommends that you vote your shares “FOR” each of the nominees and each of the foregoing proposals.

ARE PROXY MATERIALS AVAILABLE ON THE INTERNET?

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting to be Held on Wednesday, May 5, 2021

Yes. Our proxy statement for the 2021 Annual General Meeting, form of proxy card and 2020 annual report to shareholders are available at www.assuredguaranty.com/annualmeeting. The proxy materials will also be available at www.proxyvote.com on or about March 24, 2021, to all shareholders entitled to vote at the Annual General Meeting.

You can obtain directions to attend the 2021 Annual General Meeting by contacting Virginia Reynolds at + 44 020 7562 1920 or at vreynolds@agltd.com.

WHO IS ENTITLED TO VOTE?

March 12, 2021 is the record date for the Annual General Meeting. If you owned our Common Shares at the close of business on March 12, 2021, you are entitled to vote. On that date, 76,339,967 of our Common Shares were outstanding and entitled to vote at the Annual General Meeting, including 68,098 unvested restricted Common Shares. Our Common Shares are our only class of voting stock. On March 12, 2021, the closing price of our Common Shares on the New York Stock Exchange, which we refer to as the NYSE, was $44.19.

HOW MANY VOTES DO I HAVE?

You have one vote for each of our Common Shares that you owned at the close of business on March 12, 2021.

However, if your shares are considered “controlled shares,” which our Bye-Laws define generally to include all of our Common Shares directly, indirectly or constructively owned by any person or group of persons, or owned by any “United States person,” as defined in the Internal Revenue Code, and such shares constitute 9.5% or more of our issued Common Shares, the voting rights with respect to your controlled shares will be limited, in the aggregate, to a voting power of approximately 9.5%, pursuant to a formula specified in our Bye-Laws.

The Notice indicates the number of Common Shares you are entitled to vote, without giving effect to the controlled share rule described above.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

Many of our shareholders are beneficial owners since they hold their shares through a stockbroker, bank or other nominee rather than as shareholders of record when they own shares directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

•	Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare, you are the shareholder of record of those shares and these proxy materials are being sent to you directly. As the shareholder of record, you have the right to grant your voting proxy directly to AGL or to vote in person at the Annual General Meeting. You may vote by telephone or via the Internet as described below under the heading “Information About the Annual General Meeting and Voting—May I Vote by Telephone or via the Internet?”
or you may request a paper copy of the proxy materials and vote your proxy card by mail.

•	Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and our proxy materials are being forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares and are also invited to attend the Annual General Meeting. However, since you are not the shareholder of record, you may only vote these shares in person at the Annual General Meeting if you follow the instructions described below under the heading “How do I Vote in Person at the Annual General Meeting?” Your broker, bank or other nominee has provided a voting instruction form for you to use in directing your broker, bank or other nominee as to how to vote your shares. You may also vote by telephone or on the Internet as described below under the heading “May I Vote by Telephone or via the Internet?”

HOW DO I VOTE BY PROXY IF I AM A SHAREHOLDER OF RECORD?

If you are a shareholder of record and you properly submit your proxy card (by telephone, via the Internet or by mail) so that it is received by us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card (including electronic signatures in the case of Internet or telephonic voting) but do not make specific choices, your proxy will vote your shares as recommended by our Board of Directors (also referred to as our Board or the Board):

•	FOR each nominee for election of directors

•	FOR approval, on an advisory basis, of the compensation paid to our named executive officers

•	FOR the appointment of PwC as our independent auditor for 2021 and the authorization of our Board of Directors, acting through its Audit Committee, to set the fees for the independent auditor

•	FOR directing AGL to vote for each nominee for election of directors of, and the appointment of the independent auditor for, our subsidiary, AG Re

If any other matter is presented, your proxy will vote in accordance with the best judgment of the individuals named on the proxy card. As of the date of filing this proxy statement, we knew of no matters that needed to be acted on at the Annual General Meeting other than those discussed in this proxy statement.

HOW DO I GIVE VOTING INSTRUCTIONS IF I AM A BENEFICIAL OWNER?

If you are a beneficial owner of shares, your broker, bank or other nominee will ask you how you want your shares to be voted. If you give the broker, bank or other nominee instructions,

the broker, bank or other nominee will vote your shares as you direct. If your broker, bank or other nominee does not receive instructions from you about how your shares are to be voted,

one of two things can happen, depending on the type of proposal. According to rules of the NYSE:

•	Brokers, banks and other nominees have discretionary power to vote your shares with respect to “routine” matters

•	Brokers, banks and other nominees do not have discretionary power to vote your shares on “non-routine” matters (such as the elections of directors or the advisory vote on executive compensation) unless they have received instructions from the beneficial owner of the shares

It is therefore important that you provide instructions to your broker, bank or other nominee if your shares are held by a broker, bank or other nominee so that your shares can be voted with respect to directors and executive compensation, and any other matters treated as non-routine by the NYSE.

MAY I VOTE BY TELEPHONE OR VIA THE INTERNET?

Yes. If you are a shareholder of record, you have a choice of voting over the Internet, voting by telephone using a toll-free telephone number or voting by requesting and completing a proxy card and mailing it in the return envelope provided. We encourage you to vote by telephone or over the Internet because your vote is then tabulated faster than if you mailed it. There are separate telephone and Internet arrangements depending on whether you are a shareholder of record (that is, if you hold your stock in your own name), or whether you are a beneficial owner and hold your shares in “street name” (that is, if your stock is held in the name of your broker, bank or other nominee).

•	If you are a shareholder of record, you may vote by telephone using the telephone number on the proxy card, or electronically through the Internet, by following the instructions provided on the Notice

•	If you are a beneficial owner and hold your shares in “street name,” you may need to contact your broker, bank or other nominee to determine whether you will be able to vote by telephone or electronically through the Internet

The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. If you vote via telephone or the Internet, you may incur costs, such as usage charges from Internet access providers and telephone companies. You will be responsible for those costs.

Whether or not you plan to attend the Annual General Meeting, we urge you to vote. Voting by telephone or over the Internet or by returning your proxy card by mail will not affect your right to attend the Annual General Meeting and vote. In order to assure that your votes, as a record holder, are tabulated in time to be voted at the Annual General Meeting, you must complete your voting over the Internet or by telephone or submit your proxy card so that it is received by 11:59 p.m. Eastern Daylight Time on May 4, 2021. Similarly, in order to assure that your votes, as a beneficial holder, are tabulated in time to be voted at the Annual General Meeting, you must submit your voting instructions so that your broker will be able to vote by 11:59 p.m. Eastern Daylight Time on May 2, 2021.

MAY I REVOKE MY PROXY?

Yes. If you change your mind after you vote, you may revoke your proxy by following any of the procedures described below. If you are a shareholder of record, to revoke your proxy:

•	Send in another signed proxy with a later date or resubmit your vote by telephone or the Internet,

•	Send a letter revoking your proxy to our Secretary at our principal executive offices, Assured Guaranty Ltd., 30 Woodbourne Avenue, Hamilton HM 08, Bermuda, or

•	Attend the Annual General Meeting and vote in person.

Beneficial owners who wish to change the votes submitted on their voting instruction cards should contact their respective broker, bank or other nominee to determine how and when changes must be submitted so that the nominee can revoke and change their votes on their behalf.

If you wish to revoke your proxy or make changes to your voting instruction card, as applicable, you must do so in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

HOW DO I VOTE IN PERSON AT THE ANNUAL GENERAL MEETING?

You may vote shares held directly in your name as the shareholder of record in person at the Annual General Meeting. If you choose to vote your shares in person at the Annual General Meeting, please bring the Notice Regarding the Availability of Proxy Materials containing your control number or proof of identification. Shares held in “street name” through your broker, bank or other nominee may be voted in person by you only if you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. You must bring such signed proxy to the Annual General Meeting, along with an account statement or letter from the broker, bank or other nominee indicating that you are the beneficial owner of the shares and that you were the beneficial owner of the shares on March 12, 2021.

Even if you plan to attend the Annual General Meeting, we recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual General Meeting. However, while proxy voting is subject to the time deadlines described above, shareholders attending the meeting in person may vote during the Annual General Meeting as long as they satisfy the requirements described in this section.

WHAT VOTES NEED TO BE PRESENT TO HOLD THE ANNUAL GENERAL MEETING?

To have a quorum for our Annual General Meeting, two or more persons must be present, in person or by proxy, representing more than 50% of the Common Shares that were outstanding on March 12, 2021.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

The affirmative vote of a majority of the votes cast on such proposal at the Annual General Meeting is required for each of:

•	The election of each nominee for director

•	The appointment of PwC as our independent auditor for 2021 and the authorization of our Board of Directors, acting through its Audit Committee, to set the fees for the independent auditor

•	Directing AGL to vote for the election of directors of, and the appointment of the independent auditor for, our subsidiary, AG Re

The vote on the compensation paid to our named executive officers is advisory in nature so there is no specified requirement for approval. However, the Board of Directors and the Compensation Committee value the opinions of our shareholders and will review the voting results carefully. To the extent there is any significant vote against the named executive officers’ compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. In addition, the Compensation Committee and the Board of Directors will consider the outcome of the most recent vote on the frequency of the vote on named executive officer compensation when determining how frequently such vote will be submitted to shareholders.

HOW ARE VOTES COUNTED?

Your vote may be cast “FOR” or “AGAINST”, or you may “ABSTAIN”, with respect to each of the nominees for AGL director, with respect to directing AGL to vote for each of the nominees for director of its subsidiary AG Re, and with respect to each of the other proposals on the agenda.

If you sign (including electronic signatures in the case of Internet or telephonic voting) your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. If you sign (including electronic signatures in the case of Internet or telephonic voting) your broker, bank or other nominee voting instruction card with no further instructions, your shares will be voted in the broker’s, bank’s or nominee’s discretion with respect to routine matters but will not be voted with respect to non-routine matters. As described in “How do I Give Voting Instructions if I am a Beneficial Owner?”, elections of directors and the advisory vote on executive compensation are considered non-routine matters. We will appoint one or more inspectors of election to count votes cast in person or by proxy.

WHAT IS THE EFFECT OF BROKER NON-VOTES AND ABSTENTIONS?

A broker “non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Common Shares that are beneficially owned and are voted by the beneficiary through a broker, bank or other nominee will be counted towards the presence of a quorum, even if there are broker non-votes with respect to some proposals, as long as the broker, bank or nominee votes on at least one proposal. Common Shares owned by shareholders electing to abstain from voting with respect to any proposal also will be counted towards the presence of a quorum.

Although broker non-votes will be counted towards the presence of a quorum, broker non-votes will not be included in the tabulation of the shares voting with respect to elections of directors or other matters to be voted upon at the Annual General Meeting. Therefore, “broker non-votes” will have no direct effect on the outcome of any proposal to be voted upon at the Annual General Meeting.

While abstentions will be counted towards the presence of a quorum, abstentions will not be included in the tabulation of the shares voting with respect to elections of directors or other matters to be voted upon at the Annual General Meeting. Therefore, abstentions will have no direct effect on the outcome of any proposal to be voted upon at the Annual General Meeting.

WHAT ARE THE COSTS OF SOLICITING THESE PROXIES AND WHO WILL PAY THEM?

We will pay all the costs of soliciting these proxies. Our directors and employees may also solicit proxies by telephone, by e-mail or other electronic means of communication, or in person. We will reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you. Alliance Advisors, 200 Broadacres Drive, Bloomfield, New Jersey 07003, is assisting us with the solicitation of proxies for a fee of $16,500 plus out-of-pocket expenses.

WHERE CAN I FIND THE VOTING RESULTS?

We will publish the voting results in a Form 8-K that we will file with the SEC by May 11, 2021. You will also be able to find this Form 8-K on our website at www.assuredguaranty.com/sec-filings by May 11, 2021.

DO DIRECTORS ATTEND THE ANNUAL GENERAL MEETING?

Our Corporate Governance Guidelines provide that directors are expected to attend our Annual General Meeting and any special meeting of shareholders we call to consider extraordinary business transactions, unless they are unable to do so as a result of special circumstances. All of our directors then in office attended the Annual General Meeting that was held on May 6, 2020.

CAN A SHAREHOLDER, EMPLOYEE OR OTHER INTERESTED PARTY COMMUNICATE DIRECTLY WITH OUR BOARD? IF SO, HOW?

Our Board provides a process for shareholders, employees or other interested parties to send communications to our Board.

•	Shareholders, employees or other interested parties wanting to contact the Board concerning accounting or auditing matters may send an e-mail to the Chairman of the Audit Committee at chmaudit@agltd.com

•	Shareholders, employees or other interested parties wanting to contact the Board, the independent directors, the Chairman of the Board, the chairman of any Board committee or any other director, as to other matters may send an e-mail to corpsecy@agltd.com. The Secretary has access to both of these e-mail addresses

•	Shareholders, employees or other interested parties may send written communications to the Board c/o Secretary, 30 Woodbourne Avenue, Hamilton HM 08, Bermuda. Mail to Bermuda is not as prompt as e-mail

Communication with the Board may be anonymous. The Secretary will forward all communications to the Board to the Chairman of the Audit Committee or the Chairman of the Nominating and Governance Committee, who will determine when it is appropriate to distribute such communications to other members of the Board or to management.

WHOM SHOULD I CALL IF I HAVE ANY QUESTIONS?

If you have any questions about the Annual General Meeting or voting, please contact Ling Chow, our Secretary, at

(441) 279-5725 or at generalcounsel@agltd.com. If you have any questions about your ownership of our Common Shares, please contact Robert Tucker, our Senior Managing Director, Investor Relations and Corporate Communications, at (212) 339-0861 or at rtucker@agltd.com.

HOW DOES “HOUSEHOLDING” WORK?

Please note we may deliver a single copy of the Notice and, if applicable, a single set of our 2020 annual report to shareholders and our proxy statement, to households at which two or more shareholders reside, unless an affected shareholder has provided contrary instructions. Individual proxy cards or voting instruction forms (or electronic voting facilities), as applicable, will, however, continue to be provided for each shareholder account. This procedure, referred to as “householding,” reduces the volume of duplicate information received by shareholders, as well as our expenses, and is an environmentally friendly practice. Upon written or oral request, we will promptly deliver, or arrange for delivery, of a separate copy of the Notice and, if applicable, a separate set of our annual report and other proxy materials to any shareholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice and, if applicable, a separate set of our annual report and proxy materials, you may write or call Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department, telephone (866) 540-7095. Shareholders currently sharing an address with another shareholder who wish to have only one copy of our Notice or annual report and other proxy materials delivered to the household in the future should also contact Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department, telephone (866) 540-7095.

OTHER MATTERS

The Board of Directors of AGL does not know of any matters which may be presented at the Annual General Meeting other than those specifically set forth in the Notice of Annual General Meeting. If any other matters properly come before the meeting or any adjournment thereof, the persons named in the accompanying form of proxy and acting thereunder will vote in accordance with their best judgment with respect to such matters.

By Order of the Board of Directors,

Ling Chow

Secretary

Assured Guaranty Ltd.
30 Woodbourne Ave
Hamilton HM 08
Bermuda

NYSE : AGO

www.agltd.com

ASSURED GUARANTY LTD. 30 WOODBOURNE AVENUE HAMILTON, HM 08 BERMUDA

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 4, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 2, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 4, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 2, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	D37300-P51090	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ASSURED GUARANTY LTD.

The Board of Directors recommends you vote FOR each of the following nominees:
1.	Election of the following persons as Directors of Assured Guaranty Ltd. (the “Company”) for a term expiring at the 2022 Annual General Meeting:		For	Against	Abstain

Nominees:

	1a.	Francisco L. Borges	☐	☐	☐

	1b.	G. Lawrence Buhl	☐	☐	☐

	1c.	Dominic J. Frederico	☐	☐	☐

	1d.	Bonnie L. Howard	☐	☐	☐

	1e.	Thomas W. Jones	☐	☐	☐

	1f.	Patrick W. Kenny	☐	☐	☐

	1g.	Alan J. Kreczko	☐	☐	☐

	1h.	Simon W. Leathes	☐	☐	☐

	1i.	Michelle McCloskey	☐	☐	☐

	1j.	Michael T. O’Kane	☐	☐	☐

	1k.	Yukiko Omura	☐	☐	☐

	1l.	Lorin P.T. Radtke	☐	☐	☐

	1m.	Courtney C. Shea	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

2.	Advisory vote on the compensation paid to the Company’s named executive officers		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

				For	Against	Abstain
3.	Appointment of PricewaterhouseCoopers LLP as the independent auditor of the Company for the fiscal year ending December 31, 2021 and authorization of the Board of Directors, acting through its Audit Committee, to set the remuneration of the independent auditor of the Company			☐	☐	☐

4.	Authorization of the Company to vote its shares in its subsidiary Assured Guaranty Re Ltd. to:

	4A.	Elect the following individuals as directors of Assured Guaranty Re Ltd. for a term expiring on the date of the 2022 Annual General Meeting of Assured Guaranty Re Ltd. Shareholders:		For	Against	Abstain

Nominees:

		4aa.	Howard W. Albert	☐	☐	☐

		4ab.	Robert A. Bailenson	☐	☐	☐

		4ac.	Russell B. Brewer II	☐	☐	☐

		4ad.	Gary Burnet	☐	☐	☐

		4ae.	Ling Chow	☐	☐	☐

		4af.	Stephen Donnarumma	☐	☐	☐

		4ag.	Dominic J. Frederico	☐	☐	☐

		4ah.	Darrin Futter	☐	☐	☐

		4ai.	Walter A. Scott	☐	☐	☐

	4B.	Appoint PricewaterhouseCoopers LLP as the independent auditor of Assured Guaranty Re Ltd. for the fiscal year ending December 31, 2021		☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D37301-P51090

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE DIRECTORS

OF ASSURED GUARANTY LTD.

The undersigned hereby appoints Dominic J. Frederico, Nicholas J. Proud and Ling Chow, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the common shares of Assured Guaranty Ltd. which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual General Meeting of shareholders of the Company to be held May 5, 2021 or any adjournment thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSALS 1 AND 4A, FOR PROPOSALS 2, 3 AND 4B AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side